IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

UNITED STATES OF AMERICA, et al., Plaintiffs, v. BANK OF AMERICA CORPORATION, et al., Defendants.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. ________

CONSENT JUDGMENT
WHEREAS, Plaintiffs, the United States of America and the States of Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Louisiana, Maine, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, Wyoming, the Commonwealths of Kentucky, Massachusetts, Pennsylvania and Virginia, and the District of Columbia filed their complaint on March 12, 2012, alleging that Bank of America Corporation, Bank of America, N.A., BAC Home Loans Servicing, LP f/k/a Countrywide Home Loans Servicing, LP, Countrywide Home Loans, Inc., Countrywide Financial Corporation, Countrywide Mortgage Ventures, LLC, and Countrywide Bank, FSB (collectively, for the sake of convenience only, “Defendant”) violated, among other laws, the Unfair and Deceptive Acts and

Practices laws of the Plaintiff States, the False Claims Act, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Servicemembers Civil Relief Act, and the Bankruptcy Code and Federal Rules of Bankruptcy Procedure;
WHEREAS, the parties have agreed to resolve their claims without the need for litigation;
WHEREAS, Defendant has consented to entry of this Consent Judgment without trial or adjudication of any issue of fact or law and to waive any appeal if the Consent Judgment is entered as submitted by the parties;
WHEREAS, Defendant, by entering into this Consent Judgment, does not admit the allegations of the Complaint other than those facts deemed necessary to the jurisdiction of this Court;
WHEREAS, the intention of the United States and the States in effecting this settlement is to remediate harms allegedly resulting from the alleged unlawful conduct of the Defendant;
AND WHEREAS, Defendant has agreed to waive service of the complaint and summons and hereby acknowledges the same;
NOW THEREFORE, without trial or adjudication of issue of fact or law, without this Consent Judgment constituting evidence against Defendant, and upon consent of Defendant, the Court finds that there is good and sufficient cause to enter this Consent Judgment, and that it is therefore ORDERED, ADJUDGED, AND DECREED:

I. JURISDICTION
1.This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. §§ 1331, 1345, 1355(a), and 1367, and under 31 U.S.C. § 3732(a) and (b), and over Defendant. The Complaint states a claim upon which relief may be granted against Defendant. Venue is appropriate in this District pursuant to 28 U.S.C. § 1391(b)(2) and 31 U.S.C. § 3732(a).

II. SERVICING STANDARDS
2.Bank of America, N.A. shall comply with the Servicing Standards, attached hereto as Exhibit A, in accordance with their terms and Section A of Exhibit E, attached hereto.

III. FINANCIAL TERMS
3.Payment Settlement Amounts. Bank of America Corporation and/or its affiliated entities shall pay or cause to be paid into an interest bearing escrow account to be established for this purpose the sum of $2,382,415,075, which sum shall be added to funds being paid by other institutions resolving claims in this litigation (which sum shall be known as the “Direct Payment Settlement Amount”) and which sum shall be distributed in the manner and for the purposes specified in Exhibit B. Payment shall be made by electronic funds transfer no later than seven days after the Effective Date of this Consent Judgment, pursuant to written instructions to be provided by the United States Department of Justice. After the required payment has been made, Defendant shall no longer have any property right, title, interest or other legal claim in any funds held in escrow. The interest bearing escrow account established by this Paragraph 3 is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation Section 1.468B-1 of the U.S. Internal Revenue Code of 1986, as amended. The Monitoring Committee established in Paragraph 8 shall, in its sole discretion, appoint an escrow agent (“Escrow Agent”) who shall hold and distribute funds as provided herein. All costs and expenses of the Escrow Agent, including taxes, if any, shall be paid from the funds under its control, including any interest earned on the funds.
4.Payments to Foreclosed Borrowers. In accordance with written instructions from the State members of the Monitoring Committee, for the purposes set forth in Exhibit C, the Escrow Agent shall transfer from the escrow account to the Administrator appointed under Exhibit C $1,489,813,925.00 (the “Borrower Payment Amount”) to enable the Administrator to provide cash payments to borrowers whose homes were finally sold or taken in foreclosure between and including January 1, 2008 and December 31,

2011; who submit claims for harm allegedly arising from the Covered Conduct (as that term is defined in Exhibit G hereto); and who otherwise meet criteria set forth by the State members of the Monitoring Committee. The Borrower Payment Amount and any other funds provided to the Administrator for these purposes shall be administered in accordance with the terms set forth in Exhibit C.
5.Consumer Relief. Defendant shall provide $7,626,200,000 of relief to consumers who meet the eligibility criteria in the forms and amounts described in Paragraphs 1-8 of Exhibit D, and $948,000,000 of refinancing relief to consumers who meet the eligibility criteria in the forms and amounts described in Paragraph 9 of Exhibit D, to remediate harms allegedly caused by the alleged unlawful conduct of Defendant. Defendant shall receive credit towards such obligation as described in Exhibit D.

IV. ENFORCEMENT
6.The Servicing Standards and Consumer Relief Requirements, attached as Exhibits A and D, are incorporated herein as the judgment of this Court and shall be enforced in accordance with the authorities provided in the Enforcement Terms, attached hereto as Exhibit E.
7.The Parties agree that Joseph A. Smith, Jr. shall be the Monitor and shall have the authorities and perform the duties described in the Enforcement Terms, attached hereto as Exhibit E.
8.Within fifteen (15) days of the Effective Date of this Consent Judgment, the participating state and federal agencies shall designate an Administration and Monitoring Committee (the “Monitoring Committee”) as described in the Enforcement Terms. The Monitoring Committee shall serve as the representative of the participating state and federal agencies in the administration of all aspects of this and all similar Consent Judgments and the monitoring of compliance with it by the Defendant.

V. RELEASES
9.The United States and Defendant have agreed, in consideration for the terms provided herein, for the release of certain claims, and remedies, as provided in the Federal Release, attached hereto as Exhibit F. The United States and Defendant have also agreed that certain claims, and remedies are not released, as provided in Paragraph 11 of Exhibit F. The releases contained in Exhibit F shall become effective upon payment of the Direct Payment Settlement Amount by Defendant.
10.The State Parties and Defendant have agreed, in consideration for the terms provided herein, for the release of certain claims, and remedies, as provided in the State Release, attached hereto as Exhibit G. The State Parties and Defendant have also agreed that certain claims, and remedies are not released, as provided in Part IV of Exhibit G. The releases contained in Exhibit G shall become effective upon payment of the Direct Payment Settlement Amount by Defendant.

VI. SERVICEMEMBERS CIVIL RELIEF ACT
11.The United States and Defendant have agreed to resolve certain claims arising under the Servicemembers Civil Relief Act (“SCRA”) in accordance with the terms provided in Exhibit H. Any obligations undertaken pursuant to the terms provided in Exhibit H, including any obligation to provide monetary compensation to servicemembers, are in addition to the obligations undertaken pursuant to the other terms of this Consent Judgment. Only a payment to an individual for a wrongful foreclosure pursuant to the terms of Exhibit H shall be reduced by the amount of any payment from the Borrower Payment Amount.

VII. OTHER TERMS
12.The United States and any State Party may withdraw from the Consent Judgment and declare it null and void with respect to that party if the Consumer Relief Payments (as that term is defined in Exhibit F (Federal Release)) required under this Consent Judgment are not made and such non-payment is not cured within thirty days of written notice by the party.
13.This Court retains jurisdiction for the duration of this Consent Judgment to enforce its terms. The parties may jointly seek to modify the terms of this Consent Judgment, subject to the approval of this Court. This Consent Judgment may be modified only by order of this Court.
14.The Effective Date of this Consent Judgment shall be the date on which the Consent Judgment has been entered by the Court and has become final and non-appealable. An order entering the Consent Judgment shall be deemed final and non-appealable for this purpose if there is no party with a right to appeal the order on the day it is entered.
15.This Consent Judgment shall remain in full force and effect for three and one-half years from the date it is entered (“the Term”), at which time Defendant's obligations under the Consent Judgment shall expire, except that, pursuant to Exhibit E, Bank of America, N.A. shall submit a final Quarterly Report for the last quarter or portion thereof falling within the Term and cooperate with the Monitor's review of said report, which shall be concluded no later than six months after the end of the Term. Defendant shall have no further obligations under this Consent Judgment six months after the expiration of the Term, but the Court shall retain jurisdiction for purposes of enforcing or remedying any outstanding violations that are identified in the final Monitor Report and that have occurred but not been cured during the Term.
16.Except as otherwise agreed in Exhibit B, each party to this litigation will bear its own costs and attorneys' fees associated with this litigation.
17.Nothing in this Consent Judgment shall relieve Defendant of its obligation to comply with applicable state and federal law.

18.The United States and Defendant further agree to the additional terms contained in Exhibit I hereto.
19.The sum and substance of the parties' agreement and of this Consent Judgment are reflected herein and in the Exhibits attached hereto. In the event of a conflict between the terms of the Exhibits and paragraphs 1-18 of this summary document, the terms of the Exhibits shall govern.

SO ORDERED this ____ day of __________________, 2012

______________________________________

UNITED STATES DISTRICT JUDGE

For the United States:

/s/ Tony West
TONY WEST
Acting Associate Attorney General
U.S. Department of Justice
950 Pennsylvania Ave., N.W.
Washington, DC 20530
Tel.: 202-514-9500
Fax: 202-514-0238

For the Department of the Treasury:	For the Department of Housing and Urban Development:

/s/ George W. Madison	/s/ Helen R. Kanovsky
GEORGE W. MADISON	HELEN R. KANOVSKY
General Counsel	General Counsel
U.S. Department of the Treasury 1500 Pennsylvania Avenue, NW	U.S. Department of Housing and Urban Development
Washington, D.C. 20220	451 7th Street, S.W.
Tel.: 202-622-0283	Washington, DC 20410
Fax: 202-622-2882	Tel.: 202-402-5023
Fax: 202-708-3389

For the Federal Trade Commission	For the Consumer Financial Protection Bureau
(as to Exhibit F only):	(as to Exhibit F only):

/s/ Amanda Basta	/s/ Lucy Morris
Amanda Basta	Lucy Morris
Attorney	Deputy Enforcement Director
Federal Trade Commission	Consumer Financial Protection Bureau
600 Pennsylvania Ave., NW	1500 Pennsylvania Avenue, NW
Washington, DC 20058	(Attn: 1801 L Street)
Tel: 202-326-2340	Washington, DC 20220
Fax: 202-326-2558	Tel: 202-435-7154

For the State of Alabama:	For the Alabama State Banking Department:

/s/ Luther Strange	/s/ John D. Harrison
LUTHER STRANGE	JOHN D. HARRISON
Attorney General	Superintendent of Banks
State of Alabama	Alabama State Banking Department
501 Washington Avenue	401 Adams Avenue, Suite 680
Montgomery, AL 36130	P.O. Box 4600
Tel.: 334-242-7335	Montgomery, AL 36103-4600
Fax: 334-242-2433	Tel.: 334-242-3452
Fax: 334-242-3500

For the State of Alaska:	For the Alaska Division of Banking and Securities:

/s/ Cynthia C. Drinkwater	/s/ Lorie L. Hovanec
CYNTHIA C. DRINKWATER	Lorie L. Hovanec
Assistant Attorney General	Director
Alaska Attorney General's Office	Alaska Division of Banking and Securities
1031 W. 4th Avenue, Ste. 200 Anchorage, AK 99501	Department of Commerce, Community and Economic Development
Tel.: 907-269-5200	550 W. 7th Ave., Ste. 1940
Fax: 907-264-8554	Anchorage, AK 99501
Tel.: 907-269-8140
Fax: 907-465-1231

For the State of Arizona:	For the Arizona Department of Financial Institutions:

/s/ Carolyn Matthews	/s/ Lauren W. Kingry
THOMAS C. HORNE	LAUREN W. KINGRY
Arizona Attorney General	Superintendent
by Carolyn R. Matthews	Arizona Department of Financial Institutions
Assistant Attorney General	2910 N. 44th Street, suite #310
1275 W. Washington	Phoenix, AZ 85018
Phoenix, AZ 85007	Tel.: 602-771-2772
Tel.: 602-542-7731	Fax: 602-381-1225
Fax: 602-542-4377

For the State of Arkansas:	For the Arkansas Securities Department:

By: /s/ James B. DePriest	/s/ A. Heath Abshure
James B. DePriest, Ark. Bar No. 80038	A. HEATH ABSHURE
Deputy Attorney General	Securities Commissioner
Office of the Attorney General	201 East Markham, Suite 300
323 Center Street, Suite 200	Little Rock, AR 72201
Little Rock, Arkansas 72201	Tel: 501-324-9260
Tel.: 501-682-5028	Fax: 501-324-9268
Fax: 501-682-8118

For the State of California:	For the California Department of Corporations:
/s/ Michael A. Troncoso	/s/ Jan Lyn Owen
MICHAEL A. TRONCOSO	JAN LYNN OWEN
Senior Counsel to the Attorney General	Commissioner
455 Golden Gate Avenue, Ste. 14500	1515 K Street, Suite 200
San Francisco, CA 94102-7007	Sacramento, CA 95814-4052
Tel.: 415-703-1008	Tel.: 916-445-7205
Fax: 415-703-1016	Fax: 916-322-1559

For the State of Colorado, ex. rel. John W. Suthers, Attorney General, and On behalf of the Administrator of the Colorado Uniform Consumer Credit Code, Laura E. Udis:

/s/ Andrew P. McCallin
ANDREW P. MCCALLIN
First Assistant Attorney General
Consumer Protection Section
Colorado Attorney General's Office
1525 Sherman Street - 7th Floor
Denver, Colorado 80203
Tel.: 303- 866-5134
Fax: 303- 866-4916

For the State of Connecticut and the Connecticut Department of Banking:	For the Connecticut Department of Banking:

/s/ Matthew Budzik	/s/ Howard F. Pitkin
MATTHEW J. BUDZIK	HOWARD F. PITKIN
JOSEPH J. CHAMBERS	Banking Commissioner
Assistant Attorneys General	Connecticut Department of Banking
Office of the Connecticut Attorney General	260 Constitution Plaza
55 Elm Street, P.O. Box 120	Hartford, CT 06103-1800
Hartford, CT 06141-0120	Tel: 860-240-8100
Tel: 860-808-5270	Fax: 860-240-8178
Fax: 860-808-5385

For the State of Delaware:	For the Office of the State Bank Commissioner:

IAN R. MCCONNEL	ROBERT A. GLEN
/s/ Ian R. McConnel	/s/ Robert A. Glen
Deputy Attorney General	State Bank Commissioner
Delaware Department of Justice	Suite 210
Attorney General's Office	555 East Lookerman Street
820 N. French Street	Dover, DE 19901
Wilmington, DE 19801	Tel: 302-739-4235
Tel.: 302-577-8533	Fax: 302-739-3609
Fax: 302-577-8426

For the District of Columbia and the District of Columbia Department of Insurance, Securities and Banking:
IRVIN B. NATHAN
Attorney General for the District of Columbia
ELLEN A. EFROS
Deputy Attorney General
Public Interest Division

/s/ Bennett Rushkoff
BENNETT RUSHKOFF (Bar #386925)
Chief, Public Advocacy Section
Office of the Attorney General
441 Fourth Street, N.W., Suite 600-S
Washington, DC 20001
(202) 727-5173 phone
(202) 730-1469 fax
bennett.rushkoff@dc.gov

For the State of Florida:	For the Florida Office of Financial Regulations:

/s/ Pamela Jo Bondi	/s/ Gregory J. Hila
Pamela Jo Bondi	for Tom Grady
Attorney General	Commissioner
The Capitol PL-01	Florida Office of Financial Regulations
Tallahassee, FL 32399-1050	200 E. Gaines Street
Tel:850-245-0140	The Fletcher Building, Suite 118
Fax:850-413-0632	Tallahassee, FL 32399-0370
Tel:850-410-9601
Patricia A. Conners	Fax:850-410-9914
Associate Deputy Attorney General

/s/ Victoria A. Butler
Victoria A. Butler
Assistant Attorney General
Bureau Chief, Economic Crimes Division
3507 E. Frontage Road
Suite 325
Tampa, FL 33607
Tel: 813-287-7950
Fax: 813-281-5515

For the State of Georgia and the Georgia Department of Banking and Finance:

/s/ Jeffrey W. Stump
Assistant Attorney General
Georgia Department of Law
40 Capitol Square, S.W.
Atlanta, Georgia 30334
Tel.: 404-656-3337
Fax: 404-656-0677

For the State of Hawaii and the State of Hawaii Commissioner of Financial Institutions:

/s/ David M. Louie
DAVID M. LOUIE
Attorney General, State of Hawaii
Department of the Attorney General
425 Queen Street
Honolulu, Hawaii 96813
Tel: 808-586-1500
Fax: 808-586-1239

For the State of Idaho LAWRENCE WASDEN, Attorney General:	For the Idaho Department of Finance:

/s/ Brett T. DeLange	/s/ Gavin M. Gee
BRETT T. DELANGE	GAVIN M. GEE
Deputy Attorney General	Director of Finance
Office of the Idaho Attorney General	Idaho Department of Finance
700 W. Jefferson St.	800 Park Blvd., Suite 200
P.O. Box 83720	P.O. Box 83720
Boise, ID 83720-0010	Boise, ID 83720-0031
Tel.: 208-334-2400	Tel.: 208-332-8000
Fax: 208-854-8071	Fax: 208-332-8097

For the State of Illinois:	For the Illinois Department of Financial and Professional Regulation:

/s/ Deborah Hagan	/s/ Brent E. Adams
DEBORAH HAGAN	BRENT E. ADAMS
Chief, Consumer Protection Division	Secretary
Illinois Attorney General's Office	Illinois Department of Financial and Professional Regulation
500 South Second Street	100 W. Randolph St., 9th Floor
Springfield, IL 62706	Chicago, IL 60601
Tel.: 217-782-9021	Tel.: 312-814-2837
Fax: 217-782-1097	Fax:312-814-2238

For the State of Indiana:	For the Indiana Department of Financial Institutions:

/s/ Abigail Lawlis Kuzma	/s/ David H. Mills
ABIGAIL LAWLIS KUZMA	DAVID H. MILLS
Director and Chief Counsel	Director
Consumer Protection Division	Indiana Department of Financial Institutions
Indiana Office of Attorney General	30 South Meridian Street
302 West Washington St.	Suite 300
IGCS 5th Fl.	Indianapolis, Indiana 46204
Indianapolis, Indiana 46204	Tel.: 317-233-9460
Tel.: 317-234-6843	Fax: 317-232-7655
Fax: 317-233-4393

For the State of Iowa:	For the Iowa Division of Banking:

/s/ Thomas J. Miller	/s/ James M. Schipper
THOMAS J. MILLER	JAMES M. SCHIPPER
Attorney General	Superintendent of Banking
1305 E. Walnut St.	Iowa Division of Banking
Des Moines, IA 50319	200 E. Grand Ave., Ste. 300
Tel: 515-281-5164	Des Moines, IA 50309-1827
Fax: 515- 281-4209	Tel: 515- 242-0350
Fax: 515-281-4862

For the State of Kansas:	For the Kansas Office of the State Bank Commissioner:

/s/ Meghan E. Stoppel	/s/ Edwin G. Splichal
MEGHAN E. STOPPEL	EDWIN G. SPLICHAL
Assistant Attorney General	Commissioner
Office of the Kansas Attorney General	Kansas Office of the State Bank Commissioner
120 SW 10th Avenue, 2nd Floor	700 SW Jackson, Suite 300
Topeka, KS 66612	Topeka, KS 66603-3796
Tel.: 785-296-3751	Tel.: 785-296-2266
Fax: 785-291-3699	Fax: 785-296-0168

For the Office of the Attorney General of Kentucky:	For the Kentucky Department of Financial Institutions:

/s/ Jack Conway	/s/ Charles A. Vice
JACK CONWAY	CHARLES A. VICE
Attorney General	Commissioner
Commonwealth of Kentucky	Kentucky Department of Financial Institutions
State Capitol, Suite 118	1025 Capital Center Drive
700 Capital Avenue	Suite 200
Frankfort, Kentucky 40601-3449	Frankfort, KY 40601
Tel.: 502-696-5300	Tel.: 502-573-3390
Fax: 502-564-2894	Fax: 502-573-8787

For the State of Louisiana:	For the Louisiana Office of Financial Institutions:

JAMES D. “BUDDY” CALDWELL	/s/ Darin Domingue
Attorney General	DARIN DOMINGUE
Deputy Chief Examiner
Louisiana Office of Financial Institutions
8660 United Plaza Blvd - Floor
Baton Rouge, LA 70809
/s/ Sanettria Glasper Pleasant	Tel.: 225-922-2596
SANETTRIA GLASPER PLEASANT	Fax: 225-925-4548
Louisiana State Bar # 25396
Assistant Attorney General
Director of Public Protection Division
1885 North Third Street, 4th Floor
Baton Rouge, LA 70802
Tel: 225-326-6452
Fax: 225-326-6498

For the State of Maine and the Maine Bureaus of Consumer Credit Protection and Financial Institutions:

/s/ William J. Schneider
WILLIAM J. SCHNEIDER
Attorney General
Burton Cross Office Building, 6th Floor
111 Sewall Street
Augusta, Maine 04330
Tel.: 207-626-8800
Fax: 207-624-7730

For the State of Maryland:	For the Office of the Commissioner of Financial Regulation:

/s/ Katherine Winfree	/s/ Mark Kaufman
KATHERINE WINFREE	MARK KAUFMAN
Chief Deputy Attorney General	Commissioner of Financial Regulation
Office of the Attorney General of Maryland	Maryland Department of Labor, Licensing and Regulation
200 Saint Paul Place	500 North Calvert Street
Baltimore, MD 21202	Suite 402
Tel: 410-576-6311	Baltimore, MD 21202
Fax: 410-576-7036	Tel.: 410-230-6100
Bar Number 306662	Fax: 410-333-0475

For The Commonwealth Of Massachusetts:	For the Massachusetts Division of Banks:

MARTHA COAKLEY
Attorney General

/s/ Amber Anderson Villa	/s/ David J. Cotney
AMBER ANDERSON VILLA	DAVID J. COTNEY
Mass. BBO #647566	Commissioner
Assistant Attorney General	Massachusetts Division of Banks
Public Protection and Advocacy Bureau	1000 Washington St., 10th Floor
Consumer Protection Division	Boston, MA 02118
One Ashburton Place	Tel: 617-956-1510
Boston, MA 02108	Fax: 617-956-1599
Tel: 617-727-2200

For the State of Michigan:

/s/ D.J. Pascoe
BILL SCHUETTE
Attorney General
D.J. Pascoe
Assistant Attorney General
525 W. Ottawa Street
PO Box 30755
Lansing, MI 48909
Tel.: 517-373-1160
Fax: 517-335-3755

For the Michigan Office of Financial and Insurance Regulation:

/s/ Stephen R. Hilker for
R. Kevin Clinton
Commissioner
State of Michigan Office of Financial and Insurance Regulation
611 W. Ottawa Street, PO Box 30220
Lansing, MI 48909-7720
Tel.:517-335-3167
Fax:517-335-0908

For the State of Minnesota:
Lori Swanson
Attorney General, State of
Minnesota
/s/ Nathan Brennaman
NATHAN BRENNAMAN
Deputy Attorney General
Minnesota Attorney General's
Office
445 Minnesota Street, Suite 1200
St. Paul, MN 55101-2130
Tel.: 651-757-1415
Fax: 651-296-7438
For the Minnesota Department of Commerce: /s/ Mike Rothman MIKE ROTHMAN Commissioner Minnesota Department of Commerce 85 7th Place East, Suite 500 St. Paul, MN 55101 Tel.: 651-296-6025 Fax: 651-297-1959

For the State of Mississippi:

/s/ Bridgette W. Wiggins
BRIDGETTE W. WIGGINS
Special Assistant Attorney General
Mississippi Attorney General's
Office
Post Office Box 22947
Jackson, MS 39225-2947
Tel.: 601-359-4279
Fax: 601-359-4231

For the Mississippi Department of
Banking & Consumer Finance:

/s/ Theresa L. Brady
THERESA L. BRADY
Commissioner
Mississippi Department of Banking
& Consumer Finance
901 Woolfolk Building, Suite A
501 North West Street
Jackson, MS 39201
Tel.: 601-359-1031
Fax: 601-359-3557

For the State of Missouri: CHRIS KOSTER Attorney General /s/ Douglas M. Ommen DOUGLAS M. OMMEN Chief Counsel Consumer Protection Division PO Box 899 Jefferson City, MO 65102 Tel.: 573-751-7007 Fax: 573-751-2041	For the Missouri Division of Finance: /s/ Richard Weaver RICHARD WEAVER Commissioner Missouri Division of Finance 301 West High Street, Room 630 Jefferson City, MO 65101 Tel.: 573-751-2545 Fax: 573-751-9192

For the State of Montana:
/s/ Steve Bullock
STEVE BULLOCK
Attorney General
JAMES P. MOLLOY
Assistant Attorney General
Montana Department of Justice
215 N. Sanders
Helena MT 59624
Tel.: 406-444-2026
Fax: 406-444-3549

For the Montana Division of
Banking and Financial Institutions:
/s/ Melanie S. Griggs
MELANIE S. GRIGGS
Commissioner
Division of Banking and Financial
Institutions
301 South Park Ave, Suite 316
Helena, MT 59620
Tel.: 406-841-2920
Fax: 406-841-2930

For the State of Nebraska:
JON BRUNING, Attorney General
/s/ Abigail M. Stempson
ABIGAIL M. STEMPSON
Assistant Attorney General
Office of the Attorney General
2115 State Capitol
Lincoln, NE 68509-8920
Tel.: 402-471-2811
Fax: 402-471-4725

For the Nebraska Department of
Banking and Finance:
/s/ John Munn
JOHN MUNN
Director
Nebraska Department of Banking
and Finance
1230 “O” Street, Suite 400
PO Box 95006
Lincoln, NE 68509
Tel.: 402-471-2171
Fax: 402-471-3062

For the State of Nevada:
CATHERINE CORTEZ MASTO
Attorney General

/s/ C. Wayne Howle
C. WAYNE HOWLE
Solicitor General
Nevada State Bar #3443
100 North Carson Street
Carson City, Nevada 89701
Tel: 775-684-1232
Fax: 775-684-1108

For the Nevada Division of
Mortgage Lending:

/s/ James Westrin
JAMES WESTRIN
Commissioner, Division of
Mortgage Lending
Nevada Department of
Business & Industry
7220 Bermuda Road, Suite A
Las Vegas, NV 89119
Tel.: 702-486-0780
Fax: 708-486-0785

For the State of NEW HAMPSHIRE: /s/ Michael A. Delaney MICHAEL A. DELANEY Attorney General N.H. Department of Justice 33 Capitol Street Concord, New Hampshire 03301 Tel.: 603-271-3658 Fax: 603-271-2110
For the NEW HAMPSHIRE BANKING COMMISSIONER

/s/ Ronald A. Wilbur
RONALD A. WILBUR
Banking Commissioner
N.H. Banking Department
53 Regional Drive, Suite 200
Concord, New Hampshire 03101
Tel.: 603-271-3561
Fax: 603-271-1090

For the State of New Jersey:
JEFFREY S. CHIESA
ATTORNEY GENERAL OF NEW JERSEY

By: /s/ Lorraine K. Rak
LORRAINE K. RAK
Deputy Attorney General
Chief, Consumer Fraud Prosecution
   Section
Division of Law
124 Halsey Street - 5th Floor
P.O. Box 45029
Newark, New Jersey 07101
Tel.: 973-877-1280
Fax: 973-648-4887

For the New Jersey Department of Banking & Insurance:

By: /s/ Kenneth E. Kobylowski
KENNETH E. KOBYLOWSKY
Acting Commissioner
New Jersey Department of Banking &
Insurance
Office of Consumer Finance, Division of
Banking
20 West State Street - 5th Floor
P.O. Box 040
Trenton, New Jersey 08625-0040
Tel.: 609-633-7667
Fax: 609-292-3144

For the State of New Mexico:

/s/ Karen J. Meyers
GARY K. KING, Attorney General
KAREN J. MEYERS, Assistant
Attorney General
Office of New Mexico
   Attorney General
PO Drawer 1508
Santa Fe, NM 87504-1508
Tel: 505-222-9100
Fax: 505-222-9033

For the New Mexico Financial
Institutions Division:

/s/ Cynthia Richards
CYNTHIA RICHARDS
Director
New Mexico Financial
Institutions Division
2550 Cerrillos Road, 3rd Floor
Santa Fe, NM 87505
Tel: 505-476-4560
Fax: 505-476-4670

For the State of New York:

/s/ Jeffrey K. Powell
JEFFREY K. POWELL
Deputy Bureau Chief
Bureau of Consumer Frauds & Protection
Office of the New York State
Attorney General
120 Broadway
New York, NY 10271
Tel.: 212-416-8309
Fax: 212-416-6003

For the Attorney General of
North Carolina
and the North Carolina
Commissioner of Banks:

ROY COOPER
Attorney General

/s/ Philip A. Lehman/KA with authorization
PHILIP A. LEHMAN
Assistant Attorney General
N.C. Department of Justice
P. O. Box 629
Raleigh, NC 27602
Tel.: 919-716-6000
Fax: 919-716-6019
Email: plehman@ncdoj.gov

For the State of North Dakota
WAYNE STENEHJEM
Attorney General

/s/ Parrell D. Grossman
PARRELL D. GROSSMAN
(ID No. 04684)
Assistant Attorney General
Director, Consumer Protection and
Antitrust Division
Office of Attorney General
Gateway Professional Center
1050 E Interstate Ave, Ste 200
Bismarck, ND 58503-5574
Tel: 701-328-5570
Fax: 701-328-5568

For the North Dakota Department
of Financial Institutions

/s/ Robert J. Entringer
ROBERT J. ENTRINGER
Commissioner
ND Department of Financial
Institutions
2000 Schafer Street, Suite G
Bismarck, ND 58501-1204
Tel: 701-328-9933
Fax: 701-328-0290

For the Ohio Attorney General MIKE DEWINE:

/s/ Susan A. Choe
MATTHEW J. LAMPKE
JEFFREY R. LOESER
SUSAN A. CHOE
Assistant Attorneys General
Ohio Attorney General
30 E. Broad St., 14th Floor
Columbus, OH 43215
Tel.: 614-466-1305
Fax: 614-466-8898

For the Ohio Department of Commerce, Division of Financial Institutions:

/s/ Jennifer S. M. Croskey
JENNIFER S. M. CROSKEY
Assistant Attorney General
Ohio Attorney General, Executive
Agencies
30 E. Broad St., 26th Floor
Columbus, OH 43215
Tel: 614-466-2980
Fax: 614-728-9470

For the State of Oregon,	For Department of Consumer and
Attorney General JOHN R. KROGER:	Business Services, PATRICK
ALLEN, Director:

/s/ Simon Whang	/s/ David C. Tatman
SIMON WHANG	DAVID C. TATMAN,
Assistant Attorney General	Administrator
Oregon Department of Justice	Division of Finance and
Financial Fraud/Consumer Protection	Corporate Securities
1515 SW 5th Avenue, Ste. 410	350 Winter Street NE, Rm. 410
Portland, OR 97201	Salem, OR 97301-3881
Tel.:971-673-1880	Tel.:503-378-4140
Fax:971-673-1902	Fax:503-947-7862

For the Commonwealth of Pennsylvania	For the Commonwealth of Pennsylvania
Office of Attorney General:	Department of Banking:

/s/ Linda L. Kelly	/s/ Glenn E. Moyer
LINDA L. KELLY	GLENN E. MOYER
Attorney General	Secretary of Banking
Commonwealth of Pennsylvania	Commonwealth of Pennsylvania
Office of Attorney General	Department of Banking
16th Floor, Strawberry Square	17 N. Second St., Suite 1300
Harrisburg, PA 17120	Harrisburg, PA 17101
Tel.:717.787.3391	Tel.:717-783-7151
Fax:717.783.1107	Fax:717-214-0808

For the Rhode Island Department of Attorney General:

/s/ Gerald Coyne
Gerald Coyne
Rhode Island Department of Attorney General
Deputy Attorney General
150 South Main Street
Providence, RI 02903
Tel:401-274-4400 Extension 2257
Fax:401-222-1302

For the Rhode Island Department of Business Regulation:

/s/ Paul McGreevy
Paul McGreevy
Director
Rhode Island Department of Business Regulation
Division of Banking
1511 Pontiac Avenue, Bldg. 68-2
Cranston, RI 02920
Tel.:401-462-9553
Fax:401-462-9532

For the State of South Carolina:	For the South Carolina Department of Consumer Affairs and South Carolina Board of Financial Institutions:

/s/ Alan Wilson	/s/ Carri Grube Lybarker
ALAN WILSON	CARRI GRUBE LYBARKER
Attorney General	Administrator

JOHN W. MCINTOSH	SC Department of Consumer Affairs
Chief Deputy Attorney General	2221 Devine Street, Suite 200
PO Box 5757
C. HAVIRD JONES, JR.	Columbia, SC 29250
Assistant Deputy Attorney General	Tel.:803-734-4233
Fax:803-734-4229
MARY FRANCES JOWERS
Assistant Attorney General

South Carolina Attorney General's
Office
1000 Assembly Street, Room 519
Columbia, SC 29201
Tel.:803-734-3970
Fax:803-734-3677

For the State of South Dakota:	For the South Dakota Division
of Banking:

/s/ Marty J. Jackley	/s/ Bret Afdahl
MARTY J. JACKLEY	BRET AFDAHL
Attorney General	Director
1302 E. Highway 14, Suite 1	South Dakota Division of
Pierre, SD 57501	Banking
Tel.:605-773-3215	217 ½ West Missouri Ave.
Fax:605-773-4106	Pierre, SD 57501
Tel.:605-773-3421
Fax:605-773-5367

For the State of Tennessee:	For the Tennessee Department of Financial
Institutions:

/s/ Robert E. Cooper, Jr.	/s/ Greg Gonzales
ROBERT E. COOPER, JR.	GREG GONZALES
Attorney General and Reporter	Commissioner
Office of the Tennessee Attorney General	Tennessee Department of Financial Institutions
425 Fifth Avenue North	414 Union Street
Nashville, TN 37243-3400	Suite 1000
Tel.:615-741-3491	Nashville, TN 37219
Fax:615-741-2009	Tel.:615-741-5603
Fax:615-741-2883

For the State of Texas:

/s/ James A. Daross
JAMES A. DAROSS
State Bar No. 05391500
Assistant Attorney General
Consumer Protection Division
401 E. Franklin Avenue, Suite 530
El Paso, Texas 79901
(915) 834-5800
FAX (915) 542-1546

For the Texas Office of Consumer Credit Commissioner:

/s/ Leslie L. Pettijohn
LESLIE L. PETTIJOHN
Commissioner
Texas Office of Consumer Credit Commissioner
2601 N Lamar Blvd
Austin, TX 78705-4207
Tel.:512-936-7600
Fax:512-936-7610

For the Texas Department of Savings and Mortgage Lending:

/s/ Douglas B. Foster
DOUGLAS B. FOSTER
Commissioner
Texas Department of Savings and Mortgage Lending
2601 N Lamar Blvd, Suite 201
Austin, TX 78644
Tel.:512-475-1350
Fax:512-475-1360

For the State of Utah:	For the Utah Department of Financial
Institutions:

/s/ Mark L. Shurtleff	/s/ G. Edward Leary
MARK L. SHURTLEFF	G. EDWARD LEARY
Utah Attorney General	Commissioner
350 North State Street, #230	Utah Department of Financial
Salt Lake City, UT 84114-2320	Institutions
Tel.:801-538-1191	PO Box 146800
Fax:801-538-1121	Salt Lake City, UT 84114-6800
Tel.:801-538-8761
Fax:801-538-8894

For the State of Vermont:

/s/ Elliot Burg
Elliot Burg
Assistant Attorney General
Office of the Attorney General
109 State Street
Montpelier, VT 05609
Tel:802-828-2153
Fax:802-828-2154

For the Vermont Department of Banking, Insurance, Securities and Health Care Administration:

/s/ Stephen W. Kimbell
Stephen W. Kimbell
Commissioner
Vermont Department of Banking, Insurance, Securities and Health Care Administration
89 Main Street
Montpelier, VT 05620
Tel.:802-828-2380
Fax:802-828-1477

For The Commonwealth of Virginia,	For the Virginia Bureau of
ex rel. KENNETH T. CUCCINELLI, II,	Financial Institutions:
Attorney General:

/s/ David B. Irvin	/s/ E. Joseph Face, Jr.
DAVID B. IRVIN (VSB #23927)	E. JOSEPH FACE, JR.
Senior Assistant Attorney General	Commissioner
MARK S. KUBIAK (VSB #73119)	Virginia Bureau of Financial
Assistant Attorney General	Institutions
Office of Virginia Attorney General	1300 East Main Street
900 East Main Street	Richmond, Virginia 23219
Richmond, Virginia 23219	Tel.:804-371-9659
Tel.:804-786-4047	Fax:804-371-0163
Fax:804-786-0122

For the State of Washington:	For the Washington State
Department of Financial
Institutions:

/s/ Robert M. McKenna	/s/ Scott Jarvis
ROBERT M. MCKENNA	SCOTT JARVIS
WSBA# 18327	Director
Attorney General	Department of Financial
1125 Washington Street SE	Institutions
Olympia, WA 98504-0100	State of Washington
Tel: 360-753-6200	PO Box 41200
Olympia, WA 98504-1200
Tel: 877-746-4334

/s/ David W. Huey
DAVID W. HUEY
WSBA #31380
Assistant Attorney General
Consumer Protection Division
Washington Attorney
General's Office
1250 Pacific Avenue,
Suite 105 PO Box 2317
Tacoma, WA 98402-4411
Tel: (253) 593-5243

For the State of West Virginia:	For the West Virginia Division of Banking:

/s/ Jill L. Miles	/s/ Sara M. Cline
JILL L. MILES	SARA M. CLINE
Deputy Attorney General	Commissioner of Banking
State Capitol, Room 26E	One Players Club, Suite 300
Charleston, WV 25305-0220	Charleston, WV 25311
Tel.:304-558-2021	Tel.:304-558-2294
Fax:304-558-0140	Fax:304-558-0442

For the State of Wisconsin:	For the Wisconsin Department of
Financial Institutions:
J.B. VAN HOLLEN
Attorney General

/s/ Holly C. Pomraning	/s/ Peter Bildsten
HOLLY C. POMRANING	PETER BILDSTEN
Assistant Attorney General	Secretary
Wisconsin Department of Justice	Wisconsin Department of Financial
Post Office Box 7857	Institutions
Madison, Wisconsin 53707-7857	345 W. Washington Ave 5th Floor
Tel.:608-266-5410	PO Box 8861
Fax:608-267-8906	Madison, WI 53708-8861
Tel.:608-267-1710
Fax:608-261-4334

For the State of Wyoming:	For the Wyoming Division of
Banking:

/s/ Gregory A. Phillips	/s/ Albert L. Forkner
GREGORY A. PHILLIPS	ALBERT L. FORKNER
Wyoming Attorney General	Acting Commissioner
Wyoming Attorney General's Office	Wyoming Division of Banking
123 State Capitol Bldg	Herschler Building, 3rd Floor East
200 W. 24th	122 West 25th
Cheyenne, WY 82002	Cheyenne, WY 82002
Tel.:307-777-7847	Tel.:307-777-6998
Fax:307-777-3435	Fax:307-777-3555

BANK OF AMERICA CORPORATION /s/ Neil A. Cotty NEIL A. COTTY Chief Accounting Officer Bank of America Corporation 100 North Tryon Street Charlotte, NC 28202	BANK OF AMERICA, N.A. /s/ Neil A. Cotty NEIL A. COTTY Chief Accounting Officer Bank of America, N.A. 100 North Tryon Street Charlotte, NC 28202

BAC HOME LOANS SERVICING, L.P. (f/k/a COUNTRYWIDE HOME LOANS SERVICING, L.P.) (through its successor-in-interest by de jure merger, BANK OF AMERICA, N.A.)

/s/ Neil A. Cotty
NEIL A. COTTY
Chief Accounting Officer
Bank of America, N.A.
100 North Tryon Street
Charlotte, NC 28202
COUNTRYWIDE FINANCIAL CORPORATION /s/ Michael Schloessman Michael Schloessman President and Chief Executive Officer Countrywide Financial Corporation 4500 Park Grenada Calabasas, CA 91302

COUNTRYWIDE HOME LOANS, INC. /s/ Michael Schloessman Michael Schloessman President and Chief Executive Officer Countrywide Home Loans, Inc. 4500 Park Grenada Calabasas, CA 91302	COUNTRYWIDE MORTGAGE VENTURES, L.L.C. /s/ Louis Colatriano LOUIS COLATRIANO President

EXHIBIT A

Settlement Term Sheet
The provisions outlined below are intended to apply to loans secured by owner-occupied properties that serve as the primary residence of the borrower unless otherwise noted herein.

I.	Foreclosure and Bankruptcy Information and Documentation.
Unless otherwise specified, these provisions shall apply to bankruptcy and foreclosures in all jurisdictions regardless of whether the jurisdiction has a judicial, non-judicial or quasi-judicial process for foreclosures and regardless of whether a statement is submitted during the foreclosure or bankruptcy process in the form of an affidavit, sworn statement or declarations under penalty of perjury (to the extent stated to be based on personal knowledge) (“Declaration”).

A.	Standards for Documents Used in Foreclosure and Bankruptcy Proceedings.

1.
Servicer shall ensure that factual assertions made in pleadings (complaint, counterclaim, cross-claim, answer or similar pleadings), bankruptcy proofs of claim (including any facts provided by Servicer or based on information provided by the Servicer that are included in any attachment and submitted to establish the truth of such facts) (“POC”), Declarations, affidavits, and sworn statements filed by or on behalf of Servicer in judicial foreclosures or bankruptcy proceedings and notices of default, notices of sale and similar notices submitted by or on behalf of Servicer in non-judicial foreclosures are accurate and complete and are supported by competent and reliable evidence. Before a loan is referred to non-judicial foreclosure, Servicer shall ensure that it has reviewed competent and reliable evidence to substantiate the borrower's default and the right to foreclose, including the borrower's loan status and loan information.

2.
Servicer shall ensure that affidavits, sworn statements, and Declarations are based on personal knowledge, which may be based on the affiant's review of Servicer's books and records, in accordance with the evidentiary requirements of applicable state or federal law.

3.
Servicer shall ensure that affidavits, sworn statements and Declarations executed by Servicer's affiants are based on the affiant's review and personal knowledge of the accuracy and completeness of the assertions in the affidavit, sworn statement or Declaration, set out facts that Servicer reasonably believes would be admissible in evidence, and show that the affiant is competent to testify on the matters stated. Affiants shall confirm that they have reviewed competent and reliable evidence to substantiate the borrower's default and the right to foreclose, including the borrower's loan status and required loan ownership information. If an affiant relies on a review of business records for the basis of its affidavit, the referenced business record shall be attached if required by applicable state or federal law or court rule. This provision does not apply to affidavits, sworn statements and Declarations signed by counsel based solely on counsel's personal knowledge (such as affidavits of counsel relating to service of process, extensions of time, or fee petitions) that are not based on a review of Servicer's books and records. Separate affidavits, sworn statements or Declarations shall be used when one affiant does not have requisite personal knowledge of all required information.

4.
Servicer shall have standards for qualifications, training and supervision of employees. Servicer shall train and supervise employees who regularly prepare or execute affidavits, sworn statements or Declarations. Each such employee shall sign a certification that he or she has received the training. Servicer shall oversee the training completion to ensure each required employee properly and timely completes such training. Servicer shall maintain written records confirming that each such employee has completed the training and the subjects covered by the training.

5.
Servicer shall review and approve standardized forms of affidavits, standardized forms of sworn statements, and standardized forms of Declarations prepared by or signed by an employee or officer of Servicer, or executed by a third party using a power of attorney on behalf of Servicer, to ensure compliance with applicable law, rules, court procedure, and the terms of this Agreement (“the Agreement”).

6.	Affidavits, sworn statements and Declarations shall accurately identify the name of the affiant, the entity of which the affiant is an employee, and the affiant's title.

7.	Affidavits, sworn statements and Declarations, including their notarization, shall fully comply with all applicable state law requirements.

8.
Affidavits, sworn statements and Declarations shall not contain information that is false or unsubstantiated. This requirement shall not preclude Declarations based on information and belief where so stated.

9.
Servicer shall assess and ensure that it has an adequate number of employees and that employees have reasonable time to prepare, verify, and execute pleadings, POCs, motions for relief from stay (“MRS”), affidavits, sworn statements and Declarations.

10.	Servicer shall not pay volume-based or other incentives to employees or third-party providers or trustees that encourage undue haste or lack of due diligence over quality.

11.
Affiants shall be individuals, not entities, and affidavits, sworn statements and Declarations shall be signed by hand signature of the affiant (except for permitted electronic filings). For such documents, except for permitted electronic filings, signature stamps and any other means of electronic or mechanical signature are prohibited.

12.	At the time of execution, all information required by a form affidavit, sworn statement or Declaration shall be complete.

13.	Affiants shall date their signatures on affidavits, sworn statements or Declarations.

14.	Servicer shall maintain records that identify all notarizations of Servicer documents executed by each notary employed by Servicer.

15.
Servicer shall not file a POC in a bankruptcy proceeding which, when filed, contained materially inaccurate information. In cases in which such a POC may have been filed, Servicer shall not rely on such POC and shall (a) in active cases, at Servicer's expense, take appropriate action, consistent with state and federal law and court procedure, to substitute such POC with an amended POC as promptly as reasonably practicable (and, in any event, not more than 30 days) after acquiring actual knowledge of such material inaccuracy and provide appropriate written notice to the borrower or borrower's counsel; and (b) in other cases, at Servicer's expense, take appropriate action after acquiring actual knowledge of such material inaccuracy.

16.	Servicer shall not rely on an affidavit of indebtedness or similar affidavit, sworn statement or Declaration filed in a pending pre-judgment judicial foreclosure or bankruptcy proceeding which (a) was required to be based on the affiant's review and personal knowledge of its accuracy but was not, (b) was not, when so required, properly notarized, or (c) contained materially inaccurate information in order to obtain a judgment of foreclosure, order of sale, relief from the automatic stay or other relief in bankruptcy. In pending cases in which such affidavits, sworn statements or Declarations may have been filed, Servicer shall, at Servicer's expense, take appropriate action, consistent with state and federal law and court procedure, to substitute such affidavits with new affidavits and provide appropriate written notice to the borrower or borrower's counsel.

17.
In pending post-judgment, pre-sale cases in judicial foreclosure proceedings in which an affidavit or sworn statement was filed which was required to be based on the affiant's review and personal knowledge of its accuracy but may not have been, or that may not have, when so required, been properly notarized, and such affidavit or sworn statement has not been re-filed, Servicer, unless prohibited by state or local law or court rule, will provide written notice to borrower at borrower's address of record or borrower's counsel prior to proceeding with a foreclosure sale or eviction proceeding.

18.
In all states, Servicer shall send borrowers a statement setting forth facts supporting Servicer's or holder's right to foreclose and containing the information required in paragraphs I.B.6 (items available upon borrower request), I.B.10 (account statement), I.C.2 and I.C.3 (ownership statement), and IV.B.13 (loss mitigation statement) herein. Servicer shall send this statement to the borrower in one or more communications no later than 14 days prior to referral to foreclosure attorney or foreclosure trustee. Servicer shall provide the Monitoring Committee with copies of proposed form statements for review before implementation.

B.	Requirements for Accuracy and Verification of Borrower's Account Information.

1.
Servicer shall maintain procedures to ensure accuracy and timely updating of borrower's account information, including posting of payments and imposition of fees. Servicer shall also maintain adequate documentation of borrower account information, which may be in either electronic or paper format.

2.
For any loan on which interest is calculated based on a daily accrual or daily interest method and as to which any obligor is not a debtor in a bankruptcy proceeding without reaffirmation, Servicer shall promptly accept and apply all borrower payments, including cure payments (where authorized by law or contract), trial modification payments, as well as non-conforming payments, unless such application conflicts with contract provisions or prevailing law. Servicer shall ensure that properly identified payments shall be posted no more than two business days after receipt at the address specified by Servicer and credited as of the date received to borrower's account. Each monthly payment shall be applied in the order specified in the loan documents.

3.
For any loan on which interest is not calculated based on a daily accrual or daily interest method and as to which any obligor is not a debtor in a bankruptcy proceeding without reaffirmation, Servicer shall promptly accept and apply all borrower conforming payments, including cure payments (where authorized by law or contract), unless such application conflicts with contract provisions or prevailing law. Servicer shall continue to accept trial modification payments consistent with existing payment application practices. Servicer shall ensure that properly identified payments shall be posted no more than two business days after receipt at the address specified by Servicer. Each monthly payment shall be applied in the order specified in the loan documents.

a.
Servicer shall accept and apply at least two non-conforming payments from the borrower, in accordance with this subparagraph, when the payment, whether on its own or when combined with a payment made by another source, comes within $50.00 of the scheduled payment, including principal and interest and, where applicable, taxes and insurance.

b.
Except for payments described in paragraph I.B.3.a, Servicer may post partial payments to a suspense or unapplied funds account, provided that Servicer (1) discloses to the borrower the existence of and any activity in the suspense or unapplied funds account; (2) credits the borrower's account with a full payment as of the date that the funds in the suspense or unapplied funds account are sufficient to cover such full payment; and (3) applies payments as required by the terms of the loan documents. Servicer shall not take funds from suspense or unapplied funds accounts to pay fees until all unpaid contractual interest, principal, and escrow amounts are paid and brought current or other final disposition of the loan.

4.
Notwithstanding the provisions above, Servicer shall not be required to accept payments which are insufficient to pay the full balance due after the borrower has been provided written notice that the contract has been declared in default and the remaining payments due under the contract have been accelerated.

5.
Servicer shall provide to borrowers (other than borrowers in bankruptcy or borrowers who have been referred to or are going through foreclosure) adequate information on monthly billing or other account statements to show in clear and conspicuous language:

a.	total amount due;

b.	allocation of payments, including a notation if any payment has been posted to a “suspense or unapplied funds account”;

c.	unpaid principal;

d.	fees and charges for the relevant time period;

e.	current escrow balance; and

f.
reasons for any payment changes, including an interest rate or escrow account adjustment, no later than 21 days before the new amount is due (except in the case of loans as to which interest accrues daily or the rate changes more frequently than once every 30 days);

Statements as described above are not required to be delivered with respect to any fixed rate residential mortgage loan as to which the borrower is provided a coupon book.

6.	In the statements described in paragraphs I.A.18 and III.B.1.a, Servicer shall notify borrowers that they may receive, upon written request:

a.	A copy of the borrower's payment history since the borrower was last less than 60 days past due;

b.	A copy of the borrower's note;

c.
If Servicer has commenced foreclosure or filed a POC, copies of any assignments of mortgage or deed of trust required to demonstrate the right to foreclose on the borrower's note under applicable state law; and

d.	The name of the investor that holds the borrower's loan.

7.	Servicer shall adopt enhanced billing dispute procedures, including for disputes regarding fees. These procedures will include:

a.	Establishing readily available methods for customers to lodge complaints and pose questions, such as by providing toll-free numbers and accepting disputes by email;

b.	Assessing and ensuring adequate and competent staff to answer and respond to consumer disputes promptly;

c.	Establishing a process for dispute escalation;

d.	Tracking the resolution of complaints; and

e.	Providing a toll-free number on monthly billing statements.

8.	Servicer shall take appropriate action to promptly remediate any inaccuracies in borrowers' account information, including:

a.	Correcting the account information;

b.	Providing cash refunds or account credits; and

c.	Correcting inaccurate reports to consumer credit reporting agencies.

9.	Servicer's systems to record account information shall be periodically independently reviewed for accuracy and completeness by an independent reviewer.

10.	As indicated in paragraph I.A.18, Servicer shall send the borrower an itemized plain language account summary setting forth each of the following items, to the extent applicable:

a.	The total amount needed to reinstate or bring the account current, and the amount of the principal obligation under the mortgage;

b.	The date through which the borrower's obligation is paid;

c.	The date of the last full payment;

d.	The current interest rate in effect for the loan (if the rate is effective for at least 30 days);

e.	The date on which the interest rate may next reset or adjust (unless the rate changes more frequently than once every 30 days);

f.	The amount of any prepayment fee to be charged, if any;

g.	A description of any late payment fees;

h.	A telephone number or electronic mail address that may be used by the obligor to obtain information regarding the mortgage; and

i.	The names, addresses, telephone numbers, and Internet addresses of one or more counseling agencies or programs approved by HUD (http://www.hud.gov/offices/hsg/sfh/hcc/hcs.cfm).

11.	In active chapter 13 cases, Servicer shall ensure that:

a.
prompt and proper application of payments is made on account of (a) pre-petition arrearage amounts and (b) post-petition payment amounts and posting thereof as of the successful consummation of the effective confirmed plan;

b.	the debtor is treated as being current so long as the debtor is making payments in accordance with the terms of the then-effective confirmed plan and any later effective payment change notices; and

c.
as of the date of dismissal of a debtor's bankruptcy case, entry of an order granting Servicer relief from the stay, or entry of an order granting the debtor a discharge, there is a reconciliation of payments received with respect to the debtor's obligations during the case and appropriately update the Servicer's systems of record. In connection with such reconciliation, Servicer shall reflect the waiver of any fee, expense or charge pursuant to paragraphs III.B.1.c.i or III.B.1.d.

C.	Documentation of Note, Holder Status and Chain of Assignment.

1.
Servicer shall implement processes to ensure that Servicer or the foreclosing entity has a documented enforceable interest in the promissory note and mortgage (or deed of trust) under applicable state law, or is otherwise a proper party to the foreclosure action.

2.
Servicer shall include a statement in a pleading, affidavit of indebtedness or similar affidavits in court foreclosure proceedings setting forth the basis for asserting that the foreclosing party has the right to foreclose.

3.	Servicer shall set forth the information establishing the party's right to foreclose as set forth in I.C.2 in a communication to be sent to the borrower as indicated in I.A.18.

4.
If the original note is lost or otherwise unavailable, Servicer shall comply with applicable law in an attempt to establish ownership of the note and the right to enforcement. Servicer shall ensure good faith efforts to obtain or locate a note lost while in the possession of Servicer or Servicer's agent and shall ensure that Servicer and Servicer's agents who are expected to have possession of notes or assignments of mortgage on behalf of Servicer adopt procedures that are designed to provide assurance that the Servicer or Servicer's agent would locate a note or assignment of mortgage if it is in the possession or control of the Servicer or Servicer's agent, as the case may be. In the event that Servicer prepares or causes to be prepared a lost note or lost assignment affidavit with respect to an original note or assignment lost while in Servicer's control, Servicer shall use good faith efforts to obtain or locate the note or assignment in accordance with its procedures. In the affidavit, sworn statement or other filing documenting the lost note or assignment, Servicer shall recite that Servicer has made a good faith effort in accordance with its procedures for locating the lost note or assignment.

5.	Servicer shall not intentionally destroy or dispose of original notes that are still in force.

6.
Servicer shall ensure that mortgage assignments executed by or on behalf of Servicer are executed with appropriate legal authority, accurately reflective of the completed transaction and properly acknowledged.

D.	Bankruptcy Documents.

1.
Proofs of Claim (“POC”). Servicer shall ensure that POCs filed on behalf of Servicer are documented in accordance with the United States Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and any applicable local rule or order (“bankruptcy law”). Unless not permitted by statute or rule, Servicer shall ensure that each POC is documented by attaching:

a.
The original or a duplicate of the note, including all indorsements; a copy of any mortgage or deed of trust securing the notes (including, if applicable, evidence of recordation in the applicable land records); and copies of any assignments of mortgage or deed of trust required to demonstrate the right to foreclose on the borrower's note under applicable state law (collectively, “Loan Documents”). If the note has been lost or destroyed, a lost note affidavit shall be submitted.

b.
If, in addition to its principal amount, a claim includes interest, fees, expenses, or other charges incurred before the petition was filed, an itemized statement of the interest, fees, expenses, or charges shall be filed with the proof of claim (including any expenses or charges based on an escrow analysis as of the date of filing) at least in the detail specified in the current draft of Official Form B 10 (effective December 2011) (“Official Form B 10”) Attachment A.

c.	A statement of the amount necessary to cure any default as of the date of the petition shall be filed with the proof of claim.

d.	If a security interest is claimed in property that is the debtor's principal residence, the attachment prescribed by the appropriate Official Form shall be filed with the proof of claim.

e.	Servicer shall include a statement in a POC setting forth the basis for asserting that the applicable party has the right to foreclose.

f.
The POC shall be signed (either by hand or by appropriate electronic signature) by the responsible person under penalty of perjury after reasonable investigation, stating that the information set forth in the POC is true and correct to the best of such responsible person's knowledge, information, and reasonable belief, and clearly identify the responsible person's employer and position or title with the employer.

2.	Motions for Relief from Stay (“MRS”). Unless not permitted by bankruptcy law, Servicer shall ensure that each MRS in a chapter 13 proceeding is documented by attaching:

a.
To the extent not previously submitted with a POC, a copy of the Loan Documents; if such documents were previously submitted with a POC, a statement to that effect. If the promissory note has been lost or destroyed, a lost note affidavit shall be submitted;

b.	To the extent not previously submitted with a POC, Servicer shall include a statement in an MRS setting forth the basis for asserting that the applicable party has the right to foreclose.

c.
An affidavit, sworn statement or Declaration made by Servicer or based on information provided by Servicer (“MRS affidavit” (which term includes, without limitation, any facts provided by Servicer that are included in any attachment and submitted to establish the truth of such facts) setting forth:

i.	whether there has been a default in paying pre-petition arrearage or post-petition amounts (an “MRS delinquency”);

ii.
if there has been such a default, (a) the unpaid principal balance, (b) a description of any default with respect to the pre-petition arrearage, (c) a description of any default with respect to the post-petition amount (including, if applicable, any escrow shortage), (d) the amount of the pre-petition arrearage (if applicable), (e) the post-petition payment amount , (f) for the period since the date of the first post-petition or pre-petition default that is continuing and has not been cured, the date and amount of each payment made (including escrow payments) and the application of each such payment, and (g) the amount, date and description of each fee or charge applied to such pre-petition amount or post-petition amount since the later of the date of the petition or the preceding statement pursuant to paragraph III.B.1.a; and

iii.	all amounts claimed, including a statement of the amount necessary to cure any default on or about the date of the MRS.

d.	All other attachments prescribed by statute, rule, or law.

e.	Servicer shall ensure that any MRS discloses the terms of any trial period or permanent loan modification plan pending at the time of filing of a MRS or whether the debtor is being evaluated for a loss mitigation option.

E.	Quality Assurance Systems Review.

1.
Servicer shall conduct regular reviews, not less than quarterly, of a statistically valid sample of affidavits, sworn statements, Declarations filed by or on behalf of Servicer in judicial foreclosures or bankruptcy proceedings and notices of default, notices of sale and similar notices submitted in non-judicial foreclosures to ensure that the documents are accurate and comply with prevailing law and this Agreement.

a.
The reviews shall also verify the accuracy of the statements in affidavits, sworn statements, Declarations and documents used to foreclose in non-judicial foreclosures, the account summary described in paragraph I.B.10, the ownership statement described in paragraph I.C.2, and the loss mitigation statement described in paragraph IV.B.13 by reviewing the underlying information. Servicer shall take appropriate remedial steps if deficiencies are identified, including appropriate remediation in individual cases.

b.
The reviews shall also verify the accuracy of the statements in affidavits, sworn statements and Declarations submitted in bankruptcy proceedings. Servicer shall take appropriate remedial steps if deficiencies are identified, including appropriate remediation in individual cases.

2.
The quality assurance steps set forth above shall be conducted by Servicer employees who are separate and independent of employees who prepare foreclosure or bankruptcy affidavits, sworn statements, or other foreclosure or bankruptcy documents.

3.
Servicer shall conduct regular pre-filing reviews of a statistically valid sample of POCs to ensure that the POCs are accurate and comply with prevailing law and this Agreement. The reviews shall also verify the accuracy of the statements in POCs. Servicer shall take appropriate remedial steps if deficiencies are identified, including appropriate remediation in individual cases. The pre-filing review shall be conducted by Servicer employees who are separate and independent of the persons who prepared the applicable POCs.

4.
Servicer shall regularly review and assess the adequacy of its internal controls and procedures with respect to its obligations under this Agreement, and implement appropriate procedures to address deficiencies.

II.	Third-Party Provider Oversight.

A.	Oversight Duties Applicable to All Third-Party Providers.
Servicer shall adopt policies and processes to oversee and manage foreclosure firms, law firms, foreclosure trustees, subservicers and other agents, independent contractors, entities and third parties (including subsidiaries and affiliates) retained by or on behalf of Servicer that provide foreclosure, bankruptcy or mortgage servicing activities (including loss mitigation) (collectively, such activities are “Servicing Activities” and such providers are “Third-Party Providers”), including:

1.
Servicer shall perform appropriate due diligence of Third-Party Providers' qualifications, expertise, capacity, reputation, complaints, information security, document custody practices, business continuity, and financial viability.

2.
Servicer shall amend agreements, engagement letters, or oversight policies, or enter into new agreements or engagement letters, with Third-Party Providers to require them to comply with Servicer's applicable policies and procedures (which will incorporate any applicable aspects of this Agreement) and applicable state and federal laws and rules.

3.
Servicer shall ensure that agreements, contracts or oversight policies provide for adequate oversight, including measures to enforce Third-Party Provider contractual obligations, and to ensure timely action with respect to Third-Party Provider performance failures.

4.
Servicer shall ensure that foreclosure and bankruptcy counsel and foreclosure trustees have appropriate access to information from Servicer's books and records necessary to perform their duties in preparing pleadings and other documents submitted in foreclosure and bankruptcy proceedings.

5.	Servicer shall ensure that all information provided by or on behalf of Servicer to Third-Party Providers in connection with providing Servicing Activities is accurate and complete.

6.	Servicer shall conduct periodic reviews of Third-Party Providers. These reviews shall include:

a.
A review of a sample of the foreclosure and bankruptcy documents prepared by the Third-Party Provider, to provide for compliance with applicable state and federal law and this Agreement in connection with the preparation of the documents, and the accuracy of the facts contained therein;

b.
A review of the fees and costs assessed by the Third-Party Provider to provide that only fees and costs that are lawful, reasonable and actually incurred are charged to borrowers and that no portion of any fees or charges incurred by any Third-Party Provider for technology usage, connectivity, or electronic invoice submission is charged as a cost to the borrower;

c.	A review of the Third-Party Provider's processes to provide for compliance with the Servicer's policies and procedures concerning Servicing Activities;

d.	A review of the security of original loan documents maintained by the Third-Party Provider;

e.
A requirement that the Third-Party Provider disclose to the Servicer any imposition of sanctions or professional disciplinary action taken against them for misconduct related to performance of Servicing Activities; and

f.
An assessment of whether bankruptcy attorneys comply with the best practice of determining whether a borrower has made a payment curing any MRS delinquency within two business days of the scheduled hearing date of the related MRS.

The quality assurance steps set forth above shall be conducted by Servicer employees who are separate and independent of employees who prepare foreclosure or bankruptcy affidavits, sworn documents, Declarations or other foreclosure or bankruptcy documents.

7.	Servicer shall take appropriate remedial steps if problems are identified through this review or otherwise, including, when appropriate, terminating its relationship with the Third-Party Provider.

8.	Servicer shall adopt processes for reviewing and appropriately addressing customer complaints it receives about Third-Party Provider services.

9.
Servicer shall regularly review and assess the adequacy of its internal controls and procedures with respect to its obligations under this Section, and take appropriate remedial steps if deficiencies are identified, including appropriate remediation in individual cases.

B.	Additional Oversight of Activities by Third-Party Providers.

1.
Servicer shall require a certification process for law firms (and recertification of existing law firm providers) that provide residential mortgage foreclosure and bankruptcy services for Servicer, on a periodic basis, as qualified to serve as a Third-Party Provider to Servicer, including that attorneys have the experience and competence necessary to perform the services requested.

2.
Servicer shall ensure that attorneys are licensed to practice in the relevant jurisdiction, have the experience and competence necessary to perform the services requested, and that their services comply with applicable rules, regulations and applicable law (including state law prohibitions on fee splitting).

3.
Servicer shall ensure that foreclosure and bankruptcy counsel and foreclosure trustees have an appropriate Servicer contact to assist in legal proceedings and to facilitate loss mitigation questions on behalf of the borrower.

4.	Servicer shall adopt policies requiring Third-Party Providers to maintain records that identify all notarizations of Servicer documents executed by each notary employed by the Third-Party Provider.

III.	Bankruptcy.

A.	General.

1.
The provisions, conditions and obligations imposed herein are intended to be interpreted in accordance with applicable federal, state and local laws, rules and regulations. Nothing herein shall require a Servicer to do anything inconsistent with applicable state or federal law, including the applicable bankruptcy law or a court order in a bankruptcy case.

2.
Servicer shall ensure that employees who are regularly engaged in servicing mortgage loans as to which the borrower or mortgagor is in bankruptcy receive training specifically addressing bankruptcy issues.

B.	Chapter 13 Cases.

1.	In any chapter 13 case, Servicer shall ensure that:

a.
So long as the debtor is in a chapter 13 case, within 180 days after the date on which the fees, expenses, or charges are incurred, file and serve on the debtor, debtor's counsel, and the trustee a notice in a form consistent with Official Form B10 (Supplement 2) itemizing fees, expenses, or charges (1) that were incurred in connection with the claim after the bankruptcy case was filed, (2) that the holder asserts are recoverable against the debtor or against the debtor's principal residence, and (3) that the holder intends to collect from the debtor.

b.
Servicer replies within time periods established under bankruptcy law to any notice that the debtor has completed all payments under the plan or otherwise paid in full the amount required to cure any pre-petition default.

c.	If the Servicer fails to provide information as required by paragraph III.B.1.a with respect to a fee, expense or charge within 180 days of the incurrence of such fee, expense, or charge, then,

i.
Except for independent charges (“Independent charge”) paid by the Servicer that is either (A) specifically authorized by the borrower or (B) consists of amounts advanced by Servicer in respect of taxes, homeowners association fees, liens or insurance, such fee, expense or charge shall be deemed waived and may not be collected from the borrower.

ii.	In the case of an Independent charge, the court may, after notice and hearing, take either or both of the following actions:

(a)
preclude the holder from presenting the omitted information, in any form, as evidence in any contested matter or adversary proceeding in the case, unless the court determines that the failure was substantially justified or is harmless; or

(b)	award other appropriate relief, including reasonable expenses and attorney's fees caused by the failure.

d.
If the Servicer fails to provide information as required by paragraphs III.B.1.a or III.B.1.b and bankruptcy law with respect to a fee, expense or charge (other than an Independent Charge) incurred more than 45 days before the date of the reply referred to in paragraph III.B.1.b, then such fee, expense or charge shall be deemed waived and may not be collected from the borrower.

e.
Servicer shall file and serve on the debtor, debtor's counsel, and the trustee a notice in a form consistent with the current draft of Official Form B10 (Supplement 1) (effective December 2011) of any change in the payment amount, including any change that results from an interest rate or escrow account adjustment, no later than 21 days before a payment in the new amount is due. Servicer shall waive and not collect any late charge or other fees imposed solely as a result of the failure of the borrower timely to make a payment attributable to the failure of Servicer to give such notice timely.

IV.	Loss Mitigation.
These requirements are intended to apply to both government-sponsored and proprietary loss mitigation programs and shall apply to subservicers performing loss mitigation services on Servicer's behalf.

A.	Loss Mitigation Requirements.

1.
Servicer shall be required to notify potentially eligible borrowers of currently available loss mitigation options prior to foreclosure referral. Upon the timely receipt of a complete loan modification application, Servicer shall evaluate borrowers for all available loan modification options for which they are eligible prior to referring a borrower to foreclosure and shall facilitate the submission and review of loss mitigation applications. The foregoing notwithstanding, Servicer shall have no obligation to solicit borrowers who are in bankruptcy.

2.
Servicer shall offer and facilitate loan modifications for borrowers rather than initiate foreclosure when such loan modifications for which they are eligible are net present value (NPV) positive and meet other investor, guarantor, insurer and program requirements.

3.
Servicer shall allow borrowers enrolled in a trial period plan under prior HAMP guidelines (where borrowers were not pre-qualified) and who made all required trial period payments, but were later denied a permanent modification, the opportunity to reapply for a HAMP or proprietary loan modification using current financial information.

4.
Servicer shall promptly send a final modification agreement to borrowers who have enrolled in a trial period plan under current HAMP guidelines (or fully underwritten proprietary modification programs with a trial payment period) and who have made the required number of timely trial period payments, where the modification is underwritten prior to the trial period and has received any necessary investor, guarantor or insurer approvals. The borrower shall then be converted by Servicer to a permanent modification upon execution of the final modification documents, consistent with applicable program guidelines, absent evidence of fraud.

B.	Dual Track Restricted.

1.
If a borrower has not already been referred to foreclosure, Servicer shall not refer an eligible borrower's account to foreclosure while the borrower's complete application for any loan modification program is pending if Servicer received (a) a complete loan modification application no later than day 120 of delinquency, or (b) a substantially complete loan modification application (missing only any required documentation of hardship) no later than day 120 of delinquency and Servicer receives any required hardship documentation no later than day 130 of delinquency. Servicer shall not make a referral to foreclosure of an eligible borrower who so provided an application until:

a.	Servicer determines (after the automatic review in paragraph IV.G.1) that the borrower is not eligible for a loan modification, or

b.
If borrower does not accept an offered foreclosure prevention alternative within 14 days of the evaluation notice, the earlier of (i) such 14 days, and (ii) borrower's decline of the foreclosure prevention offer.

2.
If borrower accepts the loan modification resulting from Servicer's evaluation of the complete loan modification application referred to in paragraph IV.B.1 (verbally, in writing (including e-mail responses) or by submitting the first trial modification payment) within 14 days of Servicer's offer of a loan modification, then the Servicer shall delay referral to foreclosure until (a) if the Servicer fails timely to receive the first trial period payment, the last day for timely receiving the first trial period payment, and (b) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

3.
If the loan modification requested by a borrower as described in paragraph IV.B.1 is denied, except when otherwise required by federal or state law or investor directives, if borrower is entitled to an appeal under paragraph IV.G.3, Servicer will not proceed to a foreclosure sale until the later of (if applicable):

a.	expiration of the 30-day appeal period; and

b.
if the borrower appeals the denial, until the later of (if applicable) (i) if Servicer denies borrower's appeal, 15 days after the letter denying the appeal, (ii) if the Servicer sends borrower a letter granting his or her appeal and offering a loan modification, 14 days after the date of such offer, (iii) if the borrower timely accepts the loan modification offer (verbally, in writing (including e-mail responses), or by making the first trial period payment), after the Servicer fails timely to receive the first trial period payment, and (iv) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

4.
If, after an eligible borrower has been referred to foreclosure, the Servicer receives a complete application from the borrower within 30 days after the Post Referral to Foreclosure Solicitation Letter, then while such loan modification application is pending, Servicer shall not move for foreclosure judgment or order of sale (or, if a motion has already been filed, shall take reasonable steps to avoid a ruling on such motion), or seek a foreclosure sale. If Servicer offers the borrower a loan modification, Servicer shall not move for judgment or order of sale, (or, if a motion has already been filed, shall take reasonable steps to avoid a ruling on such motion), or seek a foreclosure sale until the earlier of (a) 14 days after the date of the related offer of a loan modification, and (b) the date the borrower declines the loan modification offer. If the borrower accepts the loan modification offer (verbally, in writing (including e-mail responses) or by submitting the first trial modification payment) within 14 days after the date of the related offer of loan modification, Servicer shall continue this delay until the later of (if applicable) (A) the failure by the Servicer timely to receive the first trial period payment, and (B) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

5.
If the loan modification requested by a borrower described in paragraph IV.B.4 is denied, then, except when otherwise required by federal or state law or investor directives, if borrower is entitled to an appeal under paragraph IV.G.3, Servicer will not proceed to a foreclosure sale until the later of (if applicable):

a.	expiration of the 30-day appeal period; and

b.
if the borrower appeals the denial, until the later of (if applicable) (i) if Servicer denies borrower's appeal, 15 days after the letter denying the appeal, (ii) if the Servicer sends borrower a letter granting his or her appeal and offering a loan modification, 14 days after the date of such offer, (iii) if the borrower timely accepts the loan modification offer (verbally, in writing (including e-mail responses), or by making the first trial period payment), after the failure of the Servicer timely to receive the first trial period payment, and (iv) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

6.
If, after an eligible borrower has been referred to foreclosure, Servicer receives a complete loan modification application more than 30 days after the Post Referral to Foreclosure Solicitation Letter, but more than 37 days before a foreclosure sale is scheduled, then while such loan modification application is pending, Servicer shall not proceed with the foreclosure sale. If Servicer offers a loan modification, then Servicer shall delay the foreclosure sale until the earlier of (i) 14 days after the date of the related offer of loan modification, and (ii) the date the borrower declines the loan modification offer. If the borrower accepts the loan modification offer (verbally, in writing (including e-mail responses) or by submitting the first trial modification payment) within 14 days, Servicer shall delay the foreclosure sale until the later of (if applicable) (A) the failure by the Servicer timely to receive the first trial period payment, and (B) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

7.
If the loan modification requested by a borrower described in paragraph IV.B.6 is denied and it is reasonable to believe that more than 90 days remains until a scheduled foreclosure date or the first date on which a sale could reasonably be expected to be scheduled and occur, then, except when otherwise required by federal or state law or investor directives, if borrower is entitled to an appeal under paragraph IV.G.3.a, Servicer will not proceed to a foreclosure sale until the later of (if applicable):

a.	expiration of the 30-day appeal period; and

b.
if the borrower appeals the denial, until the later of (if applicable) (i) if Servicer denies borrower's appeal, 15 days after the letter denying the appeal, (ii) if the Servicer sends borrower a letter granting his or her appeal and offering a loan modification, 14 days after the date of such offer, (iii) if the borrower timely accepts the loan modification offer (verbally, in writing (including e-mail responses), or by making the first trial period payment), after the Servicer fails timely to receive the first trial period payment, and (iv) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

8.
If, after an eligible borrower has been referred to foreclosure, Servicer receives a complete loan modification application more than 30 days after the Post Referral to Foreclosure Solicitation Letter, but within 37 to 15 days before a foreclosure sale is scheduled, then Servicer shall conduct an expedited review of the borrower and, if the borrower is extended a loan modification offer, Servicer shall postpone any foreclosure sale until the earlier of (a) 14 days after the date of the related evaluation notice, and (b) the date the borrower declines the loan modification offer. If the borrower timely accepts the loan modification offer (either in writing or by submitting the first trial modification payment), Servicer shall delay the foreclosure sale until the later of (if applicable) (A) the failure by the Servicer timely to receive the first trial period payment, and (B) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

9.
If, after an eligible borrower has been referred to foreclosure, the Servicer receives a complete loan modification application more than 30 days after the Post Referral to Foreclosure Solicitation Letter and less than 15 days before a scheduled foreclosure sale, Servicer must notify the borrower before the foreclosure sale date as to Servicer's determination (if its review was completed) or inability to complete its review of the loan modification application. If Servicer makes a loan modification offer to the borrower, then Servicer shall postpone any sale until the earlier of (a) 14 days after the date of the related evaluation notice, and (b) the date the borrower declines the loan modification offer. If the borrower timely accepts a loan modification offer (either in writing or by submitting the first trial modification payment), Servicer shall delay the foreclosure sale until the later of (if applicable) (A) the failure by the Servicer timely to receive the first trial period payment, and (B) if the Servicer timely receives the first trial period payment, after the borrower breaches the trial plan.

10.
For purposes of this section IV.B, Servicer shall not be responsible for failing to obtain a delay in a ruling on a judgment or failing to delay a foreclosure sale if Servicer made a request for such delay, pursuant to any state or local law, court rule or customary practice, and such request was not approved.

11.	Servicer shall not move to judgment or order of sale or proceed with a foreclosure sale under any of the following circumstances:

a.	The borrower is in compliance with the terms of a trial loan modification, forbearance, or repayment plan; or

b.
A short sale or deed-in-lieu of foreclosure has been approved by all parties (including, for example, first lien investor, junior lien holder and mortgage insurer, as applicable), and proof of funds or financing has been provided to Servicer.

12.
If a foreclosure or trustee's sale is continued (rather than cancelled) to provide time to evaluate loss mitigation options, Servicer shall promptly notify borrower in writing of the new date of sale (without delaying any related foreclosure sale).

13.
As indicated in paragraph I.A.18, Servicer shall send a statement to the borrower outlining loss mitigation efforts undertaken with respect to the borrower prior to foreclosure referral. If no loss mitigation efforts were offered or undertaken, Servicer shall state whether it contacted or attempted to contact the borrower and, if applicable, why the borrower was ineligible for a loan modification or other loss mitigation options.

14.	Servicer shall ensure timely and accurate communication of or access to relevant loss mitigation status and changes in status to its foreclosure attorneys, bankruptcy attorneys and foreclosure trustees and, where applicable, to court-mandated mediators.

C.	Single Point of Contact.

1.
Servicer shall establish an easily accessible and reliable single point of contact (“SPOC”) for each potentially-eligible first lien mortgage borrower so that the borrower has access to an employee of Servicer to obtain information throughout the loss mitigation, loan modification and foreclosure processes.

2.
Servicer shall initially identify the SPOC to the borrower promptly after a potentially-eligible borrower requests loss mitigation assistance. Servicer shall provide one or more direct means of communication with the SPOC on loss mitigation-related correspondence with the borrower. Servicer shall promptly provide updated contact information to the borrower if the designated SPOC is reassigned, no longer employed by Servicer, or otherwise not able to act as the primary point of contact.

a.	Servicer shall ensure that debtors in bankruptcy are assigned to a SPOC specially trained in bankruptcy issues.

3.	The SPOC shall have primary responsibility for:

a.	Communicating the options available to the borrower, the actions the borrower must take to be considered for these options and the status of Servicer's evaluation of the borrower for these options;

b.	Coordinating receipt of all documents associated with loan modification or loss mitigation activities;

c.	Being knowledgeable about the borrower's situation and current status in the delinquency/imminent default resolution process; and

d.	Ensuring that a borrower who is not eligible for MHA programs is considered for proprietary or other investor loss mitigation options.

4.	The SPOC shall, at a minimum, provide the following services to borrowers:

a.	Contact borrower and introduce himself/herself as the borrower's SPOC;

b.	Explain programs for which the borrower is eligible;

c.	Explain the requirements of the programs for which the borrower is eligible;

d.	Explain program documentation requirements;

e.	Provide basic information about the status of borrower's account, including pending loan modification applications, other loss mitigation alternatives, and foreclosure activity;

f.	Notify borrower of missing documents and provide an address or electronic means for submission of documents by borrower in order to complete the loan modification application;

g.	Communicate Servicer's decision regarding loan modification applications and other loss mitigation alternatives to borrower in writing;

h.	Assist the borrower in pursuing alternative non-foreclosure options upon denial of a loan modification;

i.	If a loan modification is approved, call borrower to explain the program;

j.	Provide information regarding credit counseling where necessary;

k.	Help to clear for borrower any internal processing requirements; and

l.	Have access to individuals with the ability to stop foreclosure proceedings when necessary to comply with the MHA Program or this Agreement.

5.	The SPOC shall remain assigned to borrower's account and available to borrower until such time as Servicer determines in good faith that all loss mitigation options have been exhausted, borrower's account becomes current or, in the case of a borrower in bankruptcy, the borrower has exhausted all loss mitigation options for which the borrower is potentially eligible and has applied.

6.	Servicer shall ensure that a SPOC can refer and transfer a borrower to an appropriate supervisor upon request of the borrower.

7.
Servicer shall ensure that relevant records relating to borrower's account are promptly available to the borrower's SPOC, so that the SPOC can timely, adequately and accurately inform the borrower of the current status of loss mitigation, loan modification, and foreclosure activities.

8.
Servicer shall designate one or more management level employees to be the primary contact for the Attorneys General, state financial regulators, the Executive Office of U.S. Trustee, each regional office of the U.S. Trustee, and federal regulators for communication regarding complaints and inquiries from individual borrowers who are in default and/or have applied for loan modifications. Servicer shall provide a written acknowledgment to all such inquiries within 10 business days. Servicer shall provide a substantive written response to all such inquiries within 30 days. Servicer shall provide relevant loan information to borrower and to Attorneys General, state financial regulators, federal regulators, the Executive Office of the U.S. Trustee, and each U.S. Trustee upon written request and if properly authorized. A written complaint filed by a borrower and forwarded by a state attorney general or financial regulatory agency to Servicer shall be deemed to have proper authorization.

9.	Servicer shall establish and make available to Chapter 13 trustees a toll-free number staffed by persons trained in bankruptcy to respond to inquiries from Chapter 13 trustees.

D.	Loss Mitigation Communications with Borrowers.

1.
Servicer shall commence outreach efforts to communicate loss mitigation options for first lien mortgage loans to all potentially eligible delinquent borrowers (other than those in bankruptcy) beginning on timelines that are in accordance with HAMP borrower solicitation guidelines set forth in the MHA Handbook version 3.2, Chapter II, Section 2.2, regardless of whether the borrower is eligible for a HAMP modification. Servicer shall provide borrowers with notices that include contact information for national or state foreclosure assistance hotlines and state housing counseling resources, as appropriate. The use by Servicer of nothing more than prerecorded automatic messages in loss mitigation communications with borrowers shall not be sufficient in those instances in which it fails to result in contact between the borrower and one of Servicer's loss mitigation specialists. Servicer shall conduct affirmative outreach efforts to inform delinquent second lien borrowers (other than those in bankruptcy) about the availability of payment reduction options. The foregoing notwithstanding, Servicer shall have no obligation to solicit borrowers who are in bankruptcy.

2.	Servicer shall disclose and provide accurate information to borrowers relating to the qualification process and eligibility factors for loss mitigation programs.

3.
Servicer shall communicate, at the written request of the borrower, with the borrower's authorized representatives, including housing counselors. Servicer shall communicate with representatives from state attorneys general and financial regulatory agencies acting upon a written complaint filed by the borrower and forwarded by the state attorney general or financial regulatory agency to Servicer. When responding to the borrower regarding such complaint, Servicer shall include the applicable state attorney general on all correspondence with the borrower regarding such complaint.

4.
Servicer shall cease all collection efforts while the borrower (i) is making timely payments under a trial loan modification or (ii) has submitted a complete loan modification application, and a modification decision is pending. Notwithstanding the above, Servicer reserves the right to contact a borrower to gather required loss mitigation documentation or to assist a borrower with performance under a trial loan modification plan.

5.
Servicer shall consider partnering with third parties, including national chain retailers, and shall consider the use of select bank branches affiliated with Servicer, to set up programs to allow borrowers to copy, fax, scan, transmit by overnight delivery, or mail or email documents to Servicer free of charge.

6.
Within five business days after referral to foreclosure, the Servicer (including any attorney (or trustee) conducting foreclosure proceedings at the direction of the Servicer) shall send a written communication (“Post Referral to Foreclosure Solicitation Letter”) to the borrower that includes clear language that:

a.	The Servicer may have sent to the borrower one or more borrower solicitation communications;

b.	The borrower can still be evaluated for alternatives to foreclosure even if he or she had previously shown no interest;

c.	The borrower should contact the Servicer to obtain a loss mitigation application package;

d.	The borrower must submit a loan modification application to the Servicer to request consideration for available foreclosure prevention alternatives;

e.	Provides the Servicer's contact information for submitting a complete loan modification application, including the Servicer's toll-free number; and

f.
Unless the form of letter is otherwise specified by investor directive or state law or the borrower is not eligible for an appeal under paragraph IV.G.3.a, states that if the borrower is contemplating or has pending an appeal of an earlier denial of a loan modification application, that he or she may submit a loan modification application in lieu of his or her appeal within 30 days after the Post Referral to Foreclosure Solicitation Letter.

E.	Development of Loan Portals.

1.
Servicer shall develop or contract with a third-party vendor to develop an online portal linked to Servicer's primary servicing system where borrowers can check, at no cost, the status of their first lien loan modifications.

2.	Servicer shall design portals that may, among other things:

a.	Enable borrowers to submit documents electronically;

b.	Provide an electronic receipt for any documents submitted;

c.	Provide information and eligibility factors for proprietary loan modification and other loss mitigation programs; and

d.	Permit Servicer to communicate with borrowers to satisfy any written communications required to be provided by Servicer, if borrowers submit documents electronically.

3.
Servicer shall participate in the development and implementation of a neutral, nationwide loan portal system linked to Servicer's primary servicing system, such as Hope LoanPort to enhance communications with housing counselors, including using the technology used for the Borrower Portal, and containing similar features to the Borrower Portal.

4.
Servicer shall update the status of each pending loan modification on these portals at least every 10 business days and ensure that each portal is updated on such a schedule as to maintain consistency.

F.	Loan Modification Timelines.

1.
Servicer shall provide written acknowledgement of the receipt of documentation submitted by the borrower in connection with a first lien loan modification application within 3 business days. In its initial acknowledgment, Servicer shall briefly describe the loan modification process and identify deadlines and expiration dates for submitted documents.

2.
Servicer shall notify borrower of any known deficiency in borrower's initial submission of information, no later than 5 business days after receipt, including any missing information or documentation required for the loan modification to be considered complete.

3.
Subject to section IV.B, Servicer shall afford borrower 30 days from the date of Servicer's notification of any missing information or documentation to supplement borrower's submission of information prior to making a determination on whether or not to grant an initial loan modification.

4.
Servicer shall review the complete first lien loan modification application submitted by borrower and shall determine the disposition of borrower's trial or preliminary loan modification request no later than 30 days after receipt of the complete loan modification application, absent compelling circumstances beyond Servicer's control.

5.
Servicer shall implement processes to ensure that second lien loan modification requests are evaluated on a timely basis. When a borrower qualifies for a second lien loan modification after a first lien loan modification in accordance with Section 2.c.i of the General Framework for Consumer Relief Provisions, the Servicer of the second lien loan shall (absent compelling circumstances beyond Servicer's control) send loan modification documents to borrower no later than 45 days after the Servicer receives official notification of the successful completion of the related first lien loan modification and the essential terms.

6.
For all proprietary first lien loan modification programs, Servicer shall allow properly submitted borrower financials to be used for 90 days from the date the documents are received, unless Servicer learns that there has been a material change in circumstances or unless investor requirements mandate a shorter time frame.

7.
Servicer shall notify borrowers of the final denial of any first lien loan modification request within 10 business days of the denial decision. The notification shall be in the form of the non-approval notice required in paragraph IV.G.1 below.

G.	Independent Evaluation of First Lien Loan Modification Denials.

1.
Except when evaluated as provided in paragraphs IV.B.8 or IV.B.9, Servicer's initial denial of an eligible borrower's request for first lien loan modification following the submission of a complete loan modification application shall be subject to an independent evaluation. Such evaluation shall be performed by an independent entity or a different employee who has not been involved with the particular loan modification.

2.	Denial Notice.

a.
When a first lien loan modification is denied after independent review, Servicer shall send a written non-approval notice to the borrower identifying the reasons for denial and the factual information considered. The notice shall inform the borrower that he or she has 30 days from the date of the denial letter declination to provide evidence that the eligibility determination was in error.

b.
If the first lien modification is denied because disallowed by investor, Servicer shall disclose in the written non-approval notice the name of the investor and summarize the reasons for investor denial.

c.
For those cases where a first lien loan modification denial is the result of an NPV calculation, Servicer shall provide in the written non-approval notice the monthly gross income and property value used in the calculation.

3.	Appeal Process.

a.
After the automatic review in paragraph IV.G.1 has been completed and Servicer has issued the written non-approval notice, in the circumstances described in the first sentences of paragraphs IV.B.3, IV.B.5 or IV.B.7,except when otherwise required by federal or state law or investor directives, borrowers shall have 30 days to request an appeal and obtain an independent review of the first lien loan modification denial in accordance with the terms of this Agreement. Servicer shall ensure that the borrower has 30 days from the date of the written non-approval notice to provide information as to why Servicer's determination of eligibility for a loan modification was in error, unless the reason for non-approval is (1) ineligible mortgage, (2) ineligible property, (3) offer not accepted by borrower or request withdrawn, or (4) the loan was previously modified.

b.
For those cases in which the first lien loan modification denial is the result of an NPV calculation, if a borrower disagrees with the property value used by Servicer in the NPV test, the borrower can request that a full appraisal be conducted of the property by an independent licensed appraiser (at borrower expense) consistent with HAMP directive 10-15. Servicer shall comply with the process set forth in HAMP directive 10-15, including using such value in the NPV calculation.

c.
Servicer shall review the information submitted by borrower and use its best efforts to communicate the disposition of borrower's appeal to borrower no later than 30 days after receipt of the information.

d.	If Servicer denies borrower's appeal, Servicer's appeal denial letter shall include a description of other available loss mitigation, including short sales and deeds in lieu of foreclosure.

H.	General Loss Mitigation Requirements.

1.
Servicer shall maintain adequate staffing and systems for tracking borrower documents and information that are relevant to foreclosure, loss mitigation, and other Servicer operations. Servicer shall make periodic assessments to ensure that its staffing and systems are adequate.

2.
Servicer shall maintain adequate staffing and caseload limits for SPOCs and employees responsible for handling foreclosure, loss mitigation and related communications with borrowers and housing counselors. Servicer shall make periodic assessments to ensure that its staffing and systems are adequate.

3.	Servicer shall establish reasonable minimum experience, educational and training requirements for loss mitigation staff.

4.	Servicer shall document electronically key actions taken on a foreclosure, loan modification, bankruptcy, or other servicing file, including communications with the borrower.

5.	Servicer shall not adopt compensation arrangements for its employees that encourage foreclosure over loss mitigation alternatives.

6.
Servicer shall not make inaccurate payment delinquency reports to credit reporting agencies when the borrower is making timely reduced payments pursuant to a trial or other loan modification agreement. Servicer shall provide the borrower, prior to entering into a trial loan modification, with clear and conspicuous written information that adverse credit reporting consequences may result from the borrower making reduced payments during the trial period.

7.
Where Servicer grants a loan modification, Servicer shall provide borrower with a copy of the fully executed loan modification agreement within 45 days of receipt of the executed copy from the borrower. If the modification is not in writing, Servicer shall provide the borrower with a written summary of its terms, as promptly as possible, within 45 days of the approval of the modification.

8.	Servicer shall not instruct, advise or recommend that borrowers go into default in order to qualify for loss mitigation relief.

9.	Servicer shall not discourage borrowers from working or communicating with legitimate non-profit housing counseling services.

10.
Servicer shall not, in the ordinary course, require a borrower to waive or release claims and defenses as a condition of approval for a loan modification program or other loss mitigation relief. However, nothing herein shall preclude Servicer from requiring a waiver or release of claims and defenses with respect to a loan modification offered in connection with the resolution of a contested claim, when the borrower would not otherwise be qualified for the loan modification under existing Servicer programs.

11.
Servicer shall not charge borrower an application fee in connection with a request for a loan modification. Servicer shall provide borrower with a pre-paid overnight envelope or pre-paid address label for return of a loan modification application.

12.
Notwithstanding any other provision of this Agreement, and to minimize the risk of borrowers submitting multiple loss mitigation requests for the purpose of delay, Servicer shall not be obligated to evaluate requests for loss mitigation options from (a) borrowers who have already been evaluated or afforded a fair opportunity to be evaluated consistent with the requirements of HAMP or proprietary modification programs, or (b) borrowers who were evaluated after the date of implementation of this Agreement, consistent with this Agreement, unless there has been a material change in the borrower's financial circumstances that is documented by borrower and submitted to Servicer.

I.	Proprietary First Lien Loan Modifications.

1.
Servicer shall make publicly available information on its qualification processes, all required documentation and information necessary for a complete first lien loan modification application, and key eligibility factors for all proprietary loan modifications.

2.
Servicer shall design proprietary first lien loan modification programs that are intended to produce sustainable modifications according to investor guidelines and previous results. Servicer shall design these programs with the intent of providing affordable payments for borrowers needing longer term or permanent assistance.

3.
Servicer shall track outcomes and maintain records regarding characteristics and performance of proprietary first lien loan modifications. Servicer shall provide a description of modification waterfalls, eligibility criteria, and modification terms, on a publicly-available website.

4.	Servicer shall not charge any application or processing fees for proprietary first lien loan modifications.

J.	Proprietary Second Lien Loan Modifications.

1.	Servicer shall make publicly available information on its qualification processes, all required documentation and information necessary for a complete second lien modification application.

2.	Servicer shall design second lien modification programs with the intent of providing affordable payments for borrowers needing longer term or permanent assistance.

3.	Servicer shall not charge any application or processing fees for second lien modifications.

4.
When an eligible borrower with a second lien submits all required information for a second lien loan modification and the modification request is denied, Servicer shall promptly send a written non-approval notice to the borrower.

K.	Short Sales.

1.	Servicer shall make publicly available information on general requirements for the short sale process.

2.	Servicer shall consider appropriate monetary incentives to underwater borrowers to facilitate short sale options.

3.	Servicer shall develop a cooperative short sale process which allows the borrower the opportunity to engage with Servicer to pursue a short sale evaluation prior to putting home on the market.

4.
Servicer shall send written confirmation of the borrower's first request for a short sale to the borrower or his or her agent within 10 business days of receipt of the request and proper written authorization from the borrower allowing Servicer to communicate with the borrower's agent. The confirmation shall include basic information about the short sale process and Servicer's requirements, and will state clearly and conspicuously that the Servicer may demand a deficiency payment if such deficiency claim is permitted by applicable law.

5.
Servicer shall send borrower at borrower's address of record or to borrower's agent timely written notice of any missing required documents for consideration of short sale within 30 days of receiving borrower's request for a short sale.

6.
Servicer shall review the short sale request submitted by borrower and communicate the disposition of borrower's request no later than 30 days after receipt of all required information and third-party consents.

7.
If the short sale request is accepted, Servicer shall contemporaneously notify the borrower whether Servicer or investor will demand a deficiency payment or related cash contribution and the approximate amount of that deficiency, if such deficiency obligation is permitted by applicable law. If the short sale request is denied, Servicer shall provide reasons for the denial in the written notice. If Servicer waives a deficiency claim, it shall not sell or transfer such claim to a third-party debt collector or debt buyer for collection.

L.	Loss Mitigation During Bankruptcy.

1.
Servicer may not deny any loss mitigation option to eligible borrowers on the basis that the borrower is a debtor in bankruptcy so long as borrower and any trustee cooperates in obtaining any appropriate approvals or consents.

2.
Servicer shall, to the extent reasonable, extend trial period loan modification plans as necessary to accommodate delays in obtaining bankruptcy court approvals or receiving full remittance of debtor's trial period payments that have been made to a chapter 13 trustee. In the event of a trial period extension, the debtor must make a trial period payment for each month of the trial period, including any extension month.

3.
When the debtor is in compliance with a trial period or permanent loan modification plan, Servicer will not object to confirmation of the debtor's chapter 13 plan, move to dismiss the pending bankruptcy case, or file a MRS solely on the basis that the debtor paid only the amounts due under the trial period or permanent loan modification plan, as opposed to the non-modified mortgage payments.

M.	Transfer of Servicing of Loans Pending for Permanent Loan Modification.

1.	Ordinary Transfer of Servicing from Servicer to Successor Servicer or Subservicer.

a.	At time of transfer or sale, Servicer shall inform successor servicer (including a subservicer) whether a loan modification is pending.

b.	Any contract for the transfer or sale of servicing rights shall obligate the successor servicer to accept and continue processing pending loan modification requests.

c.	Any contract for the transfer or sale of servicing rights shall obligate the successor servicer to honor trial and permanent loan modification agreements entered into by prior servicer.

d.	Any contract for transfer or sale of servicing rights shall designate that borrowers are third party beneficiaries under paragraphs IV.M.1.b and IV.M.1.c, above.

2.
Transfer of Servicing to Servicer. When Servicer acquires servicing rights from another servicer, Servicer shall ensure that it will accept and continue to process pending loan modification requests from the prior servicer, and that it will honor trial and permanent loan modification agreements entered into by the prior servicer.

V.	Protections for Military Personnel.

A.
Servicer shall comply with all applicable provisions of the Servicemembers Civil Relief Act (SCRA), 50 U.S.C. Appx. § 501 et seq., and any applicable state law offering protections to servicemembers, and shall engage an independent consultant whose duties shall include a review of (a) all foreclosures in which an SCRA-eligible servicemember is known to have been an obligor or mortgagor, and (b) a sample of foreclosure actions (which sample will be appropriately enlarged to the extent Servicer identifies material exceptions), from January 1, 2009 to December 31, 2010 to determine whether the foreclosures were in compliance with the SCRA. Servicer shall remediate all monetary damages in compliance with the banking regulator Consent Orders.

B.
When a borrower states that he or she is or was within the preceding 9 months (or the then applicable statutory period under the SCRA) in active military service or has received and is subject to military orders requiring him or her to commence active military service, Lender shall determine whether the borrower may be eligible for the protections of the SCRA or for the protections of the provisions of paragraph V.F. If Servicer determines the borrower is so eligible, Servicer shall, until Servicer determines that such customer is no longer protected by the SCRA,

1.	if such borrower is not entitled to a SPOC, route such customers to employees who have been specially trained about the protections of the SCRA to respond to such borrower's questions, or

2.	if such borrower is entitled to a SPOC, designate as a SPOC for such borrower a person who has been specially trained about the protections of the SCRA (Servicemember SPOC).

C.	Servicer shall, in addition to any other reviews it may perform to assess eligibility under the SCRA, (i) before referring a loan for foreclosure, (ii) within seven days before a foreclosure sale, and (iii) the later of (A) promptly after a foreclosure sale and (B) within three days before the regularly scheduled end of any redemption period, determine whether the secured property is owned by a servicemember covered under SCRA by searching the Defense Manpower Data Center (DMDC) for evidence of SCRA eligibility by either (a) last name and social security number, or (b) last name and date of birth.

D.
When a servicemember provides written notice requesting protection under the SCRA relating to interest rate relief, but does not provide the documentation required by Section 207(b)(1) of the SCRA (50 USC Appx. § 527(b)(1)), Servicer shall accept, in lieu of the documentation required by Section 207(b)(1) of the SCRA, a letter on official letterhead from the servicemember's commanding officer including a contact telephone number for confirmation:

1.
Addressed in such a way as to signify that the commanding officer recognizes that the letter will be relied on by creditors of the servicemember (a statement that the letter is intended to be relied upon by the Servicemember's creditors would satisfy this requirement);

2.	Setting forth the full name (including middle initial, if any), Social Security number and date of birth of the servicemember;

3.	Setting forth the home address of the servicemember; and

4.
Setting forth the date of the military orders marking the beginning of the period of military service of the servicemember and, as may be applicable, that the military service of the servicemember is continuing or the date on which the military service of the servicemember ended.

E.
Servicer shall notify customers who are 45 days delinquent that, if they are a servicemember, (a) they may be entitled to certain protections under the SCRA regarding the servicemember's interest rate and the risk of foreclosure, and (b) counseling for covered servicemembers is available at agencies such as Military OneSource, Armed Forces Legal Assistance, and a HUD-certified housing counselor. Such notice shall include a toll-free number that servicemembers may call to be connected to a person who has been specially trained about the protections of the SCRA to respond to such borrower's questions. Such telephone number shall either connect directly to such a person or afford a caller the ability to identify him- or herself as an eligible servicemember and be routed to such persons. Servicers hereby confirm that they intend to take reasonable steps to ensure the dissemination of such toll-free number to customers who may be eligible servicemembers.

F.
Irrespective of whether a mortgage obligation was originated before or during the period of a servicemember's military service, if, based on the determination described in the last sentence and subject to Applicable Requirements, a servicemember's military orders (or any letter complying with paragraph V.D), together with any other documentation satisfactory to the Servicer, reflects that the servicemember is (a) eligible for Hostile Fire/Imminent Danger Pay and (b) serving at a location (i) more than 750 miles from the location of the secured property or (ii) outside of the United States, then to the extent consistent with Applicable Requirements, the Servicer shall not sell, foreclose, or seize a property for a breach of an obligation on real property owned by a servicemember that is secured by mortgage, deed of trust, or other security in the nature of a mortgage, during, or within 9 months after, the period in which the servicemember is eligible for Hostile Fire/Imminent Danger Pay, unless either (i) Servicer has obtained a court order granted before such sale, foreclosure, or seizure with a return made and approved by the court, or (ii) if made pursuant to an agreement as provided in section 107 of the SCRA (50 U.S.C. Appx. § 517). Unless a servicemember's eligibility for the protection under this paragraph can be fully determined by a proper search of the DMDC website, Servicer shall only be obligated under this provision if it is able to determine, based on a servicemember's military orders (or any letter complying with paragraph V.D), together with any other documentation provided by or on behalf of the servicemember that is satisfactory to the Servicer, that the servicemember is (a) eligible for Hostile Fire/Imminent Danger Pay and (b) serving at a location (i) more than 750 miles from the location of the secured property or (ii) outside of the United States.

G.
Servicer shall not require a servicemember to be delinquent to qualify for a short sale, loan modification, or other loss mitigation relief if the servicemember is suffering financial hardship and is otherwise eligible for such loss mitigation. Subject to Applicable Requirements, for purposes of assessing financial hardship in relation to (i) a short sale or deed in lieu transaction, Servicer will take into account whether the servicemember is, as a result of a permanent change of station order, required to relocate even if such servicemember's income has not been decreased, so long as the servicemember does not have sufficient liquid assets to make his or her monthly mortgage payments, or (ii) a loan modification, Servicer will take into account whether the servicemember is, as a result of his or her under military orders required to relocate to a new duty station at least seventy five mile from his or her residence/secured property or to reside at a location other than the residence/secured property, and accordingly is unable personally to occupy the residence and (a) the residence will continue to be occupied by his or her dependents, or (b) the residence is the only residential property owned by the servicemember.

H.
Servicer shall not make inaccurate reports to credit reporting agencies when a servicemember, who has not defaulted before relocating under military orders to a new duty station, obtains a short sale, loan modification, or other loss mitigation relief.

VI.	Restrictions on Servicing Fees.

A.	General Requirements.

1.
All default, foreclosure and bankruptcy-related service fees, including third-party fees, collected from the borrower by Servicer shall be bona fide, reasonable in amount, and disclosed in detail to the borrower as provided in paragraphs I.B.10 and VI.B.1.

B.	Specific Fee Provisions.

1.
Schedule of Fees. Servicer shall maintain and keep current a schedule of common non-state specific fees or ranges of fees that may be charged to borrowers by or on behalf of Servicer. Servicer shall make this schedule available on its website and to the borrower or borrower's authorized representative upon request. The schedule shall identify each fee, provide a plain language explanation of the fee, and state the maximum amount of the fee or how the fee is calculated or determined.

2.	Servicer may collect a default-related fee only if the fee is for reasonable and appropriate services actually rendered and one of the following conditions is met:

a.	the fee is expressly or generally authorized by the loan instruments and not prohibited by law or this Agreement;

b.	the fee is permitted by law and not prohibited by the loan instruments or this Agreement; or

c.
the fee is not prohibited by law, this Agreement or the loan instruments and is a reasonable fee for a specific service requested by the borrower that is collected only after clear and conspicuous disclosure of the fee is made available to the borrower.

3.	Attorneys' Fees. In addition to the limitations in paragraph VI.B.2 above, attorneys' fees charged in connection with a foreclosure action or bankruptcy proceeding shall only be for work actually performed and shall not exceed reasonable and customary fees for such work. In the event a foreclosure action is terminated prior to the final judgment and/or sale for a loss mitigation option, a reinstatement, or payment in full, the borrower shall be liable only for reasonable and customary fees for work actually performed.

4.	Late Fees.

a.
Servicer shall not collect any late fee or delinquency charge when the only delinquency is attributable to late fees or delinquency charges assessed on an earlier payment, and the payment is otherwise a full payment for the applicable period and is paid on or before its due date or within any applicable grace period.

b.
Servicer shall not collect late fees (i) based on an amount greater than the past due amount; (ii) collected from the escrow account or from escrow surplus without the approval of the borrower; or (iii) deducted from any regular payment.

c.
Servicer shall not collect any late fees for periods during which (i) a complete loan modification application is under consideration; (ii) the borrower is making timely trial modification payments; or (iii) a short sale offer is being evaluated by Servicer.

C.	Third-Party Fees.

1.	Servicer shall not impose unnecessary or duplicative property inspection, property preservation or valuation fees on the borrower, including, but not limited to, the following:

a.
No property preservation fees shall be imposed on eligible borrowers who have a pending application with Servicer for loss mitigation relief or are performing under a loss mitigation program, unless Servicer has a reasonable basis to believe that property preservation is necessary for the maintenance of the property, such as when the property is vacant or listed on a violation notice from a local jurisdiction;

b.
No property inspection fee shall be imposed on a borrower any more frequently than the timeframes allowed under GSE or HUD guidelines unless Servicer has identified specific circumstances supporting the need for further property inspections; and

c.
Servicer shall be limited to imposing property valuation fees (e.g., BPO) to once every 12 months, unless other valuations are requested by the borrower to facilitate a short sale or to support a loan modification as outlined in paragraph IV.G.3.a, or required as part of the default or foreclosure valuation process.

2.	Default, foreclosure and bankruptcy-related services performed by third parties shall be at reasonable market value.

3.
Servicer shall not collect any fee for default, foreclosure or bankruptcy-related services by an affiliate unless the amount of the fee does not exceed the lesser of (a) any fee limitation or allowable amount for the service under applicable state law, and (b) the market rate for the service. To determine the market rate, Servicer shall obtain annual market reviews of its affiliates' pricing for such default and foreclosure-related services; such market reviews shall be performed by a qualified, objective, independent third-party professional using procedures and standards generally accepted in the industry to yield accurate and reliable results. The independent third-party professional shall determine in its market survey the price actually charged by third-party affiliates and by independent third party vendors.

4.	Servicer shall be prohibited from collecting any unearned fee, or giving or accepting referral fees in relation to third-party default or foreclosure-related services.

5.	Servicer shall not impose its own mark-ups on Servicer initiated third-party default or foreclosure-related services.

D.	Certain Bankruptcy Related Fees.

1.
Servicer must not collect any attorney's fees or other charges with respect to the preparation or submission of a POC or MRS document that is withdrawn or denied, or any amendment thereto that is required, as a result of a substantial misstatement by Servicer of the amount due.

2.
Servicer shall not collect late fees due to delays in receiving full remittance of debtor's payments, including trial period or permanent modification payments as well as post-petition conduit payments in accordance with 11 U.S.C. § 1322(b)(5), that debtor has timely (as defined by the underlying Chapter 13 plan) made to a chapter 13 trustee.

VII.	Force-Placed Insurance.

A.	General Requirements for Force-Placed Insurance.

1.
Servicer shall not obtain force-placed insurance unless there is a reasonable basis to believe the borrower has failed to comply with the loan contract's requirements to maintain property insurance. For escrowed accounts, Servicer shall continue to advance payments for the homeowner's existing policy, unless the borrower or insurance company cancels the existing policy.

For purposes of this section VII, the term “force-placed insurance” means hazard insurance coverage obtained by Servicer when the borrower has failed to maintain or renew hazard or wind insurance on such property as required of the borrower under the terms of the mortgage.

2.	Servicer shall not be construed as having a reasonable basis for obtaining force-placed insurance unless the requirements of this section VII have been met.

3.	Servicer shall not impose any charge on any borrower for force-placed insurance with respect to any property securing a federally related mortgage unless:

a.	Servicer has sent, by first-class mail, a written notice to the borrower containing:

i.	A reminder of the borrower's obligation to maintain hazard insurance on the property securing the federally related mortgage;

ii.	A statement that Servicer does not have evidence of insurance coverage of such property;

iii.	A clear and conspicuous statement of the procedures by which the borrower may demonstrate that the borrower already has insurance coverage;

iv.	A statement that Servicer may obtain such coverage at the borrower's expense if the borrower does not provide such demonstration of the borrower's existing coverage in a timely manner;

v.	A statement that the cost of such coverage may be significantly higher than the cost of the homeowner's current coverage;

vi.	For first lien loans on Servicer's primary servicing system, a statement that, if the borrower desires to maintain his or her voluntary policy, Servicer will offer an escrow account and advance the premium due on the voluntary policy if the borrower: (a) accepts the offer of the escrow account; (b) provides a copy of the invoice from the voluntary carrier; (c) agrees in writing to reimburse the escrow advances through regular escrow payments; (d) agrees to escrow to both repay the advanced premium and to pay for the future premiums necessary to maintain any required insurance policy; and (e) agrees Servicer shall manage the escrow account in accordance with the loan documents and with state and federal law; and

vii.	A statement, in the case of single interest coverage, that the coverage may only protect the mortgage holder's interest and not the homeowner's interest.

b.
Servicer has sent, by first-class mail, a second written notice, at least 30 days after the mailing of the notice under paragraph VII.A.3.a that contains all the information described in each clause of such paragraph.

c.
Servicer has not received from the borrower written confirmation of hazard insurance coverage for the property securing the mortgage by the end of the 15-day period beginning on the date the notice under paragraph VII.A.3.b was sent by Servicer.

4.
Servicer shall accept any reasonable form of written confirmation from a borrower or the borrower's insurance agent of existing insurance coverage, which shall include the existing insurance policy number along with the identity of, and contact information for, the insurance company or agent.

5.
Servicer shall not place hazard or wind insurance on a mortgaged property, or require a borrower to obtain or maintain such insurance, in excess of the greater of replacement value, last-known amount of coverage or the outstanding loan balance, unless required by Applicable Requirements, or requested by borrower in writing.

6.	Within 15 days of the receipt by Servicer of evidence of a borrower's existing insurance coverage, Servicer shall:

a.	Terminate the force-placed insurance; and

b.
Refund to the consumer all force-placed insurance premiums paid by the borrower during any period during which the borrower's insurance coverage and the force placed insurance coverage were each in effect, and any related fees charged to the consumer's account with respect to the force-placed insurance during such period.

7.	Servicer shall make reasonable efforts to work with the borrower to continue or reestablish the existing homeowner's policy if there is a lapse in payment and the borrower's payments are escrowed.

8.	Any force-placed insurance policy must be purchased for a commercially reasonable price.

9.
No provision of this section VII shall be construed as prohibiting Servicer from providing simultaneous or concurrent notice of a lack of flood insurance pursuant to section 102(e) of the Flood Disaster Protection Act of 1973.

VIII.	General Servicer Duties and Prohibitions.

A.	Measures to Deter Community Blight.

1.	Servicer shall develop and implement policies and procedures to ensure that REO properties do not become blighted.

2.	Servicer shall develop and implement policies and procedures to enhance participation and coordination with state and local land bank programs,

neighborhood stabilization programs, nonprofit redevelopment programs, and other anti-blight programs, including those that facilitate discount sale or donation of low-value REO properties so that they can be demolished or salvaged for productive use.

3.
As indicated in I.A.18, Servicer shall (a) inform borrower that if the borrower continues to occupy the property, he or she has responsibility to maintain the property, and an obligation to continue to pay taxes owed, until a sale or other title transfer action occurs; and (b) request that if the borrower wishes to abandon the property, he or she contact Servicer to discuss alternatives to foreclosure under which borrower can surrender the property to Servicer in exchange for compensation.

4.	When the Servicer makes a determination not to pursue foreclosure action on a property with respect to a first lien mortgage loan, Servicer shall:

a.
Notify the borrower of Servicer's decision to release the lien and not pursue foreclosure, and inform borrower about his or her right to occupy the property until a sale or other title transfer action occurs; and

b.	Notify local authorities, such as tax authorities, courts, or code enforcement departments, when Servicer decides to release the lien and not pursue foreclosure.

B.	Tenants' Rights.

1.	Servicer shall comply with all applicable state and federal laws governing the rights of tenants living in foreclosed residential properties.

2.	Servicer shall develop and implement written policies and procedures to ensure compliance with such laws.

IX.	General Provisions, Definitions, and Implementation.

A.	Applicable Requirements.

1.
The servicing standards and any modifications or other actions taken in accordance with the servicing standards are expressly subject to, and shall be interpreted in accordance with, (a) applicable federal, state and local laws, rules and regulations, including, but not limited to, any requirements of the federal banking regulators, (b) the terms of the applicable mortgage loan documents, (c) Section 201 of the Helping Families Save Their Homes Act of 2009, and (d) the terms and provisions of the Servicer Participation Agreement with the Department of Treasury, any servicing agreement, subservicing agreement under which Servicer services for others, special servicing agreement, mortgage or bond insurance policy or related agreement or requirements to which Servicer is a party and by which it or its servicing is bound pertaining to the servicing or ownership of the mortgage loans, including without limitation the requirements, binding directions, or investor guidelines of the applicable investor (such as Fannie Mae or Freddie Mac), mortgage or bond insurer, or credit enhancer (collectively, the “Applicable Requirements”).

2.
In the event of a conflict between the requirements of the Agreement and the Applicable Requirements with respect to any provision of this Agreement such that the Servicer cannot comply without violating Applicable Requirements or being subject to adverse action, including fines and penalties, Servicer shall document such conflicts and notify the Monitor and the Monitoring Committee that it intends to comply with the Applicable Requirements to the extent necessary to eliminate the conflict. Any associated Metric provided for in the Enforcement Terms will be adjusted accordingly.

B.	Definitions.

1.
In each instance in this Agreement in which Servicer is required to ensure adherence to, or undertake to perform certain obligations, it is intended to mean that Servicer shall: (a) authorize and adopt such actions on behalf of Servicer as may be necessary for Servicer to perform such obligations and undertakings; (b) follow up on any material non-compliance with such actions in a timely and appropriate manner; and (c) require corrective action be taken in a timely manner of any material non-compliance with such obligations.

2.
References to Servicer shall mean Bank of America, N.A. and shall include Servicer's successors and assignees in the event of a sale of all or substantially all of the assets of Servicer or of Servicer's division(s) or major business unit(s) that are engaged as a primary business in customer-facing servicing of residential mortgages on owner-occupied properties. The provisions of this Agreement shall not apply to those divisions or major business units of Servicer that are not engaged as a primary business in customer-facing servicing of residential mortgages on owner-occupied one-to-four family properties on its own behalf or on behalf of investors.

EXHIBIT B

DISTRIBUTION OF FUNDS

1.Any amount of the Direct Payment Settlement Amount that is not distributed pursuant to Paragraph 2 shall be distributed as follows.

a.
Federal Payment Settlement Amount. The Escrow Agent shall distribute $911,777,917.00 (the “Federal Payment Settlement Amount”) to the United States in accordance with instructions to be provided by the United States.

i.
Of the Federal Payment Settlement Amount, $684,090,417.00 shall, following payment of any amounts owed as a result of resolutions pursuant to 31 U.S.C. § 3730(d), and subject to 28 U.S.C. § 527 (Note), be deposited for losses incurred into FHA's Capital Reserve Account, the Veterans Housing Benefit Program Fund (pursuant to 38 U.S.C. § 3722(c)(3), as being incident to housing loan operations) or as otherwise directed by the Department of Veterans Affairs, and as directed by Rural Housing Service, Department of Agriculture, in accordance with instructions from the United States. The United States intends that such deposits conform with the Miscellaneous Receipts Act and other law.

ii.
The Federal Payment Settlement Amount includes resolution of the following qui tam actions: (i) $75,000,000 from the claims in United States ex rel. Lagow v. Countrywide Financial Corp., et al., Civil Action No. CV-09-2040 (E.D.N.Y.); (ii) $45,000,000 from those claims in United States ex rel. Bibby et al. v. JPMorgan Chase et al., No. 2:11-cv-00535-RHL-RJJ (N.D. Ga.) that are expressly released by the United States in this litigation; (iii) $95,000,000 from those claims in United States ex rel. Szymoniak v. [SEALED], Civ No. 0:10-cv-01465 (D.S.C.) and in United States ex rel. Szymoniak v. [SEALED], Civ No. 3:10-cv-575 (W.D.N.C.) that are expressly released by the United States in this litigation; (iv) $6,500,000 from the claims in United States ex rel. Mackler v. Bank of America, N.A., et al.,

11-CV-3270 (SLT) (E.D.N.Y.); and (v) $6,187,500 from the claims in United States ex rel. Harris v. J.P. Morgan Chase & Co., et al., Civil Action No. 10-10068-GAO (D. Mass). Following payment of any amounts owed as a result of resolutions pursuant to 31 U.S.C. § 3730(d), and subject to 28 U.S.C. § 527 (Note), these amounts shall be deposited into FHA's Capital Reserve Account and the Veterans Housing Benefit Program Fund (pursuant to 38 U.S.C. § 3722(c)(3), as being incident to housing loan operations) or as otherwise directed by the Department of Veterans Affairs, in accordance with instructions from the United States. The United States intends that such deposits conform with the Miscellaneous Receipts and other law.

b.
State Payment Settlement Amounts. In accordance with written instructions from each State Attorney General, the Escrow Agent shall distribute cash payments in the total amounts set forth in the attached Exhibit B-1.

i.
Each State Attorney General shall designate the uses of the funds set forth in the attached Exhibit B-1. To the extent practicable, such funds shall be used for purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud, or unfair or deceptive acts or practices and to compensate the States for costs resulting from the alleged unlawful conduct of the Defendants. Such permissible purposes for allocation of the funds include, but are not limited to, supplementing the amounts paid to state homeowners under the Borrower Payment Fund, funding for housing counselors, state and local foreclosure assistance hotlines, state and local foreclosure mediation programs, legal assistance, housing remediation and anti-blight projects, funding for training and staffing of financial fraud or consumer protection enforcement efforts, and civil penalties. Accordingly, each Attorney General has set forth general instructions for the funds in the attached Exhibit B-2.

ii.
No more than ten percent of the aggregate amount paid to the State Parties under this paragraph 1(b) may be designated as a civil penalty, fine, or similar payment. The remainder of the payments is intended to remediate the harms to the States and their communities resulting from the alleged unlawful conduct of the Defendant and to facilitate the implementation of the Borrower Payment Fund and consumer relief.

2.Of the Direct Payment Settlement Amount, $1,579,813,925.00 shall be distributed as follows:

a.
In accordance with written instructions from the State members of the Monitoring Committee, the Escrow Agent shall make available $1,489,813,925.00 to the Administrator to provide cash payments to borrowers whose homes were finally sold or taken in foreclosure between and including January 1, 2008 and December 31, 2011; who submit claims arising from the Covered Conduct; and who otherwise meet criteria set forth by the State members of the Monitoring Committee. Any amounts made available hereunder remain a part of the Qualified Settlement Fund until distributed to borrowers and shall be administered in accordance with the terms set forth in Exhibit C.

b.
In accordance with written instructions from the State members of the Monitoring Committee, the Escrow Agent shall distribute $15,000,000.00 to the National Association of Attorneys General (NAAG) to create and administer the “Financial Services and Consumer Protection Enforcement, Education and Training Fund.” Such Fund shall be used to pay for expenses and training relating to the investigation and prosecution of cases involving fraud, unfair and deceptive acts and practices, and other illegal conduct related to financial services or state consumer protection laws.

Illustrative examples include, but are not limited to, travel costs associated with investigation, litigation, or settlement of financial services or consumer protection cases; expert witness and consulting fees, training programs, NAAG Consumer Protection Conferences, information exchanges, public education campaigns, and other uses. The State members of the Monitoring Committee shall develop rules and regulations governing the Financial Services and Consumer Protection Enforcement, Education and Training Fund in a separate memorandum of understanding after this Consent Judgment has been entered.

c.
In accordance with written instructions from the State members of the Monitoring Committee, the Escrow Agent shall distribute a total of $10,000,000.00 to the members of the Executive Committee and the Ameriquest Financial Services Fund (“AMFSF”) for reimbursement of costs and attorneys fees incurred during the investigation of this case and the settlement negotiations and for subsequent expenditures as authorized by each Attorney General. Such payments shall be made as designated by the Iowa Attorney General as the Chairman of the Executive Committee, and shall be made to the State Attorneys General of Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Iowa, Massachusetts, North Carolina, Ohio, Tennessee, Texas, and Washington and the Maryland Department of Labor, Licensing and Regulation and the Ameriquest Financial Services Fund. The authorized representatives of each state attorney general, the Maryland Department of Labor, Licensing and Regulation and the AMFSF will provide a letter to the Escrow Agent directing how each separate payment should be made.

d.
In accordance with written instructions from the State members of the Monitoring Committee, the Escrow Agent shall distribute $65,000,000.00 to the Conference of State Bank Supervisors (CSBS). CSBS shall use $15,000,000 to establish the “State

Financial Regulation Fund,” a fund to be managed and used by CSBS to support and improve state financial regulation and supervision. From the balance, CSBS shall transfer $1,000,000 per state to the state financial regulators who have signed this Consent Judgment. Where multiple agencies within a single state claim regulatory jurisdiction, CSBS shall transfer that state's funds as provided in an agreement between or among those regulatory agencies. In addition, state financial regulators may, at their discretion, enter into an agreement with CSBS for the management and disbursement of all or a portion of the funds paid to them. If, for any reason, a state financial regulator elects to forego receipt of their transfer payment or in the case of a participating state where the state financial regulator declines to sign this Consent Judgment, such funds shall revert to the State Financial Regulation Fund.

3.
Any interest earned on funds held by the Escrow Agent may be used, at the discretion of the State members of the Monitoring Committee, to pay the costs and expenses of the escrow or the costs and expenses of administration, including taxes, or for any other housing related purpose.

4.
Notwithstanding any implication to the contrary in any of the provisions of Exhibit B-2, all instructions therein shall be subject to the provisions of paragraph 1.b(i) and 1.b(ii) of this Exhibit B. If and to the extent any amounts are paid into a fund or escrow account established by a State Party that is not an integral part of the government of such State, it is intended that such fund or account be deemed a Qualified Settlement Fund within the meaning of Treasury Regulation Section 1.468B-1 of the U.S. Internal Revenue Code of 1986, as amended. To the extent that any state designates any payments hereunder as a civil penalty, such state shall provide the Defendant(s), upon request, such information as is reasonably necessary for tax reporting purposes with respect to such civil penalty.

EXHIBIT B1

EXHIBIT B1

STATE	DOLLAR ALLOCATION	STATE	DOLLAR ALLOCATION
AK	$3,286,839	MS	$13,580,374
AL	$25,305,692	MT	$4,858,276
AR	$12,830,241	NC	$60,852,159
AZ	$97,784,204	ND	$1,947,666
CA	$410,576,996	NE	$8,422,528
CO	$50,170,188	NH	$9,575,447
CT	$26,102,142	NJ	$72,110,727
DC	$4,433,081	NM	$11,174,579
DE	$7,913,923	NV	$57,368,430
FL	$334,073,974	NY	$107,642,490
GA	$99,365,105	OH	$92,783,033
HI	$7,911,883	OR	$29,253,190
IA	$14,651,922	PA	$66,527,978
ID	$13,305,209	RI	$8,500,755
IL	$105,806,405	SC	$31,344,349
IN	$43,803,419	SD	$2,886,824
KS	$13,778,401	TN	$41,207,810
KY	$19,198,220	TX	$134,628,489
LA	$21,741,560	UT	$21,951,641
MA	$44,450,668	VA	$66,525,233
MD	$59,697,470	VT	$2,552,240
ME	$6,907,023	WA	$54,242,749
MI	$97,209,465	WI	$30,191,806
MN	$41,536,169	WV	$5,748,915
MO	$39,583,212	WY	$2,614,515

EXHIBIT B2

EXHIBIT B2

ALABAMA

The Court awards the State of Alabama a judgment in the amount of $25,305,692, which shall be paid by electronic transfer to the Office of the Attorney General. Of this amount, the Court awards $2,530,569 dollars in civil penalties (or 10% of the total) as defined by and in accordance with Code of Alabama, 1975, §8-19-11 for misconduct relating to the banks' robo-signing in violation of Alabama's Deceptive Trade Practices Act. The remaining amount shall be used by the Attorney General, at his sole discretion, for costs of investigation and litigation, for law enforcement efforts to prevent and prosecute financial fraud, and/or for public protection purposes, such as to defray the operating cost of any function of the Attorney General's Office that protects citizens, whether through investigation, representation, regulation, mediation, prosecution, victims' assistance, or consumer education concerning consumer-related financial or other crimes, or, at the sole discretion of the Attorney General, to be used for housing programs, housing counseling, legal assistance, foreclosure prevention hotlines, foreclosure mediation and investigation of financial fraud or other wrongdoing overseen by any division of the Attorney General's Office.

In addition, the Attorney General may distribute any amount from the funds, at his sole discretion, to other governmental entities or charitable organizations whose eleemosynary purposes benefit those affected by the aforementioned misconduct

ALASKA

Alaska's payment of $3,286,839.00 shall be to the State of Alaska and delivered to the Office of the Attorney General, 1031 West 4th Avenue, Suite 200, Anchorage, Alaska 99501.

ARIZONA

1.    State Payment Settlement Amounts, Consent Judgment Ex. B, Paragraph 1(b)(i)
Arizona's share of the State Payment Settlement Amounts (“Funds”) provided under this Consent Judgment, and any interest thereon, shall be made payable to the Office of the Arizona Attorney General. The Attorney General shall direct the use of the Funds in Arizona. The Funds shall be used for purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud, or unfair or deceptive acts or practices and to compensate the State for costs resulting from the alleged unlawful conduct of the Defendants. Such permissible purposes for allocation of the funds include, but are not limited to, supplementing the amounts paid to state homeowners under the Borrower Payment Fund, funding for housing counselors, state and local foreclosure assistance hotlines, state and local foreclosure mediation programs, legal assistance, housing remediation and anti-blight projects, funding for training and staffing of financial fraud or consumer protection enforcement efforts, and civil penalties.

The Attorney General shall deposit the Funds with the State Treasurer and the Funds shall be held in a separate Court Ordered Trust Fund account and all interest thereon deposited into that account and used only for the purposes set forth herein.

2.    Executive Committee Payment, Consent Judgment Ex. B, Paragraph 2(c)
Any funds paid to the Office of the Arizona Attorney General as reimbursement for attorneys fees and costs for serving on the Executive Committee, and any interest thereon, shall be deposited into the consumer fraud revolving fund pursuant to A.R.S. § 44-1531.01 and used for the purposes set forth therein.

ARKANSAS

For the payment to the State of Arkansas as provided in Paragraph III (3) of the Consent Judgment, and it accordance with the provisions of Paragraph 1. (b) of Exhibit B to the Consent Judgment, Attorney General Dustin McDaniel directs that the total anticipated sum of Twelve Million, Eight Hundred Thirty Thousand, two hundred and forty-one dollars ($12,830,241) be paid to the State of Arkansas Office of the Attorney General (and delivered to Carol Thompson, Chief Financial Officer) to then be distributed by the Attorney General to the following entities for the following purposes:

1.
To the Arkansas Development Finance Authority to fund programs that provide to Arkansas residents down payment assistance, financial literacy and mortgage and foreclosure counseling ,tax credit assistance, rental assistance, low-interest financing, land acquisition, new construction, rehabilitation construction, and reconstruction, the sum of Nine Million dollars ($9,000,000.00);

2.	To the Arkansas Access to Justice Commission to provide equal access to justice to Arkansas residents affected by the mortgage and foreclosure crisis, the sum of Two Million dollars ($2,000,000.00);

3.	To the University of Arkansas School of Law to support its legal aid clinic, which provides legal representation to low-income Arkansans, the sum of Five Hundred Thousand dollars ($500,000.00);

4.
To the University of Arkansas at Little Rock School of Law to support its legal aid clinic, which provides legal representation to low-income Arkansans, the sum of Five Hundred Thousand dollars ($500,000.00);

And, to the Arkansas Treasury the remaining funds for fees, costs, and the costs of investigation and pursuit of this matter, the sum of Eight Hundred Thirty Thousand, two hundred and forty-one dollars ($830,241.00).

CALIFORNIA

The payment to the California Attorney General's Office shall be used as follows:

a)	Ten percent of the payment shall be paid as a civil penalty and deposited in the Unfair Competition Law Fund;

b)
The remainder shall be paid and deposited into a Special Deposit Fund created for the following purposes: for the administration of the terms of this Consent Judgment; monitoring  compliance with the terms of this Consent Judgment and enforcing the terms of this Consent Judgment; assisting in the implementation of the relief programs and servicing standards as described in this

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Consent Judgment; supporting the Attorney General's continuing investigation into misconduct in the origination, servicing, and securitization of residential mortgage loans; to fund consumer fraud education, investigation, enforcement operations, litigation, public protection and/or local consumer aid; to provide borrower relief; to fund grant programs to assist housing counselors or other legal aid agencies that represent homeowners, former homeowners, or renters in housing-related matters; to fund other matters, including grant programs, for the benefit of California homeowners affected by the mortgage/foreclosure crisis; or to engage and pay for third parties to develop or administer any of the programs or efforts described above.

COLORADO

1.    State Payment Settlement Amounts, Consent Judgment Ex. B, Paragraph 1(b)(i)
The first $1.0 Million paid to the State of Colorado pursuant to Ex. B, ¶ 1(b)(i), and any interest thereon, shall be held in trust by the Colorado Attorney General and used for future consumer protection and antitrust enforcement and education efforts. The remainder of the funds paid under this provision, and any interest thereon, shall be held in trust by the Colorado Attorney General and used for programs relating to foreclosure prevention, loan modification and housing and for future consumer protection and antitrust enforcement and education efforts.

2.    Executive Committee Payment, Consent Judgment Ex. B, Paragraph 2(c)
The funds paid to the State of Colorado under Ex. B, ¶ 2(c), and any interest thereon, shall be held in trust by the Colorado Attorney General for the following purposes. First, these funds, and any interest thereon, shall be used for reimbursement of the state's actual costs and attorney fees incurred in this matter. The remaining funds, and any interest thereon, shall be held in trust by the Colorado Attorney General and may be used for programs related to foreclosure prevention, loan modification and housing and for future consumer protection and antitrust enforcement and education efforts.

CONNECTICUT

The Escrow Agent shall pay up to $2.2 million of the Direct Payment Settlement Amount payable to the State of Connecticut pursuant to paragraph 1(b) of Exhibit B of this Consent Judgment to provide immediate assistance to Connecticut residents seeking to avoid foreclosure by funding housing counselor positions through the Connecticut Housing Finance Authority and/or the Department of Economic and Community Development and by funding positions and other support to facilitate and expand the Judicial Branch's foreclosure related programs.  All of the remaining Direct Payment Settlement Amount payable to the State of Connecticut pursuant to paragraph 1(b) of Exhibit B of this Consent Judgment shall be disbursed at the written instruction of the Office of the Attorney General after consultation by the Office of the Attorney General with the Office of Policy and Management and appropriate officials of the State of Connecticut as may be required by Connecticut law.

The Escrow Agent shall pay any Direct Payment Settlement Amount payable to the Office of the Attorney General pursuant to paragraph 2(c) of Exhibit B of this Consent Judgment to the Attorney General's Consumer Protection Fund, which funds shall be expended to fund protection and education of consumers, including, without limitation, legal assistance to Connecticut citizens seeking to avoid foreclosure, grants to non-profit legal aid organizations assisting Connecticut citizens seeking to avoid foreclosure, funding to support implementation of this Consent Judgment by the Office of the Attorney General, and for any other purposes intended to avoid preventable foreclosures and to ameliorate the effects of the foreclosure crisis.

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DELAWARE

The amount of $7,913,923.00 will be paid to the Delaware Department of Justice by wire transfer or certified check payable to the “State of Delaware - Consumer Protection Fund”, which shall be used in the sole discretion of the Delaware Department of Justice exclusively for the following purposes related to consumer protection efforts to address the mortgage and foreclosure crisis, financial fraud and deception, and housing-related conduct: (1) investigations, enforcement operations, litigation, and other initiatives conducted or overseen by the Delaware Department of Justice Fraud Division, including training and staffing, (2) the Delaware Automatic Residential Mortgage Foreclosure Mediation Program or any successor program, and (3) grants or other aid to agencies and organizations approved by the Delaware Department of Justice for consumer assistance, consumer education, credit and housing counseling, mediation programs, legal assistance, training, or staffing.  If the payment is made by certified check, it shall be delivered to:

Delaware Department of Justice
Fraud Division, Consumer Protection Unit
820 N. French Street
Wilmington, Delaware  19801
ATTN:  Ian R. McConnel, Division Chief

DISTRICT of COLUMBIA

The payment for the District of Columbia shall be paid to the “D.C. Treasurer” in accordance with instructions provided by the Office of the Attorney General for the District of Columbia.  The payment shall be used by the District of Columbia Government, subject to appropriation, for one or more of the following purposes: (1) mortgage-related or foreclosure-related counseling, (2) mortgage-related or foreclosure-related legal assistance or advocacy, (3) mortgage-related or foreclosure-related mediation, (4) outreach and/or assistance to help current and former homeowners secure the benefits for which they are eligible under mortgage-related or foreclosure-related settlements or judgments, (5) enforcement work in the area of financial fraud or consumer protection.

FLORIDA

Of the payment identified in Exhibit B-1 that Defendants are making to settle this matter with the Attorney General, State of Florida, Department of Legal Affairs, 10% is to be paid to the State of Florida as a penalty; the remainder shall be held in escrow by the escrow agent for subsequent disbursement as directed in writing by the Florida Attorney General for purposes consistent with Exhibit B, paragraph 1b(i) of this consent judgment

GEORGIA

The State Settlement Payment Amount to Georgia shall be paid to the state treasury to the credit of the general fund and shall be available for appropriation by the General Assembly for any purpose permitted by state law, including, to the extent practicable but not limited to, those purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud or unfair or deceptive acts or practices, or to compensate Georgia for costs resulting from the alleged unlawful conduct of the Defendants.

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HAWAII

The monies are to be held in trust for the benefit of homeowners and others in the State of Hawaii who are, have been, or may be affected by mortgage loan proceedings. This includes, but is not limited to, those who have been subject to foreclosure, are in foreclosure, are at risk of foreclosure, have delinquent mortgage loan payments, have negative equity in their homes, have lost their homes due to foreclosure, have been unable to refinance their mortgage loans, or are leasing a dwelling affected by foreclosure. The monies shall be used for housing and financial counseling, public education, mediation, dispute resolution, and enforcement of laws and agreements protecting the rights of homeowners and lessees. The monies shall be used only for these purposes. The monies shall be deposited into an administrative trust account to be administered by the Attorney General of the State of Hawaii, who as custodian shall have sole discretion to make determinations as to the amounts and the purposes for which the monies are to be expended.

IDAHO

Pursuant to Idaho Code § 48-606(5), the money paid to the State of Idaho, as identified in Exhibit B-1 of the Consent Judgment, shall be remitted to the consumer protection fund.

ILLINOIS

The funds allocated to the Attorney General of Illinois shall be expended, in the sole discretion of the Attorney General, primarily for programs to avoid foreclosure and ameliorate the effects on homeowners of the foreclosure crisis, including without limitation,  the funding of: legal assistance, housing counseling, administrative oversight for the funded programs by the Attorney General or others; to support law enforcement efforts to prevent and prosecute financial fraud or unfair and deceptive acts or practices; and for such other purposes as directed by the Attorney General.

INDIANA

Pursuant to the terms of the Consent Judgment entered into between the (a) United States of America and the State Parties; and (b) the Defendants, the State of Indiana will accept and use its cash payments identified in Exhibit B-1 as follows:

1.    The cash payment shall be made to the Office of the Indiana Attorney General.

2.    A portion of the cash payment will be used for existing and new programs of the Attorney General, including but not limited to:

a.	Consumer protection services and unfair and deceptive acts and practices investigations, enforcement, litigation, training, outreach, education, and related purposes.

b.	Homeowner protection services, investigations, enforcement, litigation, training, outreach, education, and related purposes regarding mortgage lending and foreclosures.

c.	Financial fraud protection services, investigations, enforcement, litigation, training, outreach, education, and related purposes.

d.	Education and training of counselors, facilitators, attorneys, investigators, and other stakeholders

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regarding the terms of the settlement.

3.    To carry out the purposes of paragraph two (2), funds may be deposited in the following fund accounts and other related fund accounts as necessary:

a.	Homeowner Protection Unit Fund

b.	Consumer Fees and Settlements Fund

c.	Identity Theft Unit Fund

d.	Real Estate Appraiser Licensing Fund

e.	Telephone Solicitation Fund

f.	Consumer Assistance Program Fund

4.    A portion of the cash payment will be used for a combination of existing and new programs created or administered by the Indiana General Assembly and state executive branch agencies, including but not limited to:

a.	Housing counseling, foreclosure prevention, legal assistance, foreclosure mediation, victim assistance, and related purposes.

b.	Settlement conferences, court facilitator services, and related purposes.

c.	Land banks and related purposes.

d.	Homeowner and renter energy assistance programs such as the Lower Income Hoosier Energy Assistance Program, with priority given to homeowners.

e.	Workforce and job training programs to assist unemployed and underemployed state residents in increasing income to avoid foreclosure and obtain affordable housing.

f.	Neighborhood stabilization programs and community blight remediation programs.

g.	Law enforcement efforts and programs to prevent and address financial, consumer, mortgage lending, and mortgage foreclosure fraud.

h.	Foreclosure prevention and assistance programs for military service members and veterans.

5.    The Attorney General may allocate and designate up to ten percent of the cash payment as a civil penalty or fine.

6.    The Attorney General shall allocate the cash payment among the identified purposes at his discretion based on the terms of the settlement.

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IOWA

The Escrow Agent shall distribute the funds according to written direction received from the Attorney General of Iowa. The payment shall be used, at the sole discretion of the Attorney General of Iowa, for any use permitted by law or this Consent Judgment, including but not limited to:

1)
Purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud and unfair or deceptive acts or practices, and to compensate the State of Iowa for costs resulting from the alleged unlawful conduct of the Defendant.  Such permissible purposes for allocation of the funds further include, but are not limited to, supplementing the amounts paid to homeowners under the Borrower Payment Fund, funding for housing counselors, state and local foreclosure assistance hotlines, state and local foreclosure mediation programs, legal assistance, housing remediation and anti-blight projects, funding for training and staffing of financial fraud or consumer protection enforcement efforts, and civil penalties.

2)	Investigative and administrative costs in connection with the matters addressed herein, including costs incurred before and after the signing of this Consent Judgment.

3)	Public education relating to consumer fraud, mortgage, housing and financial issues and for enforcement of Iowa Code section 714.16, as referenced in Iowa Code section 714.16A.

4)	Any other lawful purpose.

KANSAS

The Kansas Attorney General shall dedicate not less than 25 percent of any cash payment to the State of Kansas for the following purposes:  1) supporting the Attorney General's ongoing investigation and prosecution of suppliers in the housing and financial sectors who violate the law; 2) resolving consumer complaints filed with the Attorney General to prevent foreclosures and remedy mortgage servicing abuses suffered by Kansas consumers; and 3) defraying the investigative, administrative and consumer education costs associated with this settlement, including but not limited to the dedication of additional staff to monitor compliance with its terms.  The remainder of any cash payment to the State of Kansas that is not dedicated to the above purposes shall be designated as a civil penalty and shall be deposited to the State General Fund for appropriation by the Legislature

KENTUCKY

The Office of the Attorney General for the Commonwealth of Kentucky (hereinafter, the “Attorney General” and "the Commonwealth," respectively) shall direct the payment of $19,198,220 to the Commonwealth in a manner consistent with the terms of the Consent Judgment to which this Exhibit B-2 refers, such that any funds distributed by the Attorney General shall be used for purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud or unfair or deceptive acts or practices, to address the collateral consequences of such conduct, and to compensate the Commonwealth for costs resulting from the alleged unlawful conduct of the Defendants. Such payments shall include:

i)	$5,048,220 in agency restricted funds to directly compensate the Office of the Attorney General for the reasonable costs of investigation and litigation of the alleged unlawful conduct of the

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Defendants, and to finance, within the Office of the Attorney General, ongoing consumer protection actions including, but not limited to, actions addressing any conduct similar to the alleged unlawful conduct of the Defendants by any entity not released by the State Release contemporaneously executed with this Consent Judgment; any civil and criminal investigations emanating from any allegedly improper conduct not released pursuant to the State Release perpetrated by any Defendant or any other person or entity; investigations and potential litigation pertaining to MERS or any related entity involving mortgage assignments in the Commonwealth; and claims of fraud or improper conduct relating to the pooling of, marketing of, or sale of any securities product involving or containing mortgage related payment streams; and

ii)
$14,150,000 to be distributed at the express direction of the Attorney General to agencies, organizations or entities to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, to enhance law enforcement efforts to prevent and prosecute financial fraud or unfair or deceptive acts or practices, to address the collateral consequences of such conduct, and to compensate the Commonwealth for costs resulting from the alleged unlawful conduct of the Defendants, including, but not limited to, the following:

a.
The Kentucky Housing Corporation, for purposes including, but not limited to, mortgage assistance to Kentucky homeowners, down payments and/or closing costs assistance for qualifying homebuyers, state and local foreclosure prevention and mediation programs, housing rehabilitation and anti-blight projects;

b.	The Kentucky Homeownership Protection Center, to provide homeownership and mortgage-related credit counseling to Kentucky consumers;

c.	The four federally-funded civil legal aid service organizations within the Commonwealth, to provide housing-related legal assistance to low income consumers;

d.
The Commonwealth's Unified Prosecutorial System (“UPS”), to support and sustain new and ongoing investigations and prosecutions relating to the foreclosure crisis and consequential criminal conduct plaguing local communities throughout the Commonwealth;

e.
The Commonwealth's Department of Financial Institutions ("DFI"), to assist in regulatory and educational efforts targeting financial services institutions subject to DFI's jurisdictional oversight, and consumers purchasing products and services from such institutions;

f.
The Commonwealth's Department of Public Health, to support and maintain consumer safety and injury prevention programs, including but not limited to, lead abatement programs affecting low income individuals or communities; and

g.	Within the discretion of the Attorney General, any other organization or entity substantially able to implement, manage, develop or support any program consistent with the aims of this settlement.

Funds directed to any agency, organization or entity by the Attorney General pursuant to the terms of this paragraph shall be appropriated, administered and expended consistent with the terms of KRS Chapter 48, as applicable.

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LOUISIANA

Said payment shall be payable to the Louisiana Department of Justice Consumer Enforcement Fund and shall be used for investigation of mortgage and foreclosure matters, consumer protection law enforcement and education, litigation funds, public protection, reimbursement of costs and fees associated with the investigation of this matter, ensuring compliance under the terms of this agreement, federal, and state regulations, or for any other purpose, at the direction of the Attorney General, as permitted by state law.

MARYLAND

The settlement amount of $59,697,470.00 shall be paid for the benefit of the citizens of the State of Maryland, of which the maximum of 10%, or $5,969,747.00, shall be paid to the Office of the Attorney General of Maryland as a civil penalty to be deposited in the General Fund of the State of Maryland. The balance of $53,727,723.00 shall be held in trust pursuant to paragraph 1.b. of Exhibit B to the Consent Order, to be disbursed only as directed by the Office of the Attorney General of Maryland and to be used only for housing and foreclosure-relief purposes and for related investigations and enforcement activities.  These purposes and activities may include, but are not limited to, the provision of housing counseling, legal assistance, criminal or civil investigations of fraud related to housing and the securitization of mortgage loans, enforcement activities, foreclosure prevention, foreclosure remediation, restitution, and programs to address community blight or to fund other programs reasonably targeted to benefit persons harmed by mortgage fraud.

MASSACHUSETTS

Payment to Massachusetts (“the Payment”) shall be payable to the Commonwealth of Massachusetts and directed to the Office of the Attorney General, and shall be used, consistent with this paragraph, to provide consumer and community relief to remedy the alleged unfair and deceptive acts and practices that gave rise to this Consent Decree, allocated as follows:

a)	$4.4 million shall be paid as a civil penalty pursuant to G.L. c. 93A, § 4;

b)	$1.0 million shall be paid as costs and attorneys fees pursuant to G.L. c. 93A, § 4;

c)
$1.5 million shall be used for the administration of the terms of this Consent Judgment, monitoring compliance with the terms of this Consent Judgment and enforcing the terms of this Consent Judgment, assisting in the implementation of the relief programs and servicing standards as described in this Consent Judgment, and supporting the Attorney General's continuing investigation into misconduct in the origination, servicing, and securitization of residential mortgage loans; and

d)
the remainder of the Payment shall be used to establish the Consumer and Community Foreclosure Relief Fund (“the Fund”) which shall be used, in the sole discretion of the Attorney General, to fund or assist in funding programs intended to avoid preventable foreclosures, mitigate the effects of foreclosures on borrowers and communities, provide compensation to borrowers, other persons and communities arising out of alleged unfair or deceptive acts or practices that gave rise to the Consent Decree, and/or enhance law enforcement efforts to prevent and prosecute financial fraud or unfair or deceptive acts or practices. The Fund may further be used to provide consumer education, outreach, local consumer aid funds, consumer protection enforcement funds, and public protection funds or for other uses permitted by state law.

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MAINE

Funds paid to the Maine Bureau of Consumer Credit Protection shall be deposited in the nonlapsing, dedicated account authorized to accept funds from any public or private source as described in 14 MRS § 6112(4) to fund the Bureau's foreclosure prevention program. Amounts paid to the Maine Attorney General shall be used to fund foreclosure diversion programs including the Bureau of Consumer Credit Protection's foreclosure prevention program and to legal aid organizations for direct legal services to consumers in support of foreclosure prevention efforts, to defray the costs of the inquiry leading hereto or for other uses permitted by state law at the sole discretion of the Attorney General.

MICHIGAN

Payment shall be forwarded at the direction of the Michigan Attorney General.  Said payment shall be used for attorneys' fees and other costs of the inquiry leading hereto, and other uses as are consistent with state law and this consent judgment.

MINNESOTA

The State of Minnesota shall use the funds paid pursuant to Exhibit B-1 (“Minnesota Direct Payment Funds”) to provide restitution to Minnesota residents who were harmed by Defendant's origination, servicing, or foreclosure practices. The Minnesota Direct Payment Funds shall be deposited into an interest-bearing escrow account. The reasonable expenses of the escrow account and for developing, administering, and implementing the restitution plan, including the expenses of settlement administration and independent claims review, may be paid with Minnesota Direct Payment Funds. After full and fair restitution has been paid to individuals harmed by Defendant's practices as set forth above, any amount remaining shall be deposited into the State of Minnesota General Fund. Defendant shall provide to the settlement administrator, retained by the Minnesota Attorney General to administer the Minnesota Direct Payment Funds (the “Settlement Administrator”), all information already in its possession and readily available that is reasonably necessary for the administration of the Minnesota Direct Payment Funds, within a reasonable time after receipt of the request for the information. Information pertaining to individual borrowers who may be eligible for payments under the Minnesota Direct Payment Funds, including names and other identifying information and information necessary to verify or corroborate claims for restitution of Minnesota borrowers, shall be provided to Minnesota so long as such information is used solely for the purpose of contacting eligible borrowers, responding to inquiries from borrowers regarding their eligibility for Minnesota Direct Payment Funds, and/or complying with tax reporting and withholding obligations, if any. Appropriate information security protocols, including prior borrower authorization where applicable, shall be utilized to ensure the privacy of borrower information and compliance with all applicable privacy laws.

MISSISSIPPI

The settlement payment for the State of Mississippi in the amount of $13,580.374.00 shall be distributed to the Mississippi Attorney General for disbursements in accordance with the terms of the Consent Judgment to which this Exhibit refers.

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MISSOURI

The Escrow Agent shall pay $39,583,212 to the State of Missouri:

a.	$38,583,212 to the State of Missouri Office of the Attorney General and

b.
$1,000,000 to the state of Missouri Office of the Attorney General to the credit of the Merchandising Practices Revolving Fund for advocacy of consumers impacted by the practices addressed in this Consent Judgment, for the investigation and prosecution of persons involved in unfair, deceptive and fraudulent practices related to financial services, and for such other purposes as authorized by law.

MONTANA

Pursuant to ¶ 1(b) of Exhibit B to the foregoing Consent Judgment, the sum of $4,858,276 shall be distributed to the state consumer protection account for the Montana Department of Justice, according to wire transfer instructions to be provided by the Montana Attorney General's Office to the Trustee.

The sum of $450,000 shall be for civil fines, costs and fees pursuant to Mont. Code Ann. § 30-14-143.

The remaining funds shall be used, at the sole discretion of the Attorney General of Montana, for purposes intended to avoid preventable foreclosures, to ameliorate the effects of the foreclosure crisis, and to enhance law enforcement efforts to prevent and prosecute financial fraud, or unfair or deceptive acts or practices. These purposes include but are not limited to, funding for housing counselors, state and local foreclosure assistance services, state and local foreclosure mediation programs, legal assistance, and funding for training and staffing of financial fraud or consumer protection enforcement efforts.

NEBRASKA

The Nebraska Attorney General, on behalf of the State of Nebraska, directs that Nebraska's portion of the Direct Payment Settlement Amount, pursuant to Exhibit B, Paragraph (1)(b) of the attached Consent Judgment, be distributed to the following, to be used for any purpose(s) allowed pursuant to said Consent Judgment: State of Nebraska-Cash Reserve Fund (11000).

NEVADA

Funds shall be directed to the Nevada Attorney General to be deposited into an account and used for the following purposes:  avoiding preventable foreclosure, ameliorating the effects of the mortgage and foreclosure crisis in Nevada, enhance consumer protection and legal aid efforts, enhance consumer financial and housing counseling assistance  including economic education and/or instruction on financial literacy for the benefit of Nevada residents, enhance law enforcement efforts to investigate, prosecute and prevent financial fraud or unfair or deceptive acts or practices at the sole discretion of the Attorney General. The aforementioned account shall be interest bearing and all accrued interest shall stay with the account for the above enumerated purposes.

NEW HAMPSHIRE

The funds received by the New Hampshire Attorney General pursuant to this agreement shall be deposited in the consumer escrow account at the Department of Justice and used at the sole discretion of the New Hampshire Attorney General for the protection of consumers in the State of New Hampshire. The

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permissible purposes for allocation of the funds include, but are not limited to, funding for housing counselors, state and local foreclosure assistance programs, state and local foreclosure mediation programs, legal assistance, funding for training and staffing of financial fraud and/or consumer protection enforcement efforts, supplementing the amounts paid to state homeowners under the Borrower Payment Fund, and civil penalties.

NEW JERSEY

New Jersey plans to apply its share of the settlement proceeds for its attorneys' fees, investigation costs and other expenses related to the investigation and resolution of this matter as well as on one or more of the following programs: Affordable Housing, Local Planning Services, Developmental Disabilities Residential Services, State Rental Assistance Program, Homelessness Prevention, Shelter Assistance, Community Based Senior Programs, Mental Health Residential Programs, Social Services for the Homeless, and/or Temporary Assistance for Needy Families.

NEW YORK
The State Payment Settlement Amount for New York, set forth in Exhibit B-1 to this Consent Judgment (“New York Settlement”), will be paid to the Office of the Attorney General of the State of New York (“NYOAG”) by certified check payable to the State of New York, Department of Law and deposited by the NYOAG in an account that may be used, as determined by the NYOAG, to address matters relating to housing, lending, mortgage defaults, foreclosures, or the mortgage crisis, including without limitation consumer assistance, investigation, enforcement operations, litigation, public protection, consumer education, or local consumer aid, and for penalties, costs, fees, or any other use permitted under law.  The New York Settlement shall be disbursed by the NYOAG in its sole discretion and at its direction consistent with the terms of this Consent Judgment.  The certified check shall be delivered to:

New York State Office of the Attorney General
120 Broadway, 25th Floor
New York, New York 10271-0332
Attn.: Scott Wilson, Senior Advisor and Special Counsel

NEW MEXICO

Funds allocated to the Attorney General of the State of New Mexico shall be expended, in the sole discretion of the Attorney General, primarily for programs to avoid preventable foreclosures and ameliorate the effects on homeowners of the foreclosure crisis, including without limitation, funding for housing counselors, establishment of a state foreclosure assistance hotline, state and local foreclosure mediation programs, legal assistance for homeowners facing foreclosure, funding for administrative oversight for and coordination of funded programs by the Attorney General, and to enhance law enforcement efforts to prevent and prosecute financial fraud or unfair or deceptive acts or practices.

NORTH CAROLINA

For the payment of settlement funds pursuant to Paragraph III (3) of the Consent Judgment and in accordance with the provisions of Paragraph 1 (b) of Exhibit B to the Consent Judgment, North Carolina Attorney General Roy Cooper sets forth the following funding allocations for the State of North Carolina's settlement payment and directs the Escrow Agent to pay said funds as follows:

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•	$5.74 million to be allocated as civil penalties payable to the Civil Penalty and Forfeiture Fund pursuant to N.C. Gen. Stat. § 115C-457.2 and Article 9, Section 7 of the North Carolina Constitution;

•
 $30.60 million  to the North Carolina Housing Finance Agency for distribution as follows: (a) $19.12 million to be allocated to housing counseling providers to ensure that North Carolina homeowners receive the benefits due under this Consent Judgment, and to ensure the availability of homeownership and foreclosure prevention counseling services in North Carolina; (b) $11.47 million to be allocated to legal services providers in North Carolina for legal representation and assistance to North Carolinians in foreclosure or other housing or lending-related matters;

•
$6.69 million to the Conference of District Attorneys of the North Carolina Administrative Office of the Courts to administer a program of grants among the prosecutorial districts in North Carolina for the purpose of expanding prosecution of lending and financial crimes, and expanding prosecution and investigative abilities in those areas, and obtaining training relating to lending and financial crimes;

•	$2.87 million to the North Carolina State Bureau of Investigation to expand its accounting and financial investigative ability and its expertise to investigate financial and lending crimes;

•
$4.78 million to the North Carolina Department of Justice to enable its Consumer Protection Division to hire attorneys, investigators, financial accountants and other specialists and staff as needed in order to increase its efforts to investigate and pursue cases related to financial fraud and unfair or deceptive trade practices in mortgage lending and financial services, and to assure public awareness of consumers' eligibility for relief under the Consent Judgment and address consumer need for information;

•
$8.6 million to the general fund of the State of North Carolina as compensation for costs and economic losses sustained by the State due to mortgage fraud and foreclosure misconduct. (It is anticipated that an additional $1 million will be paid to the general fund of the State of North Carolina in the form of attorneys fees.)

To the extent there are funds remaining or unallocated under the allocations set forth above, the Escrow Agent is directed to distribute such funds to the North Carolina Housing Finance Agency for it to distribute consistent with the purposes outlined above. If North Carolina's settlement payment amount is reduced for unanticipated reasons, the individual allocations set forth above will each be reduced by the corresponding percentage amount.

NORTH DAKOTA

The settlement payment to the State of North Dakota shall be paid to the North Dakota Attorney General, and shall be used, in the Attorney General's discretion, to fund housing remediation projects designed to create more affordable and available housing or lodging in areas where more housing or lodging is needed, including creating available housing or lodging for personnel in law enforcement, emergency response, et cetera, and to compensate the state for attorney's fees and costs resulting from the alleged unlawful conduct of the Defendants.

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OHIO
Ohio's share of the Direct Payment Settlement Amount shall be distributed and delivered to the office of the Ohio Attorney General, and shall be placed in the following two funds:

1.
$90,783,033.00 in the Attorney General Court Order Fund pursuant to section 109.111 of the Ohio Revised Code. The funds shall be transferred, distributed, disbursed, or allocated for the purposes described in Paragraph 1(b)(i) of Exhibit B of the Consent Judgment, including the costs of the Ohio Attorney General in administering this settlement and fund. Interest or other income earned on this account shall also be transferred, distributed, disbursed, or allocated for the purposes described in Paragraph 1(b)(i) of Exhibit B of the Consent Judgment and for the costs of the Ohio Attorney General in administering this settlement and fund.

2.
$2,000,000.00 shall be placed in the Consumer Protection Enforcement Fund created pursuant to section 1345.51 of the Ohio Revised Code. The funds shall be used for the purposes described in section 1345.51.

OREGON

1.1    Payment. Servicers shall make available a total sum of Twenty-Nine Million Two Hundred Fifty-Three Thousand One Hundred Ninety Dollars ($29,253,190) for payment to the State of Oregon, allocated as follows:

(a)	Four Million Dollars ($4,000,000) shall be deposited into the Oregon Department of Justice Operating Account established pursuant to ORS 180.180.

(b)
Twenty-Five Million Two Hundred Fifty-Three Thousand One Hundred Ninety Dollars ($25,253,190) shall be deposited into the General Fund with a recommendation to the Oregon Legislative Assembly that such funds be used for housing and foreclosure relief and mitigation as set forth in this Consent Judgment.

PENNSYLVANIA

The Attorney General of the Commonwealth of Pennsylvania (“Attorney General”) directs that the State Payment Settlement Amount, as that term is used in Exhibit B of this Consent Judgment (“Settlement Amount”), be distributed to the Office of Attorney General, to be allocated by the Attorney General, at her sole discretion, to the Office of Attorney General and the Pennsylvania Department of Banking to further their respective educational and law enforcement purposes; and the balance to be allocated by the Attorney General, at her sole discretion, to appropriate programs that help Pennsylvania homeowners avoid foreclosure. The amount, timing, and manner of the allocation of the Settlement Amount shall be at the sole discretion of the Attorney General.

RHODE ISLAND

The Rhode Island Attorney General shall receive all state government designated funds paid under this agreement. Said funds shall be held in separate accounts and must be used solely for mortgage foreclosure related issues and/or consumer education, outreach, training or related consumer issues as determined by the Rhode Island Attorney General.

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SOUTH CAROLINA

With respect to the State of South Carolina's payment, said payment shall be used by the South Carolina Attorney General for a consumer protection enforcement fund, consumer education fund, consumer litigation fund, local consumer aid fund, or revolving fund; for consumer restitution, including the administrative costs thereof; for attorneys' fees and other costs of investigation and litigation; for reimbursement of state agencies; for cy pres purposes; or for any other uses not prohibited by law. The South Carolina Attorney General shall have sole discretion over the distribution of the funds.

SOUTH DAKOTA

Said payment shall be used by the Attorneys General for attorney fees and other costs of investigation and litigation, or to be placed in, or applied to, the consumer protection enforcement fund, consumer education or litigation, to defray the costs of the inquiry leading hereto, or may be used to fund or assist in funding housing counselor programs, foreclosure assistance personnel, foreclosure mediation programs, legal assistance and funding for training and staffing of financial fraud or consumer protection enforcement efforts, civil penalties or for other uses permitted by state law, at the sole discretion of the Attorney General.

TENNESSEE

The settlement amount of $41,207,810.00 shall be paid for the benefit of the citizens of the State of Tennessee, of which the maximum of 10%, or $4,120,781.00, shall be paid to the general fund of the State of Tennessee as a civil penalty. The remaining $37,087,029.00 shall be paid to the Office of the Attorney General of Tennessee and shall be used for purposes consistent with applicable provisions of the consent judgment as directed by the Office of the Attorney General, including funding foreclosure prevention counseling, other housing and legal assistance programs, related compliance, investigative, enforcement, and education purposes, or to fund other programs reasonably targeted to housing or tenant issues.

TEXAS

Said payment to the State of Texas in the amount of One Hundred Thirty-Four Million, Six Hundred Twenty-Eight Thousand, Four Hundred Eighty-Nine Dollars ($134,628,489.00) shall be allocated as follows:

A.
Ten Million Dollars ($10,000,000.00) for civil penalties pursuant to Tex. Bus. & Com. Code §17.47(c) paid to the State of Texas for deposit to the judicial fund pursuant to Texas Government Code §402.007;

B. One Hundred Twenty-Four Million, Six Hundred Twenty-Eight Thousand, Four Hundred Eighty-Nine Dollars ($124,628,489.00) paid to the State of Texas for deposit into the General Revenue Fund pursuant to Texas Government Code §404.094(b) and §404.097(c).

UTAH

The Attorney General of the State of Utah directs that the Utah portion of the State Payment Settlement Amounts, as that term is used in Exhibit B of this Consent Judgment, be distributed to the State of Utah to be further allocated as determined by the Utah State Legislature.

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VERMONT

The state funds may be used for housing-related or other purposes.

VIRGINIA

The State Payment Settlement Amount for Virginia totaling $66,525,233 shall be provided to the Virginia Attorney General for deposit to the Attorney General's Regulatory, Consumer Advocacy, Litigation and Enforcement Revolving Trust Fund (the "Revolving Fund").  Amounts deposited to the Revolving Fund may be used for costs of the Attorney General associated with his consumer protection advocacy and enforcement efforts and other delineated purposes permitted by State law.

WASHINGTON

The State of Washington will use its share of the State Payment Settlement Amount, as follows:

1.	Ten percent will be designated as a civil penalty.

2.
No more than $5 million will be used to compensate the State for its costs and fees to date, for costs of monitoring and enforcing the terms of the settlement, and for enforcing RCW 19.86, the Consumer Protection Act.

3.
The remaining amount will be used for purposes intended to avoid preventable foreclosures or ameliorate the effects of the foreclosure crisis. As permitted by the Consent Judgment, such uses may include

a.	supplementing the amounts paid to state homeowners under the Borrower Payment Fund;

b.	funding for housing counselors;

c.	funding for state and local foreclosure assistance hotlines;

d.	funding for state and local foreclosure mediation programs;

e.	funding for civil legal assistance; or

f.	funding for housing remediation and anti-blight projects.

The State of Washington will convene a committee of public and private stakeholders who are experienced in foreclosure assistance, mortgage lending, civil legal services or housing related issues to determine how best to use the funds. As required by the Consent Judgment, the Attorney General will exercise his discretion over the final disposition of the funds in accordance with the purposes as set forth in the Consent Judgment and will provide instructions to the Escrow Agent accordingly.

WEST VIRGINIA

Settlement payments to the State of West Virginia in the amount of $5,748,915.00 shall be placed in trust and used at the discretion of the Attorney General solely for consumer protection purposes, including but

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not limited to, direct payments, restitution, consumer education, legal services, credit or bankruptcy counseling and education, housing counseling, conflict resolution programs, and costs associated with implementing court orders.

WISCONSIN

Money owed to the State of Wisconsin shall be made payable to 'Attorney General, State of Wisconsin,' and may be used for any purpose permitted under the Consent Judgment, as solely determined and directed by the Attorney General.

WYOMING

The Escrow Agent shall distribute the amount constituting the State Payment Settlement Amount for the State of Wyoming to the Attorney General of the State of Wyoming, as trustee, to hold and distribute such amount, pursuant to Wyoming Statute § 9-1-639(a)(i), exclusively for the purpose of addressing mortgage and foreclosure matters in the State of Wyoming, by providing grants or other aid to agencies and organizations approved by the Attorney General of the State of Wyoming for mortgage and housing related consumer assistance, consumer education, credit counseling, mediation programs, legal assistance, training, or staffing.

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EXHIBIT C

BORROWER PAYMENT AMOUNT
1.The Borrower Payment Amount shall be administered under the direction and control of the State members of the Monitoring Committee in the following manner.
2.Within ninety (90) days of the Effective Date of this Consent Judgment, the State members of the Monitoring Committee shall choose and retain a Settlement Administrator (“the Administrator”) to administer the distribution of cash payments to individual borrowers under this and all similar Consent Judgments with other servicers concerning the Covered Conduct (the “Related Consent Judgments”). All costs and expenses of the Administrator, including taxes, shall be paid from the Borrower Payment Amount.
3.Defendant shall provide to the Administrator all information already in its possession and readily available that is reasonably necessary for the administration of this and the Related Consent Judgments, within a reasonable time after receipt of the request for information. Defendant is ordered herein to provide such information under 15 U.S.C. § 6802(e)(1)(A), (5) and (8) of the Gramm-Leach-Bliley Act. Such information pertaining to individual eligible Borrowers, including names and other identifying information, may be provided to individual states, but only if the information is used solely for the purpose of contacting eligible Borrowers, responding to inquiries from Borrowers regarding their eligibility or concerning the award of borrower payments under this Consent Judgment, and/or complying with tax reporting and withholding obligations, if any. The Administrator shall utilize appropriate information security protocols to ensure the privacy of Borrower information and otherwise comply with all applicable privacy laws. After the completion of the Borrower Payment process, the Administrator shall provide a report to each Defendant identifying which borrowers have received payment. In addition, Defendant may request from the Administrator such interim reports as may be deemed reasonable by the State Members of the Monitoring Committee. Interim reports necessary to insure that Borrowers will not receive duplicate payments by virtue of litigation, the foreclosure review required by federal banking agencies or otherwise hereby are deemed reasonable. Defendant shall warrant to the State Members of the Monitoring Committee at the time of supplying information to the Administrator that the information is complete and accurate to the best of its knowledge and capability.
4.The Administrator shall permit reasonable onsite inspection by the State members of the Monitoring Committee on the premises of the Administrator to monitor administration of this and all Related Consent Judgments.
5.As a condition to receipt of any payments pursuant to this process, borrowers must agree that such payment shall offset and operate to reduce any other obligation Defendant has to the borrowers to provide compensation or other payments. However, borrowers shall not be required to release or waive any other right or legal claim as a condition of receiving such payments.
6.Any cash payment to individual borrowers awarded under the terms of this Consent Judgment is not and shall not be considered as forgiven debt.
7.The purposes of the payments described in this Exhibit C are remedial and relate to the reduction in the proceeds deemed realized by borrowers for tax purposes from the foreclosure sale of residential properties owned by the borrowers allegedly resulting from the allegedly unlawful conduct of the Defendants.

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EXHIBIT D

Consumer Relief Requirements
Any Servicer as defined in the Servicing Standards set forth in Exhibit A to this Consent Judgment (hereinafter “Servicer” or “Participating Servicer”) agrees that it will not implement any of the Consumer Relief Requirements described herein through policies that are intended to (i) disfavor a specific geography within or among states that are a party to the Consent Judgment or (ii) discriminate against any protected class of borrowers. This provision shall not preclude the implementation of pilot programs in particular geographic areas.
Any discussion of property in these Consumer Relief Requirements, including any discussion in Table 1 or other documents attached hereto, refers to a 1-4 unit single-family property (hereinafter, “Property” or collectively, “Properties”).
Any consumer relief guidelines or requirements that are found in Table 1 or other documents attached hereto, are hereby incorporated into these Consumer Relief Requirements and shall be afforded the same deference as if they were written in the text below.
For the avoidance of doubt, subject to the Consumer Relief Requirements described below, Servicer shall receive credit for consumer relief activities with respect to loans insured or guaranteed by the U.S. Department of Housing and Urban Development, U.S. Department of Veterans Affairs, or the U.S. Department of Agriculture in accordance with the terms and conditions herein, provided that nothing herein shall be deemed to in any way relieve Servicer of the obligation to comply with the requirements of the U.S. Department of Housing and Urban Development, U.S. Department of Veterans Affairs, and the U.S. Department of Agriculture with respect to the servicing of such loans.
Servicer shall not, in the ordinary course, require a borrower to waive or release legal claims and defenses as a condition of approval for loss mitigation activities under these Consumer Relief Requirements. However, nothing herein shall preclude Servicer from requiring a waiver or release of legal claims and defenses with respect to a Consumer Relief activity offered in connection with the resolution of a contested claim, when the borrower would not otherwise have received as favorable terms or when the borrower receives additional consideration.
Programmatic exceptions to the crediting available for the Consumer Relief Requirements listed below may be granted by the Monitoring Committee on a case-by-case basis.
To the extent a Servicer is responsible for the servicing of a mortgage loan to which these Consumer Relief Requirements may apply, the Servicer shall receive credit for all consumer relief and refinancing activities undertaken in connection with such mortgage loan by any of its subservicers to the same extent as if Servicer had undertaken such activities itself.*

1.	First Lien Mortgage Modifications

a.	Servicer will receive credit under Table 1, Section 1, for first-lien mortgage loan modifications made in accordance with the guidelines set forth in this Section 1.

b.
First liens on occupied[1] Properties with an unpaid principal balance (“UPB”) prior to capitalization at or below the highest GSE conforming loan limit cap as of January 1, 2010 shall constitute at least 85% of the eligible credits for first liens (the “Applicable Limits”).

c.	Eligible borrowers must be at least 30 days delinquent or otherwise qualify as being at imminent risk of default due to borrower's financial situation.

d.	Eligible borrowers' pre-modification loan-to-value ratio (“LTV”) is greater than 100%.

e.
Post-modification payment should target a debt-to-income ratio (“DTI”)[2] of 31% (or an affordability measurement consistent with HAMP guidelines) and a modified LTV[3] of no greater than 120%, provided that eligible borrowers receive a modification that meets the following terms:

i.	Payment of principal and interest must be reduced by at least 10%.

ii.	Where LTV exceeds 120% at a DTI of 31%, principal shall be reduced to a LTV of 120%, subject to a minimum DTI of 25% (which minimum may be waived by Servicer at Servicer's sole

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*
If a Servicer holds a mortgage loan but does not service or control the servicing rights for such loan (either through its own servicing operations or a subservicer), then no credit shall be granted to that Servicer for consumer relief and refinancing activities related to that loan.

1.	Servicer may rely on a borrower's statement, at the time of the modification evaluation, that a Property is occupied or that the borrower intends to rent or re-occupy the property.

2.	Consistent with HAMP, DTI is based on first-lien mortgage debt only. For non-owner-occupied properties, Servicer shall consider other appropriate measures of affordability.

3.	For the purposes of these guidelines, LTV may be determined in accordance with HAMP PRA.

discretion), provided that for investor-owned loans, the LTV and DTI need not be reduced to a level that would convert the modification to net present value (“NPV”) negative.

f.
DTI requirements may be waived for first lien mortgages that are 180 days or more delinquent as long as payment of principal and interest is reduced by at least 20% and LTV is reduced to at least 120%.

g.	Servicer shall also be entitled to credit for any amounts of principal reduction which lower LTV below 120%.

h.
When Servicer reduces principal on a first lien mortgage via its proprietary modification process, and a Participating Servicer owns the second lien mortgage, the second lien shall be modified by the second lien owning Participating Servicer in accordance with Section 2.c.i below, provided that any Participating Servicer other than the five largest servicers shall be given a reasonable amount of time, as determined by the Monitor, after that Participating Servicer's Start Date to make system changes necessary to participate in and implement this requirement. Credit for such second lien mortgage write-downs shall be credited in accordance with the second lien percentages and cap described in Table 1, Section 2.

i.
In the event that, in the first 6 months after Servicer's Start Date (as defined below), Servicer temporarily provides forbearance or conditional forgiveness to an eligible borrower as the Servicer ramps up use of principal reduction, Servicer shall receive credit for principal reduction on such modifications provided that (i) Servicer may not receive credit for both the forbearance and the subsequent principal reduction and (ii) Servicer will only receive the credit for the principal reduction once the principal is actually forgiven in accordance with these Consumer Relief Requirements and Table 1.

j.	Eligible modifications include any modification that is made on or after Servicer's Start Date, including:

i.	Write-offs made to allow for refinancing under the FHA Short Refinance Program;

ii.
Modifications under the Making Home Affordable Program (including the Home Affordable Modification Program (“HAMP”) Tier 1 or Tier 2) or the Housing Finance Agency Hardest Hit Fund (“HFA Hardest Hit Fund”) (or any other federal program) where principal is forgiven, except to the extent that state or federal funds paid to Servicer in its capacity as an investor are the source of a Servicer's credit claim.

iii.	Modifications under other proprietary or other government modification programs, provided that such modifications meet the guidelines set forth herein.[4]

2.	Second Lien Portfolio Modifications

a.	Servicer is required to adhere to these guidelines in order to receive credit under Table 1, Section 2.

b.
A write-down of a second lien mortgage will be creditable where such write-down facilitates either (a) a first lien modification that involves an occupied Property for which the borrower is 30 days delinquent or otherwise at imminent risk of default due to the borrower's financial situation; or (b) a second lien modification that involves an occupied Property with a second lien which is at least 30 days delinquent or otherwise at imminent risk of default due to the borrower's financial situation.

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4.
Two examples are hereby provided. Example 1: on a mortgage loan at 175% LTV, when a Servicer (in its capacity as an investor) extinguishes $75 of principal through the HAMP Principal Reduction Alternative (“PRA”) modification in order to bring the LTV down to 100%, if the Servicer receives $28.10 in PRA principal reduction incentive payments from the U.S. Department of the Treasury for that extinguishment, then the Servicer may claim $46.90 of principal reduction for credit under these Consumer Relief Requirements:

LTV Reduction Band:	HAMP-PRA Incentive Amount Received:	Allowable Settlement Credit:
175% LTV to 140% LTV	$10.50 (35% LTV * $0.30)	$24.50 ((35% LTV-$10.50) * $1.00)
140% LTV to 115% LTV	$11.30 (25% LTV * $0.45)	$13.70 ((25% LTV-$11.30) * $1.00)
115% LTV to 105% LTV	$6.30 (10% LTV * $0.63)	$3.70 ((10% LTV-$6.30) * $1.00)
105% LTV to 100% LTV	None (no credit below 105% LTV)	$5.00 (5% LTV * $1.00)
Total:	$28.10	$46.90
Example 2: on a mortgage loan at 200% LTV, when a Servicer (in its capacity as an investor) extinguishes $100 of principal through a HAMP-PRA modification in order to bring the LTV down to 100%, if the Servicer receives $35.60 in PRA principal reduction incentive payments from Treasury for that extinguishment, then although the Servicer would have funded $64.40 in principal reduction on that loan, the Servicer may claim $55.70 of principal reduction for credit under these Consumer Relief Requirements:

LTV Reduction Band:	HAMP-PRA Incentive Amount Received:	Allowable Settlement Credit:
200% LTV to 175% LTV	$7.50 (25% LTV * $0.30)	$8.80 ((25% LTV-$7.50) * $0.50)
175% LTV to 140% LTV	$10.50 (35% LTV * $0.30)	$24.50 ((35% LTV-$10.50) * $1.00)
140% LTV to 115% LTV	$11.30 (25% LTV * $0.45)	$13.70 ((25% LTV-$11.30) * $1.00)
115% LTV to 105% LTV	$6.30 (10% LTV * $0.63)	$3.70 ((10% LTV-$6.30) * $1.00)
105% LTV to 100% LTV	None (no credit below 105% LTV)	$5.00 (5% LTV * $1.00)
Total:	$35.60	$55.70

c.	Required Second Lien Modifications:

i.	Servicer agrees that it must write down second liens consistent with the following program until its Consumer Relief Requirement credits are fulfilled:

1.
A write-down of a second lien mortgage will be creditable where a successful first lien modification is completed by a Participating Servicer via a servicer's proprietary, non-HAMP modification process, in accordance with Section 1, with the first lien modification meeting the following criteria:

a.	Minimum 10% payment reduction (principal and interest);

b.	Income verified;

c.	A UPB at or below the Applicable Limits; and

d.	Post-modification DTI[5] between 25% and 31%.

2.
If a Participating Servicer has completed a successful proprietary first lien modification and the second lien loan amount is greater than $5,000 UPB and the current monthly payment is greater than $100, then:

a.	Servicer shall extinguish and receive credit in accordance with Table 1, Section 2.iii on any second lien that is greater than 180 days delinquent.

b.	Otherwise, Servicer shall solve for a second lien payment utilizing the HAMP Second Lien Modification Program (“2MP”) logic used as of January 26, 2012.

c.	Servicer shall use the following payment waterfall:

i.	Forgiveness equal to the lesser of (a) achieving 115% combined loan-to-value ratio (“CLTV”) or (b) 30% UPB (subject to minimum forgiveness level); then

ii.	Reduce rate until the 2MP payment required by 2MP logic as of January 26, 2012; then

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5.	Consistent with HAMP, DTI is based on first-lien mortgage debt only. For non-owner-occupied properties, Servicer shall consider other appropriate measures of affordability.

iii.	Extend term to “2MP Term” (greater of modified first or remaining second).

d.	Servicer shall maintain an I/O product option consistent with 2MP protocols.

d.	Eligible second lien modifications include any modification that is made on or after Servicer's Start Date, including:

i.
Principal reduction or extinguishments through the Making Home Affordable Program (including 2MP), the FHA Short Refinance Second Lien (“FHA2LP”) Program or the HFA Hardest Hit Fund (or any other federal program), except (to the extent) that state or federal funds are the source of a Servicer's credit claim.

ii.	Second lien write-downs or extinguishments completed under proprietary modification programs, are eligible, provided that such write-downs or extinguishments meet the guidelines as set forth herein.

e.	Extinguishing balances of second liens to support the future ability of individuals to become homeowners will be credited based on applicable credits in Table 1.

3.	Enhanced Borrower Transitional Funds
Servicer may receive credit, as described in Table 1, Section 3, for providing additional transitional funds to homeowners in connection with a short sale or deed-in-lieu of foreclosure to homeowners for the amount above $1,500.

4.	Short Sales

a.
As described in the preceding paragraph, Servicer may receive credit for providing incentive payments for borrowers on or after Servicer's Start Date who are eligible and amenable to accepting such payments in return for a dignified exit from a Property via short sale or similar program. Credit shall be provided in accordance with Table 1, Section 3.i.

b.	To facilitate such short sales, Servicer may receive credit for extinguishing second liens on or after Servicer's Start Date under Table 1, Section 4.

c.	Short sales through the Home Affordable Foreclosure Alternatives (HAFA) Program or any HFA Hardest Hit Fund program or proprietary programs closed on or after Servicer's Start Date are eligible.

d.
Servicer shall be required to extinguish a second lien owned by Servicer behind a successful short sale/deed-in-lieu conducted by a Participating Servicer (provided that any Participating Servicer other than the five largest servicers shall be given a reasonable amount of time, as determined by the Monitor, after their Start Date to make system changes necessary to participate in and implement this requirement) where the first lien is greater than 100% LTV and has a UPB at or below the Applicable Limits, until Servicer's Consumer Relief Requirement credits are fulfilled. The first lien holder would pay to the second lien holder 8% of UPB, subject to a $2,000 floor and an $8,500 ceiling. The second lien holder would then release the note or lien and waive the balance.

5.	Deficiency Waivers

a.	Servicer may receive credit for waiving deficiency balances if not eligible for credit under some other provision, subject to the cap provided in the Table 1, Section 5.i.

b.
Credit for such waivers of any deficiency is only available where Servicer has a valid deficiency claim, meaning where Servicer can evidence to the Monitor that it had the ability to pursue a deficiency against the borrower but waived its right to do so after completion of the foreclosure sale.

6.	Forbearance for Unemployed Borrowers

a.	Servicer may receive credit for forgiveness of payment of arrearages on behalf of an unemployed borrower in accordance with Table 1, Section 6.i.

b.
Servicer may receive credit under Table 1, Section 6.ii., for funds expended to finance principal forbearance solutions for unemployed borrowers as a means of keeping them in their homes until such time as the borrower can resume payments. Credit will only be provided beginning in the 7th month of the forbearance under Table 1, Section 6.ii.

7.	Anti-Blight Provisions

a.	Servicer may receive credit for certain anti-blight activities in accordance with and subject to caps contained in Table 1, Section 7.

b.
Any Property value used to calculate credits for this provision shall have a property evaluation meeting the standards acceptable under the Making Home Affordable programs received within 3 months of the transaction.

8.	Benefits for Servicemembers

a.	Short Sales

i.
Servicer shall, with respect to owned portfolio first liens, provide servicemembers who qualify for SCRA benefits (“Eligible Servicemembers”) a short sale agreement containing a predetermined minimum net proceeds amount (“Minimum Net Proceeds”) that Servicer will accept for short sale transaction upon receipt of the listing agreement and all required third-party approvals. The Minimum Net Proceeds may be expressed as a fixed dollar amount, as a percentage of the current market value of the property, or as a percentage of the list price as approved by Servicer. After providing the Minimum Net Proceeds, Servicer may not increase the minimum net requirements above the Minimum Net Proceeds amount until the initial short sale agreement termination date is reached (not less than 120 calendar days from the date of the initial short sale agreement). Servicer must document subsequent changes to the Minimum Net Proceeds when the short sale agreement is extended.

ii.
Eligible Servicemembers shall be eligible for this short sale program if: (a) they are an active duty full-time status Eligible Servicemember; (b) the property securing the mortgage is not vacant or condemned; (c) the property securing the mortgage is the Eligible Servicemember's primary residence (or, the property was his or her principal residence immediately before he or she moved pursuant to a Permanent Change of Station (“PCS”) order dated on or after October 1, 2010; (d) the Eligible Servicemember purchased the subject primary residence on or after July 1, 2006 and before December 31, 2008; and (e) the Eligible Servicemember relocates or has relocated from the subject property not more than 12 months prior to the date of the short sale agreement to a new duty station or home port outside a 50-mile radius of the Eligible Servicemember's former duty station or home port under a PCS. Eligible Servicemembers who have relocated may be eligible if the Eligible Servicemember provides documentation that the property was their principal residence prior to relocation or during the 12-month period prior to the date of the short sale agreement.

b.	Short Sale Waivers

i.
If an Eligible Servicemember qualifies for a short sale hereunder and sells his or her principal residence in a short sale conducted in accordance with Servicer's then customary short sale process, Servicer shall, in the case of an owned portfolio first lien, waive the additional amount owed by the Eligible Servicemember so long as it is less than $250,000.

ii.	Servicer shall receive credit under Table 1, Section 4, for mandatory waivers of amounts under this Section 8.b.

c.
With respect to the refinancing program described in Section 9 below, Servicer shall use reasonable efforts to identify active servicemembers in its owned portfolio who would qualify and to solicit those individuals for the refinancing program.

9.	Refinancing Program

a.
Servicer shall create a refinancing program for current borrowers. Servicer shall provide notification to eligible borrowers indicating that they may refinance under the program described herein. The minimum occupied Property eligibility criteria for such a program shall be:

i.	The program shall apply only to Servicer-owned first lien mortgage loans.

ii.	Loan must be current with no delinquencies in past 12 months.

iii.	Fixed rate loans, ARMS, or I/Os are eligible if they have an initial period of 5 years or more.

iv.	Current LTV is greater than 100%.

v.	Loans must have been originated prior to January 1, 2009.

vi.	Loan must not have received any modification in the past 24 months.

vii.	Loan must have a current interest rate of at least 5.25 % or PMMS + 100 basis points, whichever is greater.

viii.
The minimum difference between the current interest rate and the offered interest rate under this program must be at least 25 basis points or there must be at least a $100 reduction in monthly payment.

ix.	Maximum UPB will be an amount at or below the Applicable Limits.

x.	The following types of loans are excluded from the program eligibility:

1.	FHA/VA

2.	Property outside the 50 States, DC, and Puerto Rico

3.	Loans on Manufactured Homes

4.	Loans for borrowers who have been in bankruptcy anytime within the prior 24 months

5.	Loans that have been in foreclosure within the prior 24 months

b.
The refinancing program shall be made available to all borrowers fitting the minimum eligibility criteria described above in 9.a. Servicer will be free to extend the program to other customers beyond the minimum eligibility criteria provided above and will receive credit under this Agreement for such refinancings, provided that such customers have an LTV of over 80%, and would not have qualified for a refinance under Servicer's generally-available refinance programs as of September 30, 2011. Notwithstanding the foregoing, Servicer shall not be required to solicit or refinance borrowers who do not satisfy the eligibility criteria under 9.a above. In addition, Servicer shall not be required to refinance a loan under circumstances that, in the reasonable judgment of the Servicer, would result in Troubled Debt Restructuring (“TDR”) treatment. A letter to the United States Securities and Exchange Commission regarding TDR treatment, dated November 22, 2011, shall be provided to the Monitor for review.

c.	The structure of the refinanced loans shall be as follows:

i.	Servicer may offer refinanced loans with reduced rates either:

1.	For the life of the loan;

2.
For loans with current interest rates above 5.25% or PMMS + 100 basis points, whichever is greater, the interest rate may be reduced for 5 years. After the 5 year fixed interest rate period, the rate will return to the preexisting rate subject to a maximum rate increase of 0.5% annually; or

3.
For loans with an interest rate below 5.25% or PMMS + 100 basis points, whichever is greater, the interest rate may be reduced to obtain at least a 25 basis point interest rate reduction or $100 payment reduction in monthly payment, for a period of 5 years, followed by 0.5% annual interest rate increases with a maximum ending interest rate of 5.25% or PMMS + 100 basis points.

ii.	The original term of the loan may be changed.

iii.	Rate reduction could be done through a modification of the existing loan terms or refinance into a new loan.

iv.	New term of the loan has to be a fully amortizing product.

v.	The new interest rate will be capped at 100 basis points over the PMMS rate or 5.25%, whichever is greater, during the initial rate reduction period.

d.	Banks fees and expenses shall not exceed the amount of fees charged by Banks under the current Home Affordable Refinance Program (“HARP”) guidelines.

e.	The program shall be credited under these Consumer Relief Requirements as follows:

i.	Credit will be calculated as the difference between the preexisting interest rate and the offered interest rate times UPB times a multiplier.

ii.	The multiplier shall be as follows:

1.
If the new rate applies for the life of the loan, the multiplier shall be 8 for loans with a remaining term greater than 15 years, 6 for loans with a remaining term between 10 and 15 years and 5 for loans with a remaining term less than 10 years.

2.	If the new rate applies for 5 years, the multiplier shall be 5.

f.
Additional dollars spent by each Servicer on the refinancing program beyond that Servicer's required commitment shall be credited 25% against that Servicer's first lien principal reduction obligation and 75% against that Servicer's second lien principal reduction obligation, up to the limits set forth in Table 1.

10.	Timing, Incentives, and Payments

a.
For the consumer relief and refinancing activities imposed by this Agreement, Servicer shall be entitled to receive credit against Servicer's outstanding settlement commitments for activities taken on or after Servicer's start date, March 1, 2012 (such date, the “Start Date”).

b.
Servicer shall receive an additional 25% credit against Servicer's outstanding settlement commitments for any first or second lien principal reduction and any amounts credited pursuant to the refinancing program within 12 months of Servicer's Start Date (e.g., a $1.00 credit for Servicer activity would count as $1.25).

c.	Servicer shall complete 75% of its Consumer Relief Requirement credits within two years of the Servicer's Start Date.

d.
If Servicer fails to meet the commitment set forth in these Consumer Relief Requirements within three years of Servicer's Start Date, Servicer shall pay an amount equal to 125% of the unmet commitment amount; except that if Servicer fails to meet the two year commitment noted above, and then fails to meet the three year commitment, the Servicer shall pay an amount equal to 140% of the unmet three-year commitment amount; provided, however, that if Servicer must pay any Participating State for failure to meet the obligations of a state-specific commitment to provide Consumer Relief pursuant to the terms of that commitment, then Servicer's obligation to pay under this provision shall be reduced by the amount that such a Participating State would have received under this provision and the Federal portion of the payment attributable to that Participating State. The purpose of the 125% and 140% amounts is to encourage Servicer to meet its commitments set forth in these Consumer Relief Requirements.

11.	Applicable Requirements
The provision of consumer relief by the Servicer in accordance with this Agreement in connection with any residential mortgage loan is expressly subject to, and shall be interpreted in accordance with, as applicable, the terms and provisions of the Servicer Participation Agreement with the U.S. Department of Treasury, any servicing agreement, subservicing agreement under which Servicer services for others, special servicing agreement, mortgage or bond insurance policy or related agreement or requirements to which Servicer is a party and by which it or its servicing affiliates are bound pertaining to the servicing or ownership of the mortgage loans, including without limitation the requirements, binding directions, or investor guidelines of the applicable investor (such as Fannie Mae or Freddie Mac), mortgage or bond insurer, or credit enhancer, provided, however, that the inability of a Servicer to offer a type, form or feature of the consumer relief payments by virtue of an Applicable Requirement shall not relieve the Servicer of its aggregate consumer relief obligations imposed by this Agreement, i.e., the Servicer must satisfy such obligations through the offer of other types, forms or features of consumer relief payments that are not limited by such Applicable Requirement.

EXHIBIT D-1

Table 11

Menu Item	Credit Towards Settlement	Credit Cap
Consumer Relief Funds
1. First Lien Mortgage Modification[2]		Minimum 30% for First Lien Mods[3](which can be reduced by 2.5% of overall consumer relief funds for excess refinancing program credits above the minimum amount required)
PORTFOLIO LOANS
i. First lien principal forgiveness modification	LTV </= 175%: $1.00 Write-down=$ 1.00 Credit
LTV > 175%: $1.00 Write-down=$0.50 Credit (for only the portion of principal forgiven over 175%)
ii. Forgiveness of forbearance amounts on existing modifications	$1.00 Write-down=$0.40 Credit	Max 12.5%

_________________________________

1.
Where applicable, the number of days of delinquency will be determined by the number of days a loan is delinquent at the start of the earlier of the first or second lien modification process. For example, if a borrower applies for a first lien principal reduction on February 1, 2012, then any delinquency determination for a later second lien modification made pursuant to the terms of this Agreement will be based on the number of days the second lien was delinquent as of February 1, 2012.

2.
Credit for all modifications is determined from the date the modification is approved or communicated to the borrower. However, no credits shall be credited unless the payments on the modification are current as of 90 days following the implementation of the modification, including any trial period, except if the failure to make payments on the modification within the 90 day period is due to unemployment or reduced hours, in which case Servicer shall receive credit provided that Servicer has reduced the principal balance on the loan. Eligible Modifications will include any modification that is completed on or after the Start Date, as long as the loan is current 90 days after the modification is implemented.

3.	All minimum and maximum percentages refer to a percentage of total consumer relief funds.

Menu Item	Credit Towards Settlement	Credit Cap
iii. Earned forgiveness over a period of no greater than 3 years - provided consistent with PRA	LTV </= 175%: $1.00 Write-down=$.85 Credit LTV > 175%: $1.00 Write-down=$0.45 Credit (for only the portion of principal forgiven over 175%)
SERVICE FOR OTHERS
iv. First lien principal forgiveness modification on investor loans (forgiveness by investor)	$1.00 Write-down=$0.45 Credit
v. Earned forgiveness over a period of no greater than 3 years - provided consistent with PRA	LTV </= 175%: $1.00 Write-down=$.40 Credit LTV > 175%: $1.00 Write-down=$0.20 Credit (for only the portion of principal forgiven over 175%)
2. Second Lien Portfolio Modifications		Minimum of 60% for 1st and 2nd Lien Mods (which can be reduced by 10% of overall consumer relief funds for excess refinancing program credits above the minimum amounts required)
i. Performing Second Liens (0-90 days delinquent)	$1.00 Write-down=$0.90 Credit
ii. Seriously Delinquent Second Liens (>90-179 days delinquent)	$1.00 Write-down=$0.50 Credit
iii. Non-Performing Second Liens (180 or more days delinquent)	$1.00 Write-down=$0.10 Credit

3. Enhanced Borrower Transitional Funds		Max 5%
i. Servicer Makes Payment	$1.00 Payment=$1.00 Credit (for the amount over $1,500)
ii. Investor Makes Payment (non-GSE)	$1.00 Payment=0.45 Credit (for the amount over the $1,500 average payment established by Fannie Mae and Freddie Mac)

D1-2

Menu Item	Credit Towards Settlement	Credit Cap
4. Short Sales/Deeds in Lieu
i. Servicer makes payment to unrelated 2nd lien holder for release of 2nd lien	$1.00 Payment=$1.00 Credit
ii. Servicer forgives deficiency and releases lien on 1st lien Portfolio Loans	$1.00 Write-down=$0.45 Credit
iii. Investor forgives deficiency and releases lien on 1st Lien investor loans	$1.00 Write-down=$0.20 Credit
iv. Forgiveness of deficiency balance and release of lien on Portfolio Second Liens
Performing Second Liens (0-90 days delinquent)	$1.00 Write-down=$0.90 Credit
Seriously Delinquent Second Liens (>90‑179 days delinquent)	$1.00 Write-down=$0.50 Credit
Non-Performing Second Liens (180 or more days delinquent)	$1.00 Write-down=$0.10 Credit

5. Deficiency Waivers		Max 10%
i. Deficiency waived on 1st and 2nd liens loans	$1.00 Write-down=$0.10 Credit

6. Forbearance for unemployed homeowners
i. Servicer forgives payment arrearages on behalf of borrower	$1.00 new forgiveness=$ 1.00 Credit
ii. Servicer facilitates traditional forbearance program	$1.00 new forbearance=$0.05 Credit

7. Anti-Blight Provisions		Max 12%
i. Forgiveness of principal associated with a property where Servicer does not pursue foreclosure	$1.00 property value=$0.50 Credit
ii. Cash costs paid by Servicer for demolition of property	$1.00 Payment=$1.00 Credit

D1-3

Menu Item	Credit Towards Settlement	Credit Cap
iii. REO properties donated to accepting municipalities or non-profits or to disabled servicemembers or relatives of deceased servicemembers	$1.00 property value=$ 1.00 Credit

D1-4

EXHIBIT E

Enforcement Terms

A.
Implementation Timeline. Servicer anticipates that it will phase in the implementation of the Servicing Standards and Mandatory Relief Requirements (i) through (iv), as described in Section C.12, using a grid approach that prioritizes implementation based upon: (i) the importance of the Servicing Standard to the borrower; and (ii) the difficulty of implementing the Servicing Standard. In addition to the Servicing Standards and any Mandatory Relief Requirements that have been implemented upon entry of this Consent Judgment, the periods for implementation will be: (a) within 60 days of entry of this Consent Judgment; (b) within 90 days of entry of this Consent Judgment; and (c) within 180 days of entry of this Consent Judgment. Servicer will agree with the Monitor chosen pursuant to Section C, below, on the timetable in which the Servicing Standards and Mandatory Relief Requirements (i) through (iv) will be implemented. In the event that Servicer, using reasonable efforts, is unable to implement certain of the standards on the specified timetable, Servicer may apply to the Monitor for a reasonable extension of time to implement those standards or requirements.

B.
Monitoring Committee. A committee comprising representatives of the state Attorneys General, State Financial Regulators, the U.S. Department of Justice, and the U.S. Department of Housing and Urban Development shall monitor Servicer's compliance with this Consent Judgment (the “Monitoring Committee”). The Monitoring Committee may substitute representation, as necessary. Subject to Section F, the Monitoring Committee may share all Monitor Reports, as that term is defined in Section D.2 below, with any releasing party.

C.	Monitor
Retention and Qualifications and Standard of Conduct

1.
Pursuant to an agreement of the parties, Joseph A. Smith Jr. is appointed to the position of Monitor under this Consent Judgment. If the Monitor is at any time unable to complete his or her duties under this Consent Judgment, Servicer and the Monitoring Committee shall mutually agree upon a replacement in accordance with the process and standards set forth in Section C of this Consent Judgment.

2.
Such Monitor shall be highly competent and highly respected, with a reputation that will garner public confidence in his or her ability to perform the tasks required under this Consent Judgment. The Monitor shall have the right to employ an accounting firm or firms or other firm(s) with similar capabilities to support the Monitor in carrying out his or her duties under this Consent Judgment. Monitor and Servicer shall agree on the selection of a “Primary Professional Firm,” which must have adequate capacity and resources to perform the work required under this agreement. The Monitor shall also have the right to engage one or more attorneys or other professional persons to represent or assist the Monitor in carrying out the Monitor's duties under this Consent Judgment (each such individual, along with each individual deployed to the engagement by the Primary Professional Firm, shall be defined as a “Professional”). The Monitor and Professionals will collectively possess expertise in the areas of mortgage servicing, loss mitigation, business operations, compliance, internal controls, accounting, and foreclosure and bankruptcy law and practice. The Monitor and Professionals shall at all times act in good faith and with integrity and fairness towards all the Parties.

3.
The Monitor and Professionals shall not have any prior relationships with the Parties that would undermine public confidence in the objectivity of their work and, subject to Section C.3(e), below, shall not have any conflicts of interest with any Party.

(a)
The Monitor and Professionals will disclose, and will make a reasonable inquiry to discover, any known current or prior relationships to, or conflicts with, any Party, any Party's holding company, any subsidiaries of the Party or its holding company, directors, officers, and law firms.

(b)
The Monitor and Professionals shall make a reasonable inquiry to determine whether there are any facts that a reasonable individual would consider likely to create a conflict of interest for the Monitor or Professionals. The Monitor and Professionals shall disclose any conflict of interest with respect to any Party.

(c)
The duty to disclose a conflict of interest or relationship pursuant to this Section C.3 shall remain ongoing throughout the course of the Monitor's and Professionals' work in connection with this Consent Judgment.

(d)	All Professionals shall comply with all applicable standards of professional conduct, including ethics rules and rules pertaining to conflicts of interest.

(e)	To the extent permitted under prevailing professional standards, a Professional's conflict of interest may be waived by written agreement of the Monitor and Servicer.

(f)
Servicer or the Monitoring Committee may move the Court for an order disqualifying any Professionals on the grounds that such Professional has a conflict of interest that has inhibited or could inhibit the Professional's ability to act in good faith and with integrity and fairness towards all Parties.

4.
The Monitor must agree not to be retained by any Party, or its successors or assigns, for a period of 2 years after the conclusion of the terms of the engagement. Any Professionals who work on the engagement must agree not to work on behalf of Servicer, or its successor or assigns, for a period of 1 year after the conclusion of the term of the engagement (the “Professional Exclusion Period”). Any Firm that performs work with respect to Servicer on the engagement must agree not to perform work on behalf of Servicer, or its successor or assigns, that consists of advising Servicer on a response to the Monitor's review during the engagement and for a period of six months after the conclusion of the term of the engagement (the “Firm Exclusion Period”). The Professional Exclusion Period and Firm Exclusion Period, and terms of exclusion may be altered on a case-by-case basis upon written agreement of Servicer and the Monitor. The Monitor shall organize the work of any Firms so as to minimize the potential for any appearance of, or actual, conflicts.

Monitor's Responsibilities

5.
It shall be the responsibility of the Monitor to determine whether Servicer is in compliance with the Servicing Standards and the Mandatory Relief Requirements (as defined in Section C.12) and whether Servicer has satisfied the Consumer Relief Requirements, in accordance with the authorities provided herein and to report his or her findings as provided in Section D.3, below.

6.
The manner in which the Monitor will carry out his or her compliance responsibilities under this Consent Judgment and, where applicable, the methodologies to be utilized shall be set forth in a work plan agreed upon by Servicer and the Monitor, and not objected to by the Monitoring Committee (the “Work Plan”).

Internal Review Group

7.
Servicer will designate an internal quality control group that is independent from the line of business whose performance is being measured (the “Internal Review Group”) to perform compliance reviews each calendar quarter (“Quarter”) in accordance with the terms and conditions of the Work Plan (the “Compliance Reviews”) and satisfaction of the Consumer Relief Requirements after the (A) end of each calendar year (and, in the discretion of the Servicer, any Quarter) and (B) earlier of the Servicer assertion that it has satisfied its obligations thereunder and the third anniversary of the Start Date (the “Satisfaction Review”). For the purposes of this provision, a group that is independent from the line of business shall be one that does not perform operational work on mortgage servicing, and ultimately reports to a Chief Risk Officer, Chief Audit Executive, Chief Compliance Officer, or another employee or manager who has no direct operational responsibility for mortgage servicing.

8.
The Internal Review Group shall have the appropriate authority, privileges, and knowledge to effectively implement and conduct the reviews and metric assessments contemplated herein and under the terms and conditions of the Work Plan.

9.
The Internal Review Group shall have personnel skilled at evaluating and validating processes, decisions, and documentation utilized through the implementation of the Servicing Standards. The Internal Review Group may include non-employee consultants or contractors working at Servicer's direction.

10.
The qualifications and performance of the Internal Review Group will be subject to ongoing review by the Monitor. Servicer will appropriately remediate the reasonable concerns of the Monitor as to the qualifications or performance of the Internal Review Group.

Work Plan

11.
Servicer's compliance with the Servicing Standards shall be assessed via metrics identified and defined in Schedule E-1 hereto (as supplemented from time to time in accordance with Sections C.12 and C.23, below, the “Metrics”). The threshold error rates for the Metrics are set forth in Schedule E-1 (as supplemented from time to time in accordance with Sections C.12 and C.23, below, the “Threshold Error Rates”). The Internal Review Group shall perform test work to compute the Metrics each Quarter, and report the results of that analysis via the Compliance Reviews. The Internal Review Group shall perform test work to assess the satisfaction of the Consumer Relief Requirements within 45 days after the (A) end of each calendar year (and, in the discretion of the Servicer, any Quarter) and (B) earlier of (i) the end of the Quarter in which Servicer asserts that it has satisfied its obligations under the Consumer Relief Provisions and (ii) the Quarter during which the third anniversary of the Start Date occurs, and report that analysis via the Satisfaction Review.

12.
In addition to the process provided under Sections C.23 and 24, at any time after the Monitor is selected, the Monitor may add up to three additional Metrics and associated Threshold Error Rates, all of which (a) must be similar to the Metrics and associated Threshold Error Rates contained in Schedule E-1, (b) must relate to material terms of the Servicing Standards, or the following obligations of Servicer: (i) after the Servicer asserts that it has satisfied its obligation to provide a refinancing program under the framework of the Consumer Relief Requirements (“Framework”), to provide notification to eligible borrowers indicating that such borrowers may refinance under the refinancing program described in the Framework, (ii) to make the Refinancing Program available to all borrowers fitting the minimum eligibility criteria described in 9.a of the Framework, (iii)

when the Servicer owns the second lien mortgage, to modify the second lien mortgage when a Participating Servicer (as defined in the Framework) reduces principal on the related first lien mortgage, as described in the Framework, (iv) with regard to servicer-owned first liens, to waive the deficiency amounts less than $250,000 if an Eligible Servicemember qualifies for a short sale under the Framework and sells his or her principal residence in a short sale conducted in accordance with Servicer's then customary short sale process, or (v) without prejudice to the implementation of pilot programs in particular geographic areas, to implement the Framework requirements through policies that are not intended to disfavor a specific geography within or among states that are a party to the Consent Judgment or discriminate against any protected class of borrowers (collectively, the obligations described in (i) through (v) are hereinafter referred to as the “Mandatory Relief Requirements”), (c) must either (i) be outcomes-based (but no outcome-based Metric shall be added with respect to any Mandatory Relief Requirement) or (ii) require the existence of policies and procedures implementing any of the Mandatory Relief Requirements or any material term of the Servicing Standards, in a manner similar to Metrics 5.B-E, and (d) must be distinct from, and not overlap with, any other Metric or Metrics. In consultation with Servicer and the Monitoring Committee, Schedule E-1 shall be amended by the Monitor to include the additional Metrics and Threshold Error Rates as provided for herein, and an appropriate timeline for implementation of the Metric shall be determined.

13.
Servicer and the Monitor shall reach agreement on the terms of the Work Plan within 90 days of the Monitor's appointment, which time can be extended for good cause by agreement of Servicer and the Monitor. If such Work Plan is not objected to by the Monitoring Committee within 20 days, the Monitor shall proceed to implement the Work Plan. In the event that Servicer and the Monitor cannot agree on the terms of the Work Plan within 90 days or the agreed upon terms are not acceptable to the Monitoring Committee, Servicer and Monitoring Committee or the Monitor shall jointly petition the Court to resolve any disputes. If the Court does not resolve such disputes, then the Parties shall submit all remaining disputes to binding arbitration before a panel of three arbitrators. Each of Servicer and the Monitoring Committee shall appoint one arbitrator, and those two arbitrators shall appoint a third.

14.
The Work Plan may be modified from time to time by agreement of the Monitor and Servicer. If such amendment to the Work Plan is not objected to by the Monitoring Committee within 20 days, the Monitor shall proceed to implement the amendment to the Work Plan. To the extent possible, the Monitor shall endeavor to apply the Servicing Standards uniformly across all Servicers.

15.	The following general principles shall provide a framework for the formulation of the Work Plan:

(a)	The Work Plan will set forth the testing methods and agreed procedures that will be used by the Internal Review Group to perform the test work and compute the Metrics for each Quarter.

(b)
The Work Plan will set forth the testing methods and agreed procedures that will be used by Servicer to report on its compliance with the Consumer Relief Requirements of this Consent Judgment, including, incidental to any other testing, confirmation of state-identifying information used by Servicer to compile state-level Consumer Relief information as required by Section D.2.

(c)	The Work Plan will set forth the testing methods and procedures that the Monitor will use to assess Servicer's reporting on its compliance with the Consumer Relief Requirements of this Consent Judgment.

(d)	The Work Plan will set forth the methodology and procedures the Monitor will utilize to review the testing work performed by the Internal Review Group.

(e)
The Compliance Reviews and the Satisfaction Review may include a variety of audit techniques that are based on an appropriate sampling process and random and risk-based selection criteria, as appropriate and as set forth in the Work Plan.

(f)
In formulating, implementing, and amending the Work Plan, Servicer and the Monitor may consider any relevant information relating to patterns in complaints by borrowers, issues or deficiencies reported to the Monitor with respect to the Servicing Standards, and the results of prior Compliance Reviews.

(g)	The Work Plan should ensure that Compliance Reviews are commensurate with the size, complexity, and risk associated with the Servicing Standard being evaluated by the Metric.

(h)
Following implementation of the Work Plan, Servicer shall be required to compile each Metric beginning in the first full Quarter after the period for implementing the Servicing Standards associated with the Metric, or any extension approved by the Monitor in accordance with Section A, has run.

Monitor's Access to Information

16.
So that the Monitor may determine whether Servicer is in compliance with the Servicing Standards and Mandatory Relief Requirements, Servicer shall provide the Monitor with its regularly prepared business reports analyzing Executive Office servicing complaints (or the equivalent); access to all Executive Office servicing complaints (or the equivalent) (with appropriate redactions of borrower information other than borrower name and contact information to comply with privacy requirements); and, if Servicer tracks additional servicing complaints, quarterly information identifying the three most common servicing complaints received outside of the Executive Office complaint process (or the equivalent). In the event that Servicer substantially changes its escalation standards or process for receiving Executive Office servicing complaints (or the equivalent), Servicer shall ensure that the Monitor has access to comparable information.

17.
So that the Monitor may determine whether Servicer is in compliance with the Servicing Standards and Mandatory Relief Requirements, Servicer shall notify the Monitor promptly if Servicer becomes aware of reliable information indicating Servicer is engaged in a significant pattern or practice of noncompliance with a material aspect of the Servicing Standards or Mandatory Relief Requirements.

18.
Servicer shall provide the Monitor with access to all work papers prepared by the Internal Review Group in connection with determining compliance with the Metrics or satisfaction of the Consumer Relief Requirements in accordance with the Work Plan.

19.
If the Monitor becomes aware of facts or information that lead the Monitor to reasonably conclude that Servicer may be engaged in a pattern of noncompliance with a material term of the Servicing Standards that is reasonably likely to cause harm to borrowers or with any of the Mandatory Relief Requirements, the Monitor shall engage Servicer in a review to determine if the facts are accurate or the information is correct.

20.
Where reasonably necessary in fulfilling the Monitor's responsibilities under the Work Plan to assess compliance with the Metrics or the satisfaction of the Consumer Relief Requirements, the Monitor may request information from Servicer in addition to that provided under Sections C.16-19. Servicer shall provide the requested information in a format agreed upon between Servicer and the Monitor.

21.
Where reasonably necessary in fulfilling the Monitor's responsibilities under the Work Plan to assess compliance with the Metrics or the satisfaction of the Consumer Relief Requirements, the Monitor may interview Servicer's employees and agents, provided that the interviews shall be limited to matters related to Servicer's compliance with the Metrics or the Consumer Relief Requirements, and that Servicer shall be given reasonable notice of such interviews.

Monitor's Powers

22.
Where the Monitor reasonably determines that the Internal Review Group's work cannot be relied upon or that the Internal Review Group did not correctly implement the Work Plan in some material respect, the Monitor may direct that the work on the Metrics (or parts thereof) be reviewed by Professionals or a third party other than the Internal Review Group, and that supplemental work be performed as necessary.

23.
If the Monitor becomes aware of facts or information that lead the Monitor to reasonably conclude that Servicer may be engaged in a pattern of noncompliance with a material term of the Servicing Standards that is reasonably likely to cause harm to borrowers or tenants residing in foreclosed properties or with any of the Mandatory Relief Requirements, the Monitor shall engage Servicer in a review to determine if the facts are accurate or the information is correct. If after that review, the Monitor reasonably concludes that such a pattern exists and is reasonably likely to cause material harm to borrowers or tenants residing in foreclosed properties, the Monitor may propose an additional Metric and associated Threshold Error Rate relating to Servicer's compliance with the associated term or requirement. Any additional Metrics and associated Threshold Error Rates (a) must be similar to the Metrics and associated Threshold Error Rates contained in Schedule E-1, (b) must relate to material terms of the Servicing Standards or one of the Mandatory Relief Requirements, (c) must either (i) be outcomes-based (but no outcome-based Metric shall be added with respect to any Mandatory Relief Requirement) or (ii) require the existence of policies and procedures required by the Servicing Standards or the Mandatory Relief Requirements, in a manner similar to Metrics 5.B-E, and (d) must be distinct from, and not overlap with, any other Metric or Metrics. Notwithstanding the foregoing, the Monitor may add a Metric that satisfies (a)-(c) but does not satisfy (d) of the preceding sentence if the Monitor first asks the Servicer to propose, and then implement, a Corrective Action Plan, as defined below, for the material term of the Servicing Standards with which there is a pattern of noncompliance and that is reasonably likely to cause material harm to borrowers or tenants residing in foreclosed properties, and the Servicer fails to implement the Corrective Action Plan according to the timeline agreed to with the Monitor.

24.
If Monitor proposes an additional Metric and associated Threshold Error Rate pursuant to Section C.23, above, Monitor, the Monitoring Committee, and Servicer shall agree on amendments to Schedule E-1 to include the additional Metrics and Threshold Error Rates provided for in Section C.23, above, and an appropriate timeline for implementation of the Metric. If Servicer does not timely agree to such additions, any associated amendments to the Work Plan, or the implementation schedule, the Monitor may petition the court for such additions.

25.
Any additional Metric proposed by the Monitor pursuant to the processes in Sections C.12, C.23, or C.24 and relating to provision VIII.B.1 of the Servicing Standards shall be limited to Servicer's performance of its obligations to comply with (1) the federal Protecting

Tenants at Foreclosure Act and state laws that provide comparable protections to tenants of foreclosed properties; (2) state laws that govern relocation assistance payments to tenants (“cash for keys”); and (3) state laws that govern the return of security deposits to tenants.

D.	Reporting
Quarterly Reports

1.
Following the end of each Quarter, Servicer will report the results of its Compliance Reviews for that Quarter (the “Quarterly Report”). The Quarterly Report shall include: (i) the Metrics for that Quarter; (ii) Servicer's progress toward meeting its payment obligations under this Consent Judgment; (iii) general statistical data on Servicer's overall servicing performance described in Schedule Y. Except where an extension is granted by the Monitor, Quarterly Reports shall be due no later than 45 days following the end of the Quarter and shall be provided to: (1) the Monitor, and (2) the Board of Servicer or a committee of the Board designated by Servicer. The first Quarterly Report shall cover the first full Quarter after this Consent Judgment is entered.

2.
Following the end of each Quarter, Servicer will transmit to each state a report (the “State Report”) including general statistical data on Servicer's servicing performance, such as aggregate and state-specific information regarding the number of borrowers assisted and credited activities conducted pursuant to the Consumer Relief Requirements, as described in Schedule Y. The State Report will be delivered simultaneous with the submission of the Quarterly Report to the Monitor. Servicer shall provide copies of such State Reports to the Monitor and Monitoring Committee.

Monitor Reports

3.
The Monitor shall report on Servicer's compliance with this Consent Judgment in periodic reports setting forth his or her findings (the “Monitor Reports”). The first three Monitor Reports will each cover two Quarterly Reports. If the first three Monitor Reports do not find Potential Violations (as defined in Section E.1, below), each successive Monitor Report will cover four Quarterly Reports, unless and until a Quarterly Report reveals a Potential Violation (as defined in Section E.1, below). In the case of a Potential Violation, the Monitor may (but retains the discretion not to) submit a Monitor Report after the filing of each of the next two Quarterly Reports, provided, however, that such additional Monitor Report(s) shall be limited in scope to the Metric or Metrics as to which a Potential Violation has occurred.

4.
Prior to issuing any Monitor Report, the Monitor shall confer with Servicer and the Monitoring Committee regarding its preliminary findings and the reasons for those findings. Servicer shall have the right to submit written comments to the Monitor, which shall be appended to the final version of the Monitor Report. Final versions of each Monitor Report shall be provided simultaneously to the Monitoring Committee and Servicers within a reasonable time after conferring regarding the Monitor's findings. The Monitor Reports shall be filed with the Court overseeing this Consent Judgment and shall also be provided to the Board of Servicer or a committee of the Board designated by Servicer.

5.
The Monitor Report shall: (i) describe the work performed by the Monitor and any findings made by the Monitor's during the relevant period, (ii) list the Metrics and Threshold Error Rates, (iii) list the Metrics, if any, where the Threshold Error Rates have been exceeded, (iv) state whether a Potential Violation has occurred and explain the nature of the Potential Violation, and (v) state whether any Potential Violation has been cured. In addition, following each Satisfaction Review, the Monitor Report shall report on the Servicer's satisfaction of the Consumer Relief Requirements, including regarding the number of borrowers assisted and credited activities conducted pursuant to the Consumer Relief Requirements, and identify any material inaccuracies identified in prior State Reports. Except as otherwise provided herein, the Monitor Report may be used in any court hearing, trial, or other proceeding brought pursuant to this Consent Judgment pursuant to Section J, below, and shall be admissible in evidence in a proceeding brought under this Consent Judgment pursuant to Section J, below. Such admissibility shall not prejudice Servicer's right and ability to challenge the findings and/or the statements in the Monitor Report as flawed, lacking in probative value or otherwise. The Monitor Report with respect to a particular Potential Violation shall not be admissible or used for any purpose if Servicer cures the Potential Violation pursuant to Section E, below.
Satisfaction of Payment Obligations

6.
Upon the satisfaction of any category of payment obligation under this Consent Judgment, Servicer, at its discretion, may request that the Monitor certify that Servicer has discharged such obligation. Provided that the Monitor is satisfied that Servicer has met the obligation, the Monitor may not withhold and must provide the requested certification. Any subsequent Monitor Report shall not include a review of Servicer's compliance with that category of payment obligation.

Compensation

7.
Within 120 days of entry of this Consent Judgment, the Monitor shall, in consultation with the Monitoring Committee and Servicer, prepare and present to Monitoring Committee and Servicer an annual budget providing its reasonable best estimate of all fees and expenses of the Monitor to be incurred during the first year of the term of this Consent Judgment, including the fees and expenses of Professionals and support staff (the “Monitoring Budget”). On a yearly basis thereafter, the Monitor shall prepare an updated Monitoring Budget providing its reasonable best estimate of all fees and expenses to be incurred during that year. Absent an objection within 20 days, a Monitoring Budget or updated Monitoring Budget shall be implemented. Consistent with the Monitoring Budget, Servicer shall pay all fees and expenses of the Monitor, including the fees and expenses of Professionals and support staff. The fees, expenses, and costs of the Monitor, Professionals, and support staff shall be reasonable. Servicer may apply to the Court to reduce or disallow fees, expenses, or costs that are unreasonable.

E.	Potential Violations and Right to Cure

1.
A “Potential Violation” of this Consent Judgment occurs if the Servicer has exceeded the Threshold Error Rate set for a Metric in a given Quarter. In the event of a Potential Violation, Servicer shall meet and confer with the Monitoring Committee within 15 days of the Quarterly Report or Monitor Report indicating such Potential Violation.

2.	Servicer shall have a right to cure any Potential Violation.

3.
Subject to Section E.4, a Potential Violation is cured if (a) a corrective action plan approved by the Monitor (the “Corrective Action Plan”) is determined by the Monitor to have been satisfactorily completed in accordance with the terms thereof; and (b) a Quarterly Report covering the Cure Period reflects that the Threshold Error Rate has not been exceeded with respect to the same Metric and the Monitor confirms the accuracy of said report using his or her ordinary testing procedures. The Cure Period shall be the first full quarter after completion of the Corrective Action Plan or, if the completion of the Corrective Action Plan occurs within the first month of a Quarter and if the Monitor determines that there is sufficient time remaining, the period between completion of the Corrective Action Plan and the end of that Quarter.

4.	If after Servicer cures a Potential Violation pursuant to the previous section, another violation occurs with respect to the same Metric, then the second Potential Violation shall immediately constitute an uncured violation for purposes of Section J.3, provided, however, that such second Potential Violation occurs in either the Cure Period or the quarter immediately following the Cure Period.

5.
In addition to the Servicer's obligation to cure a Potential Violation through the Corrective Action Plan, Servicer must remediate any material harm to particular borrowers identified through work conducted under the Work Plan. In the event that a Servicer has a Potential Violation that so far exceeds the Threshold Error Rate for a metric that the Monitor concludes that the error is widespread, Servicer shall, under the supervision of the Monitor, identify other borrowers who may have been harmed by such noncompliance and remediate all such harms to the extent that the harm has not been otherwise remediated.

6.
In the event a Potential Violation is cured as provided in Sections E.3, above, then no Party shall have any remedy under this Consent Judgment (other than the remedies in Section E.5) with respect to such Potential Violation.

F.	Confidentiality

1.
These provisions shall govern the use and disclosure of any and all information designated as “CONFIDENTIAL,” as set forth below, in documents (including email), magnetic media, or other tangible things provided by the Servicer to the Monitor in this case, including the subsequent disclosure by the Monitor to the Monitoring Committee of such information. In addition, it shall also govern the use and disclosure of such information when and if provided to the participating state parties or the participating agency or department of the United States whose claims are released through this settlement (“participating state or federal agency whose claims are released through this settlement”).

2.
The Monitor may, at his discretion, provide to the Monitoring Committee or to a participating state or federal agency whose claims are released through this settlement any documents or information received from the Servicer related to a Potential Violation or related to the review described in Section C.19; provided, however, that any such documents or information so provided shall be subject to the terms and conditions of these provisions. Nothing herein shall be construed to prevent the Monitor from providing documents received from the Servicer and not designated as “CONFIDENTIAL” to a participating state or federal agency whose claims are released through this settlement.

3.
The Servicer shall designate as “CONFIDENTIAL” that information, document or portion of a document or other tangible thing provided by the Servicer to the Monitor, the Monitoring Committee or to any other participating state or federal agency whose claims are released through this settlement that Servicer believes contains a trade secret or confidential research, development, or commercial information subject to protection under applicable state or federal laws (collectively, “Confidential Information”). These provisions shall apply to the treatment of Confidential Information so designated.

4.
Except as provided by these provisions, all information designated as “CONFIDENTIAL” shall not be shown, disclosed or distributed to any person or entity other than those authorized by these provisions. Participating states and federal agencies whose claims are released through this settlement agree to protect Confidential Information to the extent permitted by law.

5.
This agreement shall not prevent or in any way limit the ability of a participating state or federal agency whose claims are released through this settlement to comply with any subpoena, Congressional demand for documents or information, court order, request under the Right of Financial Privacy Act, or a state or federal public records or state or federal freedom of information act request; provided, however, that in the event that a participating state or federal agency whose claims are released through this settlement receives such a subpoena, Congressional demand, court order or other request for the production of any Confidential Information covered by this Order, the state or federal agency shall, unless prohibited under applicable law or the unless the state or federal agency would violate or be in contempt of the subpoena, Congressional demand, or court order, (1) notify the Servicer of such request as soon as practicable and in no event more than ten (10) calendar days of its receipt or three calendar days before the return date of the request, whichever is sooner, and (2) allow the Servicer ten (10) calendar days from the receipt of the notice to obtain a protective order or stay of production for the documents or information sought, or to otherwise resolve the issue, before the state or federal agency discloses such documents or information. In all cases covered by this Section, the state or federal agency shall inform the requesting party that the documents or information sought were produced subject to the terms of these provisions.

G.
Dispute Resolution Procedures. Servicer, the Monitor, and the Monitoring Committee will engage in good faith efforts to reach agreement on the proper resolution of any dispute concerning any issue arising under this Consent Judgment, including any dispute or disagreement related to the withholding of consent, the exercise of discretion, or the denial of any application. Subject to Section J, below, in the event that a dispute cannot be resolved, Servicer, the Monitor, or the Monitoring Committee may petition the Court for resolution of the dispute. Where a provision of this agreement requires agreement, consent of, or approval of any application or action by a Party or the Monitor, such agreement, consent or approval shall not be unreasonably withheld.

H.
Consumer Complaints. Nothing in this Consent Judgment shall be deemed to interfere with existing consumer complaint resolution processes, and the Parties are free to bring consumer complaints to the attention of Servicer for resolution outside the monitoring process. In addition, Servicer will continue to respond in good faith to individual consumer complaints provided to it by State Attorneys General or State Financial Regulators in accordance with the routine and practice existing prior to the entry of this Consent Judgment, whether or not such complaints relate to Covered Conduct released herein.

I.
Relationship to Other Enforcement Actions. Nothing in this Consent Judgment shall affect requirements imposed on the Servicer pursuant to Consent Orders issued by the appropriate Federal Banking Agency (FBA), as defined in 12 U.S.C. § 1813(q), against the Servicer. In conducting their activities under this Consent Judgment, the Monitor and Monitoring Committee shall not impede or otherwise interfere with the Servicer's compliance with the requirements imposed pursuant to such Orders or with oversight and enforcement of such compliance by the FBA.

J.	Enforcement

1.
Consent Judgment. This Consent Judgment shall be filed in the U.S. District Court for the District of Columbia (the “Court”) and shall be enforceable therein. Servicer and the Releasing Parties shall waive their rights to seek judicial review or otherwise challenge or contest in any court the validity or effectiveness of this Consent Judgment. Servicer and the Releasing Parties agree not to contest any jurisdictional facts, including the Court's authority to enter this Consent Judgment.

2.
Enforcing Authorities. Servicer's obligations under this Consent Judgment shall be enforceable solely in the U.S. District Court for the District of Columbia. An enforcement action under this Consent Judgment may be brought by any Party to this Consent Judgment or the Monitoring Committee. Monitor Report(s) and Quarterly Report(s) shall not be admissible into evidence by a Party to this Consent Judgment except in an action in the Court to enforce this Consent Judgment. In addition, unless immediate action is necessary in order to prevent irreparable and immediate harm, prior to commencing any enforcement action, a Party must provide notice to the Monitoring Committee of its intent to bring an action to enforce this Consent Judgment. The members of the Monitoring Committee shall have no more than 21 days to determine whether to bring an enforcement action. If the members of the Monitoring Committee decline to bring an enforcement action, the Party must wait 21 additional days after such a determination by the members of the Monitoring Committee before commencing an enforcement action.

3.
Enforcement Action. In the event of an action to enforce the obligations of Servicer and to seek remedies for an uncured Potential Violation for which Servicer's time to cure has expired, the sole relief available in such an action will be:

(a)
Equitable Relief. An order directing non-monetary equitable relief, including injunctive relief, directing specific performance under the terms of this Consent Judgment, or other non-monetary corrective action.

(b)
Civil Penalties. The Court may award as civil penalties an amount not more than $1 million per uncured Potential Violation; or, in the event of a second uncured Potential Violation of Metrics 1.a, 1.b, or 2.a (i.e., a Servicer fails the specific Metric in a Quarter, then fails to cure that Potential Violation, and then in subsequent Quarters, fails the same Metric again in a Quarter and fails to cure that Potential Violation again in a subsequent Quarter), where the final uncured Potential Violation involves widespread noncompliance with that Metric, the Court may award as civil penalties an amount not more than $5 million for the second uncured Potential Violation.

Nothing in this Section shall limit the availability of remedial compensation to harmed borrowers as provided in Section E.5.

(c)
Any penalty or payment owed by Servicer pursuant to the Consent Judgment shall be paid to the clerk of the Court or as otherwise agreed by the Monitor and the Servicer and distributed by the Monitor as follows:

1.
In the event of a penalty based on a violation of a term of the Servicing Standards that is not specifically related to conduct in bankruptcy, the penalty shall be allocated, first, to cover the costs incurred by any state or states in prosecuting the violation, and second, among the participating states according to the same allocation as the State Payment Settlement Amount.

2.
In the event of a penalty based on a violation of a term of the Servicing Standards that is specifically related to conduct in bankruptcy, the penalty shall be allocated to the United States or as otherwise directed by the Director of the United States Trustee Program.

3.
In the event of a payment due under Paragraph 10.d of the Consumer Relief requirements, 50% of the payment shall be allocated to the United States, and 50% shall be allocated to the State Parties to the Consent Judgment, divided among them in a manner consistent with the allocation in Exhibit B of the Consent Judgment.

K.
Sunset. This Consent Judgment and all Exhibits shall retain full force and effect for three and one-half years from the date it is entered (the “Term”), unless otherwise specified in the Exhibit. Servicer shall submit a final Quarterly Report for the last quarter or portion thereof falling within the Term, and shall cooperate with the Monitor's review of said report, which shall be concluded no later than six months following the end of the Term, after which time Servicer shall have no further obligations under this Consent Judgment.

Servicing Standards Quarterly Compliance Metrics
Executive Summary

Sampling: (a) A random selection of the greater of 100 loans and a statistically significant sample. (b) Sample will be selected from the population as defined in column E

Review and Reporting Period: Results will be reported Quarterly and 45 days after the end of the quarter.

Errors Definition: An error is a measurement in response to a test question related to the Servicing Standards that results in the failure of the specified outcome. Errors in response to multiple questions with respect to a single outcome would be treated as only a single error.

Metrics Tested

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
1. Outcome Creates Significant Negative Customer Impact
A. Foreclosure sale in error	Customer is in default, legal standing to foreclose, and the loan is not subject to active trial, or BK.	n/a	1%
Population Definition: Foreclosure Sales that occurred in the review period.
A. Sample :# of Foreclosure Sales in the review period that were tested.
B. Error Definition: # of loans that went to foreclosure sale in error due to failure of any one of the test questions for this metric.
Error Rate = B/A

1. Did the foreclosing party have legal standing to foreclose?
2. Was the borrower in an active trial period plan (unless the servicer took appropriate steps to postpone sale)?
3. Was the borrower offered a loan modification fewer than 14 days before the foreclosure sale date (unless the borrower declined the offer or the servicer took appropriate steps to postpone the sale)?
4. Was the borrower not in default (unless the default is cured to the satisfaction of the Servicer or investor within 10 days before the foreclosure sale date and the Servicer took appropriate steps to postpone sale)?
5. Was the borrower protected from foreclosure by Bankruptcy (unless Servicer had notice of such protection fewer than 10 days before the foreclosure sale date and Servicer took appropriate steps to postpone sale)?

E1-2

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
B. Incorrect Mod denial	Program eligibility, all documentation received, DTI test, NPV test.	5% On income errors	5%	Population Definition: Modification Denied In the Review Period. Error Definition: # of loans that were denied a modification as a result of failure of anyone of the test questions for this metric.
1. Was the evaluation of eligibility Inaccurate ( as per HAMP, Fannie, Freddie or proprietary modification criteria)?
2. Was the income calculation Inaccurate?
3. Were the inputs used in the decision tool (NPV and Waterfall test) entered in error or inconsistent with company policy?
4. Was the loan NPV positive?
5. Was there an inaccurate determination that the documents received were incomplete?
6. Was the trial inappropriately failed?

2. Integrity of Critical Sworn Documents
A. Was AOI properly prepared	Based upon personal knowledge, properly notarized, amounts agree to system of record within tolerance if overstated.	Question 1, Y/N; Question 2, Amounts overstated (or, for question on Escrow Amounts, understated) by the greater of $99 or 1% of the Total Indebtedness Amount	5%
Population Definition: Affidavits of indebtedness filed in the review period.
Error Definition: For question 1, yes; for question 2, the # of Loans where the sum of errors exceeds the allowable threshold.

1. Taken as a whole and accounting for contrary evidence provided by the Servicer, does the sample indicate systemic issues with either affiants lacking personal knowledge or improper notarization?

2. Verify all the amounts outlined below against the system of record
a. Was the correct principal balance used Was the correct interest amount (and per diem) used?
b. Was the escrow balance correct?
c. Were correct other fees used?
d. Was the correct corporate advance balance used?
e. Was the correct late charge balance used?
f. Was the suspense balance correct?
g. Was the total indebtedness amount on the Affidavit correct?

B. POC	Accurate statement of pre-petition arrearage to system of record.	Amounts over stated by the greater of $50 or 3% of the correct Pre-Petition Arrearage	5%	Population Definition: POCs filed in the review period. Error Definition: # of Loans where sum of errors exceeds the allowable threshold.	1) Are the correct amounts set forth in the form, with respect to pre-petition missed payments, fees, expenses charges, and escrow shortages or deficiencies?

E1-3

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
C. MRS Affidavits	Customer is in default and amount of arrearage is within tolerance.	Amounts overstated (or for escrows amounts, understated) by the greater of $50 or 3% of the correct Post Petition Total Balance	5%	Population Definition: Affidavits supporting MRS's filed in the review period Error Definition: # of Loans where the sum of errors exceeds the allowable threshold.
1. Verify against the system of record, within tolerance if overstated:
a. the post-petition default amount;
b. the amount of fees or charges applied to such pre-petition default amount or post-petition amount since the later of the date of the petition or the preceding statement; and
c. escrow shortages or deficiencies.

3. Pre-foreclosure Initiation
A. Pre Foreclosure Initiation	Accuracy of Account information.	Amounts over stated by the greater of $99 or 1% of the Total balance	5%
Population Definition: Loans with a Foreclosure referral date in the review period.
Error Definition: # of Loans that were referred to foreclosure with an error in any one of the foreclosure initiation test questions.

** Verify all the amounts outlined below against the system of record.

1. Was the loan delinquent as of the date the first legal action was filed?
2. Was information contained in the Account Statement completed accurately?
a) The total amount needed to reinstate or bring the account current, and the amount of the principal;
b) The date through which the borrower's obligation is paid;
c) The date of the last full payment;
d) The current interest rate in effect for the loan;
e) The date on which the interest rate may next reset or adjust;
f) The amount of any prepayment fee to be charged, if any;
g) A description of any late payment fees; and
h) a telephone number or electronic mail address that may be used by the obligor to obtain information regarding the mortgage.

E1-4

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
B. Pre Foreclosure Initiation Notifications	Notification sent to the customer supporting right to foreclose along with: Applicable information upon customers request, Account statement information, Ownership statement, and Loss Mitigation statement. Notifications required before 14 days prior to referral to foreclosure.	N/A	5%
Population Definition: Loans with a Foreclosure referral date in the review period.
Error Definition: # of Loans that were referred to foreclosure with an error in any one of the foreclosure initiation test questions.

1. Were all the required notifications statements mailed no later than 14 days prior to first Legal Date (i) Account Statement; (ii) Ownership Statement; and (iii) Loss Mitigation Statement?
2. Did the Ownership Statement accurately reflect that the servicer or investor has the right to foreclose?
3. Was the Loss Mitigation Statement complete and did it accurately state that
a) The borrower was ineligible (if applicable); or
b) The borrower was solicited, was the subject of right party contact routines, and that any timely application submitted by the borrower was evaluated?

4. Accuracy and Timeliness of Payment Application and Appropriateness of Fees
A. Fees adhere to guidance (Preservation fees, Valuation fees and Attorney's fees)	Services rendered, consistent with loan instrument, within applicable requirements.	Amounts over stated by the greater of $50 or 3% of the Total Default Related Fees Collected	5%
Population Definition:  Defaulted loans (60 +) with borrower payable default related fees* collected.
Error Definition: # of loans where the sum of default related fee errors exceeds the threshold.
* Default related fees are defined as any fee collected for a default-related service after the agreement date.

For fees collected in the test period:

1. Was the frequency of the fees collected (in excess of what is consistent with state guidelines or fee provisions in servicing standards?
2. Was amount of the fee collected higher than the amount allowable under the Servicer's Fee schedule and for which there was not a valid exception?

E1-5

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
B. Adherence to customer payment processing	Payments posted timely (within 2 business days of receipt) and accurately.	Amounts understated by the greater $50.00 or 3% of the scheduled payment	5%	Population Definition: All subject payments posted within review period. Error Definition: # of loans with an error in any one of the payment application test questions.
1. Were payments posted to the right account number?
2. Were payments posted in the right amount?
3. Were properly identified conforming payments posted within 2 business days of receipt and credited as of the date of receipt?
4. Did servicer accept payments within $50.00 of the scheduled payment, including principal and interest and where applicable taxes and insurance as required by the servicing standards?
5. Were partial payments credited to the borrower's account as of the date that the funds cover a full payment?
6. Were payments posted to principal interest and escrow before fees and expenses?

E1-6

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
C. Reconciliation of certain waived fees. (I.b.11.C)	Appropriately updating the Servicer's systems of record in connection with the reconciliation of payments as of the date of dismissal of a debtor's Chapter 13 bankruptcy case, entry of an order granting Servicer relief from the stay under Chapter 13, or entry of an order granting the debtor a discharge under Chapter 13, to reflect the waiver of any fee, expense or charge pursuant to paragraphs III.B.1.c.i or III.B.1.d of the Servicing Standards (within applicable tolerances).	Amounts over stated by the greater of $50 or 3 % of the correct reconciliation amount	5%
Population Definition:  All accounts where in-line reconciliation routine is completed within review period.
Error Definition:  # of loans with an error in the reconciliation routine resulting in overstated amounts remaining on the borrower account.
					1. Were all required waivers of Fees, expense or charges applied and/or corrected accurately as part of the reconciliation?
D. Late fees adhere to guidance	Late fees are collected only as permitted under the Servicing Standards (within applicable tolerances).	Y/N	5%	Population Definition: All late fees collected within the review period. Error Definition: # of loans with an error on any one of the test questions.	1. Was a late fee collected with respect to a delinquency attributable solely to late fees or delinquency charges assessed on an earlier payment?
5. Policy/Process Implementation

E1-7

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
A. Third Party Vendor Management	Is periodic third party review process in place? Is there evidence of remediation of identified issues?	Y/N	N	Quarterly review of a vendors providing Foreclosure Bankruptcy, Loss mitigation and other Mortgage services. Error Definition: Failure on any one of the test questions for this metric.
1. Is there evidence of documented oversight policies and procedures demonstrating compliance with vendor oversight provisions: (i) adequate due diligence procedures, (ii) adequate enforcement procedures (iii) adequate vendor performance evaluation procedures (iv) adequate remediation procedures?[3]
2. Is there evidence of periodic sampling and testing of foreclosure documents (including notices of default and letters of reinstatement) and bankruptcy documents prepared by vendors on behalf of the servicer?
3. Is there evidence of periodic sampling of fees and costs assessed by vendors to; (i) substantiate services were rendered (ii) fees are in compliance with servicer fee schedule (iii) Fees are compliant with state law and provisions of the servicing standards?
4. Is there evidence of vendor scorecards used to evaluate vendor performance that include quality metrics (error rate etc)?
5. Evidence of remediation for vendors who fail metrics set forth in vendor scorecards and/or QC sample tests consistent with the servicer policy and procedures?

B. Customer Portal	Implementation of a customer portal.	Y/N	N	A Quarterly testing review of Customer Portal.	1. Does the portal provide loss mitigation status updates?

E1-8

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
C. SPOC	Implement single point of contact (“SPOC”).	Y/N 5% for Question 4	N For Question #4: 5%
Quarterly review of SPOC program per provisions in the servicing standard.

Population Definition (for Question 4):  Potentially eligible borrowers who were identified as requesting loss mitigation assistance.

Error Definition:  Failure on any one of the test questions for this metric.

1. Is there evidence of documented policies and procedures demonstrating compliance with SPOC program provisions?
2. Is there evidence that a single point of contact is available for applicable borrowers?
3. Is there evidence that relevant records relating to borrower's account are available to the borrower's SPOC?
4. Is there evidence that the SPOC has been identified to the borrower and the method the borrower may use to contact the SPOC has been communicated to the borrower?

D. Workforce Management	Training and staffing adequacy requirements.	Y/N	N	Loss mitigation, SPOC and Foreclosure Staff. Error Definition: Failure on any one of the test questions for this metric.
1. Is there evidence of documented oversight policies and procedures demonstrating effective forecasting, capacity planning, training and monitoring of staffing requirements for foreclosure operations?
2. Is there evidence of periodic training and certification of employees who prepare Affidavits sworn statements or declarations.

E. Affidavit of Indebtedness Integrity.	Affidavits of Indebtedness are signed by affiants who have personal knowledge of relevant facts and properly review the affidavit before signing it.	Y/N	N	Annual Review of Policy.
1. Is there evidence of documented policies and procedures sufficient to provide reasonable assurance that affiants have personal knowledge of the matters covered by affidavits of indebtedness and have reviewed affidavit before signing it?

F. Account Status Activity.	System of record electronically documents key activity of a foreclosure, loan modification, or bankruptcy.	Y/N	N	Annual Review of Policy.	1. Is there evidence of documented policies and procedures designed to ensure that the system of record contains documentation of key activities?
6. Customer Experiences

E1-9

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
A. Complaint response timeliness	Meet the requirements of Regulator complaint handling.	N/A	5%
Population Definition: Government submitted complaints and inquiries from individual borrowers who are in default and/or have applied for loan modifications received during the three months prior to 40 days prior to the review period. (To allow for response period to expire).
Error Definition:  # of loans that exceeded the required response timeline.

1. Was written acknowledgment regarding complaint/inquires sent within 10 business days of complaint/inquiry receipt?**
2. Was a written response (“Forward Progress”) sent within 30 calendar days of complaint/inquiry receipt?**
**receipt= from the Attorney General, state financial regulators, the Executive Office for United States Trustees/regional offices of the United States Trustees, and the federal regulators and documented within the System of Record.

B. Loss Mitigation
i. Loan Modification Document Collection timeline compliance		N/A	5%
Population Definition:  Loan modifications and loan modification requests (packages) that that were missing documentation at receipt and received more than 40 days prior to the end of the review period.

Error Definition: The total # of loans processed outside the allowable timelines as defined under each timeline requirement tested.

1. Did the Servicer notify borrower of any known deficiency in borrower's initial submission of information, no later than 5 business days after receipt, including any missing information or documentation?
2. Was the Borrower afforded 30 days from the date of Servicer's notification of any missing information or documentation to supplement borrower's submission of information prior to making a determination on whether or not to grant an initial loan modification?

ii. Loan Modification Decision/Notification timeline compliance			10%
Population Definition:  Loan modification requests (packages) that are denied or approved in the review period.

Error Definition: The total # of loans processed outside the allowable timelines as defined under each timeline requirement tested.

1. Did the servicer respond to request for a modification within 30 days of receipt of all necessary documentation?
2. Denial Communication: Did the servicer notify customers within 10 days of denial decision?

iii. Loan Modification Appeal timeline compliance			10%	Population Definition: Loan modification requests (packages) that are borrower appeals in the review period. Error Definition: The total # of loans processed outside the allowable timeline tested.	1. Did Servicer respond to a borrowers request for an appeal within 30 days of receipt?

E1-10

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
iv. Short Sale Decision timeline compliance			10%
Population Definition:  Short sale requests (packages) that are complete in the three months prior to 30 days prior to the end of the review period. (to allow for short sale review to occur).

Error Definition: The total # of loans processed outside the allowable timeline tested.
					1. Was short sale reviewed and a decision communicated within 30 days of borrower submitting completed package?
v. Short Sale Document Collection timeline compliance			5%
Population Definition:  Short sale requests (packages) missing documentation that are received in the three months prior to 30 days prior to the end of the review period (to allow for short sale review to occur).
Error Definition: The total # of loans processed outside the allowable timeline tested.
					1. Did the Servicer provide notice of missing documents within 30 days of the request for the short sale?

vi. Charge of application fees for Loss mitigation			1%
Population Definition:  loss mitigation requests (packages) that are Incomplete, denied , approved and borrower appeals in the review period.
(Same as 6.B.i)
Error Definition: The # of loss mitigation applications where servicer collected a processing fee.
					1. Did the servicer assess a fee for processing a loss mitigation request?
vii. Short Sales
a. Inclusion of notice of whether or not a deficiency will be required	Provide information related to any required deficiency claim.	n/a	5%	Population Definition: Short sales approved in the review period. Error Definition: The # of short sales that failed any one of the deficiency test questions
1. If the short sale was accepted, did borrower receive notification that deficiency or cash contribution will be needed?
2. Did borrower receive in this notification approximate amounts related to deficiency or cash contribution?

viii. Dual Track
a. Referred to foreclosure in violation of Dual Track Provisions	Loan was referred to foreclosure in error.	n/a	5%
Population Definition: Loans with a first legal action date in the review period.
Error Definition: The # of loans with a first legal filed in the review period that failed any one of the dual tracking test questions.

1. Was the first legal commenced while the borrower was approved for a loan modification but prior to the expiration of the borrower acceptance period, borrower decline of offer or while in an active trial period plan?

E1-11

A	B	C	D	E	F
Metric	Measurements	Loan Level Tolerance for Error[1]	Threshold Error Rate[2]	Test Loan Population and Error Definition	Test Questions
b. Failure to postpone foreclosure proceedings in violation of Dual Track Provisions	Foreclosure proceedings allowed to proceed in error.	n/a	5%
Population Definition: Active foreclosures during review period.
Error Definition: # of active foreclosures that went to judgment as a result of failure of any one on of the active foreclosure dual track test question.

1. Did the servicer proceed to judgment or order of sale upon receipt of a complete loan modification package within 30 days of the
Post-Referral to Foreclosure Solicitation
Letter?**
**Compliance of Dual tracking provisions for foreclosure sales are referenced in 1.A

C. Forced Placed Insurance
i. Timeliness of notices	Notices sent timely with necessary information.	n/a	5%
Population Definition: Loans with forced placed coverage initiated in review period.
Error Definition: # of loans with active force place insurance resulting from an error in any one of the force-place insurance test questions.

1. Did Servicer send all required notification letters (ref. V 3a i-vii) notifying the customer of lapse in insurance coverage?
2. Did the notification offer the customer the option to have the account escrowed to facilitate payment of all insurance premiums and any arrearage by the servicer prior to obtaining force place insurance?
3. Did the servicer assess forced place insurance when there was evidence of a valid policy?

ii Termination of Force place Insurance	Timely termination of force placed insurance.		5%
Population Definition: Loans with forced placed coverage terminated in review period.
Error Definition: # of loans terminated force place insurance with an error in any one of the force- place insurance test questions.
					Did Servicer terminate FPI within 15 days of receipt of evidence of a borrower's existing insurance coverage and refund the pro-rated portion to the borrower's escrow account?
[1] Loan Level Tolerance for Error: This represents a threshold beyond which the variance between the actual outcome and the expected outcome on a single test case is deemed reportable.

[2] Threshold Error Rate: For each metric or outcome tested if the total number of reportable errors as a percentage of the total number of cases tested exceeds this limit then the Servicer will be determined to have failed that metric for the reported period.

[3] For purposes of determining whether a proposed Metric and associated Threshold Error Rate is similar to those contained in this Schedule, this Metric 5.A shall be excluded from consideration and shall not be treated as representative.

E1-12

EXHIBIT F

FEDERAL RELEASE
This Federal Release (“Release”) is entered into among the United States of America, its agencies, and departments (collectively, “the United States”), acting through the United States Department of Justice, and Bank of America Corporation (the “COMPANY”) (hereafter the United States and the COMPANY are collectively referred to as “the Parties”), through their authorized representatives.
RECITALS
A.The COMPANY is a Delaware corporation headquartered in Charlotte, North Carolina.
B.The COMPANY is a financial holding and a bank holding company. Various entities affiliated with the COMPANY, including entities affiliated with Countrywide Financial Corporation (including during the period before Countrywide Financial Corporation merged with a subsidiary of the COMPANY), during the relevant period served: (1) as a participant in the Direct Endorsement Lender program of the Federal Housing Administration (“FHA”) within the United States Department of Housing and Urban Development (“HUD”); (2) as a mortgagee or servicer for mortgages insured or guaranteed by federal mortgage programs administered by agencies that include FHA, the United States Department of Veterans Affairs (“VA”), and the United States Department of Agriculture Rural Development; (3) as a participating servicer in the Making Home Affordable Program (“MHA”) (including MHA's component program, the Home Affordable Modification Program (“HAMP”)) of the United States Department of the Treasury (“Treasury”) and HUD, and as a participant in various state programs of the Housing Finance Agency Innovation Fund for the Hardest Hit Housing Markets (“HHF”); and (4) as an entity that litigates single-family residential mortgage issues in U.S. Bankruptcy Courts in capacities that include commencing and pursuing or supporting litigation commenced against mortgagors and other debtors.

C.The United States contends that it has certain civil claims based on conduct of the COMPANY and its affiliated entities in servicing of mortgage loans (the “Covered Servicing Conduct”). Such Covered Servicing Conduct encompasses all activities of the COMPANY, of any affiliated entity during or prior to such time as it was an affiliated entity, and all of the current or former officers, directors, employees and agents of any of the foregoing, directed toward servicing (including subservicing and master servicing), whether for their own account or for the account of others, of mortgage loans for single-family residential homeowners (which includes loans secured by one- to four-family residential properties, whether used for investor or consumer purposes), whether in the form of a mortgage, deed of trust or other security instrument creating a lien upon such property or any other property described therein that secures the related mortgage loan (“single-family residential mortgage loans”) from and after the closing of a borrower's mortgage loan and includes, but is not limited to, the following conduct:
(1)Deficiencies in performing loan modification and other loss mitigation activities, including extensions, forbearances, short sales and deeds in lieu of foreclosure, setting the qualifying criteria for any of the foregoing and/or setting the terms and conditions for any of the foregoing;
(2)Deficiencies in foreclosing on single-family residential mortgage loans or acquiring title in lieu of foreclosure, including the designation and identity of the foreclosing party, the timing of foreclosures, transfer of legal or beneficial ownership to the mortgage loan and/or the related servicing rights or obligations, the charging of any fees, the preparation, contents, execution, notarization or presentation of any documents filed with or submitted to a court or any government agency, or otherwise used as part of the foreclosure process (including, but not limited to, affidavits, declarations, certifications, substitutions of trustees, and assignments) and dual-tracking foreclosure and loan modification activities, and communications with borrowers in respect of foreclosure;
(3)Other deficiencies in servicing single-family residential mortgage loans relating to:
(a)Collections activity, including all contact with borrowers (e.g., telephone calls, letters, and in-person visits) in respect of such activities;
(b)Practices relating to paying or failing to pay taxes (including property taxes), hazard insurance, forced-place insurance, and homeowner association dues or other items provided for in a mortgage loan escrow arrangement (including making or failing to make such payments), including obtaining or maintaining insurance and advancing funds to pay therefor and the creation and maintenance of such escrow accounts;
(c)Use or supervision of vendors, agents and contract employees, and their activities in connection with creation and recording of assignments, servicing, foreclosure, and loss mitigation activities, including subservicers, foreclosure and bankruptcy attorneys, and other default service providers, and pursuit of claims against vendors and other third parties for failure of such third parties to comply with contractual or other obligations;
(d)Activities related to the executing, notarizing, transferring or recording of mortgages; the obtaining, executing, notarizing, transferring or recording of assignments; or activities related to the use of any mortgage registry system, including MERS, and including the transferring of mortgages or assignments using MERS;
(e)Account statements, disclosures, and/or other communications to borrowers; unintentional reporting errors regarding activities that, but for this Paragraph, would be Covered Servicing Conduct, and unintentional remittance errors that are cured;
(f)Maintenance and placement of loan-level and pool-level mortgage insurance and guarantees, hazard insurance, flood insurance, title insurance, and other insurance related to mortgage loans and related properties, including claims activity;
(g)Handling and resolution of inquiries, disputes and complaints by or on behalf of borrowers and frequency and adequacy of communications with borrowers;
(h)Securing, inspecting, repairing, maintaining, or preserving properties both before and after foreclosure or other acquisition of title;

(i)Adequacy of staffing, training, systems and processes, including maintenance and security of access to records relating to servicing, foreclosure, bankruptcy, property sale and management and activities related or ancillary thereto;
(j)Determinations in respect of the appropriate actions of obtaining value for mortgage loans, including whether to pursue foreclosure on properties, whether to assert or abandon liens and other claims and actions taken in respect thereof, and whether to pursue a loan modification or any particular loan modification or other form of loss mitigation;
(k)Acceptance, rejection, application, or reporting of payments made on behalf of borrowers, including the assessment of any fees and placement of the payment(s) in a suspense account;
(l)Obtaining, securing, updating, transferring, or providing promissory notes or endorsements of promissory notes through allonges or otherwise;
(m)Licensing or registration of employees, agents, or contractors, or designation of employees as agents for another entity, through corporate resolutions or Powers of Attorney or otherwise;
(n)Pursuing claims post foreclosure, including seeking deficiency judgments;
(o)Eviction notices, registrations of vacant properties, and any activity relating to the sale or disposition of foreclosed or acquired properties (including Real Estate Owned properties), including management of such properties and proceedings related to such properties;
(p)Executing, notarizing, or recording any documents related to the sale of acquired properties, including the warranty deeds and closing documents;
(q)Custodial and trustee functions related to the Covered Servicing Conduct;
(r)Quality control, quality assurance or compliance or audit testing or oversight related to the Covered Servicing Conduct; for avoidance of doubt, quality control or compliance reviews associated with the origination, sale, or securitization of mortgage loans does not constitute

Covered Servicing Conduct;
(s)Reporting, certification or registration requirements related to any of the Covered Servicing Conduct; and
(t)Communications with borrowers with respect to the Covered Servicing Conduct.
(4)Deficiencies in the COMPANY's or any of its affiliates' participation in and implementation of the Hardest Hit Fund Program and Making Home Affordable Program, including all of its component programs (e.g., HAMP, 2MP, HAFA, UP, PRA-HAMP, FHA-HAMP, FHA2LP, and RD-HAMP).
D.The United States further contends that it has certain civil claims based on the conduct of the COMPANY and its affiliated entities in originating mortgage loans (the “Covered Origination Conduct”). Such Covered Origination Conduct consists of all activities of the COMPANY, of any affiliated entity during or prior to such time as it was an affiliated entity, and all of the current or former officers, directors, employees, and agents of any of the foregoing, directed toward directly or indirectly originating, assisting in the origination of, or purchasing single-family residential mortgage loans and excludes conduct occurring following the closing of the borrower's mortgage loan that is otherwise covered as the Covered Servicing Conduct. Such Covered Origination Conduct includes, but is not limited to, the following conduct:
(1)Submitting loans for insurance endorsement and claims for insurance benefits for FHA loans that the COMPANY or any affiliated entity during or prior to such time as it was an affiliated entity endorsed or underwrote as a participant in the FHA's Direct Endorsement Program that failed to meet any applicable underwriting requirements, including those set forth in the applicable version of the HUD Handbook 4155.1, as supplemented by relevant mortgagee letters, all as of the time of origination;
(2)Submitting loans for insurance endorsement or claims for insurance benefits for FHA loans that the COMPANY or any affiliated entity during or prior to such time as it was an affiliated entity endorsed or underwrote as a participant in the FHA's Direct Endorsement Program while failing to implement applicable quality control measures; and
(3)Other deficiencies in originating single-family residential mortgage loans relating to:
(a)Processing, underwriting, closing, or funding of loans and the terms and conditions of such loans;
(b)Approving or denying loan applications;
(c)Pricing of loans, including the charging and splitting of any fee or discount points;
(d)Recommendations of particular types of loan products, loan features or terms and conditions of any loan;
(e)Valuing the properties used as collateral for such loans, including use of employee, independent and vendor management appraisers and alternative valuation methods such as AVMs and BPOs;
(f)Use of vendors, including vendor management companies and other providers of real estate settlement services, whether affiliated or unaffiliated;
(g)Payment of fees or other things of value in connection with the making or receiving of referrals of settlement and other services;
(h)Conduct of any vendors used in connection with the origination of loans, including, but not limited to, closing agents, appraisers, real estate agents, title review, flood inspection, and mortgage brokers;
(i)Drafting of loan documents and loan disclosures and the provision of such disclosures;
(j)Obtaining and recording of collateral documents relating to loans, including, but not limited to, use of trustees or designees on mortgages or deeds of trust;

(k)Advertising of loans and solicitation of borrowers;
(l)Licensing, registration, qualifications or approvals of employees in connection with the Covered Origination Conduct; and
(m)Quality control, quality assurance or compliance or audit testing or oversight related to the Covered Origination Conduct.
E.The United States further contends that it has certain civil claims based on the COMPANY's servicing, including servicing by any affiliated entity during or prior to such time as it was an affiliated entity, and by any of the COMPANY's or such affiliated entities' current or former officers, directors, employees, and agents, of loans of borrowers in bankruptcy (the “Covered Bankruptcy Conduct”). Such Covered Bankruptcy Conduct includes, but is not limited to, the following conduct:
(1)Deficiencies in servicing residential mortgage loans for borrowers in bankruptcy relating to:
(a)The preparation, prosecution, documentation, substantiation, or filing of proofs of claim, motions seeking relief from the automatic stay, objections to plan confirmation, motions to dismiss bankruptcy cases, and affidavits, declarations, and other mortgage-related documents in bankruptcy courts;
(b)Charging and timing of fees and expenses, including any fees or expenses assessed to the borrower due to delay while the bankruptcy court reviews a pending request for loan modification or delay by the Chapter 13 trustee to timely remit the borrower's payments;
(c)Use or disclosure of escrow accounts, including any advances on borrower's behalf;
(d)Account statements, disclosures, and/or other communications to borrowers, including: (i) assessing, imposing, posting, or collecting fees and charges; (ii) disclosure of fees and charges assessed, imposed or posted during the bankruptcy case; and (iii) collection of undisclosed post-petition fees and charges after the borrower receives a discharge, the COMPANY obtains relief from the automatic stay, or the bankruptcy case is dismissed;
(e)Adequacy of staffing, training, systems, and processes relating to administering and servicing loans for borrowers in bankruptcy;
(f)Use or supervision of vendors and contract employees, including Lender Processing Services, Inc., bankruptcy attorneys and other default service providers;
(g)Pursuit of or failure to pursue claims against vendors and other third parties for failure of such third parties to comply with contractual or other obligations; and
(h)Handling and resolution of inquiries, disputes or complaints by or on behalf of borrowers, and frequency and adequacy of communications with borrowers in bankruptcy.
(2)Deficiencies in accounting for, processing, approving and administering loan modifications for borrowers in bankruptcy relating to:
(a)Charging late fees or seeking arrearages while a trial period modification plan or permanent loan modification plan is in place and borrower is timely making payments under the terms of the loan modification plan;
(b)Seeking relief from the automatic stay when the COMPANY has approved a trial period or permanent loan modification plan and borrower is timely making payments under the terms of the loan modification plan; and
(c)Delays in approving or finalizing the documentation necessary to the approval of loan modifications for borrowers in bankruptcy.
F.This Release is neither an admission of liability of the allegations of the Complaint or in cases settled pursuant to this Consent Judgment, nor a concession by the United States that its claims are not well-founded.
To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of the Consent Judgment, the Parties agree and covenant as follows:

TERMS AND CONDITIONS
(1)The COMPANY and/or its affiliated entities shall pay or cause to be paid, for the purposes specified in the Consent Judgment, the amount specified in Paragraph 3 of the Consent Judgment (“Direct Payment Settlement Amount”) by electronic funds transfer no later than seven days after the United States District Court for the District of Columbia enters the final non-appealable Consent Judgment (the “Effective Date of the Consent Judgment”) pursuant to written instructions to be provided by the United States Department of Justice. The COMPANY and/or its affiliated entities shall also undertake, for the purposes specified in the Consent Judgment, certain consumer relief activities as set forth in Exhibit D to such Consent Judgment and will be obligated to make certain payments (the “Consumer Relief Payments”) in the event that it does not or they do not complete the Consumer Relief Requirements set forth in Exhibit D to the Consent Judgment. The releases contained in this Release shall become effective upon payment of the Direct Payment Settlement Amount. The United States may declare this Release null and void with respect to the United States if the COMPANY or its affiliated entities do not make the Consumer Relief Payments required under this Consent Judgment and fail to cure such non-payment within thirty days of written notice by the United States.
(2)
(a)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims the United States has or may have, and from any civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose, based on the Covered Servicing Conduct that has taken place as of 11:59 p.m., Eastern Standard Time, on

February 8, 2012 (and, for the avoidance of doubt, with respect to FHA-insured loans, whether or not a claim for mortgage insurance benefits has been or is in the future submitted), under the Financial Institutions Reform, Recovery, and Enforcement Act (“FIRREA”), the False Claims Act, the Racketeer Influenced and Corrupt Organizations Act, the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Interstate Land Sales Full Disclosure Act, 15 U.S.C. § 1691(d) (“Reason for Adverse Action”) or § 1691(e) (“Appraisals”), sections 502 through 509 (15 U.S.C. § 6802-6809) of the Gramm-Leach Bliley Act except for section 505 (15 U.S.C. § 6805) as it applies to section 501(b) (15 U.S.C. § 6801(b)), or that the Civil Division of the United States Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. § 0.45.
(b)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, or current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims the United States has or may have, and from any civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose, based on the Covered Origination Conduct that has taken place as of 11:59 p.m., Eastern Standard Time, on February 8, 2012, under the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act, the Truth in Lending Act, 15 U.S.C. § 1691(d) (“Reason for Adverse Action”) or § 1691(e) (“Appraisals”), or the Interstate Land Sales Full Disclosure Act.
(c)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liability associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims the United States has or may have, and from any civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek to impose under FIRREA based on the Covered Origination Conduct only to the extent that:
(i)such claim is (A) based upon false, misleading or fraudulent representations (or a scheme to defraud consisting solely of such a false, misleading or fraudulent representation) made by the COMPANY or affiliated entity as of 11:59 p.m., Eastern Standard Time, on February 8, 2012, to a borrower in connection with the COMPANY's or affiliated entity's making of a residential mortgage loan to such borrower; or (B) an action pursuant to 12 U.S.C. § 1833a(c)(2) in which the action is consisting solely of the allegation that the COMPANY or one of its affiliated entities made a false statement or misrepresentation (or engaged in a scheme to defraud based solely upon such a false statement or misrepresentation) to the COMPANY or another affiliated entity, as of 11:59 p.m., Eastern Standard Time, on February 8, 2012, in connection with the COMPANY's or affiliated entity's making of a residential mortgage loan to a borrower; and
(ii)(A) the only federally insured financial institution that was affected by the statement or misrepresentation (or scheme), or by actions based on, incorporating, or omitting the statement or misrepresentation (or scheme) was the COMPANY or an affiliated entity; (B) the false statement or misrepresentation (or scheme) was not made to, directed at, or part of a scheme to defraud, any person or entity other than or in addition to the borrower and/or the COMPANY or an affiliated entity, including, but not limited to, any other financial institution (as defined in 18 U.S.C. § 20), investors, and governmental entities; (C) the false statement or misrepresentation (or scheme), or actions based on, incorporating, or omitting the statement or misrepresentation (or scheme) did not harm any other financial institution (as defined in 18 U.S.C. § 20), investors, governmental entities, or any other entities other than the COMPANY or an affiliated entity; and (D) there was no material monetary effect on an agency of the United States.
(3)
(a)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the United States Department of Housing and Urban Development fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims it has or may have, and from any civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose, based on the Covered Servicing Conduct with respect to FHA loans that has taken place as of 11:59 p.m., Eastern Standard Time, on February 8, 2012 (and, for the avoidance of doubt, with respect to FHA-insured loans, whether or not a claim for mortgage insurance benefits has been or is in the future submitted). Notwithstanding the foregoing, in no instance shall this Release relieve the COMPANY or any affiliated entity from the obligation to remedy, upon identification, defects of title or such other problems caused by the acts or omissions of the COMPANY or any affiliated entity that may preclude FHA from accepting assignment or paying a claim for which FHA lacks statutory authority pursuant to 12 U.S.C. § 1707(a) and § 1710(a)(1)(B), in which case FHA shall reconvey the property back to the COMPANY or the affiliated entity to remedy the defect in title or such other problem and the COMPANY or the affiliated entity shall convey the property back to FHA once the defect or problem is cured. Further, nothing in this Release shall relieve COMPANY or affiliated entity of any obligation to provide FHA with any and all mortgage insurance premium payments that have been or should have been collected, plus interest, if any. Notwithstanding any other provision of this Release, FHA shall calculate the payment of insurance benefits for any insured mortgage in accordance with its regulations.

(b)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims it has or may have and from any civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose under FIRREA, the False Claims Act, and the Program Fraud Civil Remedies Act where the sole basis for such claim or claims is that the COMPANY or any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity) or any of their respective successors or assigns, submitted to HUD-FHA prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 a false or fraudulent annual certification that the mortgagee had “conform[ed] to all HUD-FHA regulations necessary to maintain its HUD-FHA approval” (including, but not limited to, the requirement that the mortgagee implement and maintain a quality control program that conforms to HUD-FHA requirements), or “complied with and agree[d] to continue to comply with HUD-FHA regulations, handbooks, Mortgagee Letters, Title I Letters, policies, and terms of any agreements entered into with the Department under HUD's Direct Endorsement Program.” For avoidance of doubt, this Paragraph means that the United States is barred from asserting that a false annual certification renders the COMPANY or any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity) liable under the False Claims Act and the other laws cited above for loans endorsed by the COMPANY or its affiliated entity for FHA insurance during the period of time applicable to the annual certification without regard to whether any such loans contain material violations of HUD-FHA requirements, or that a false individual loan certification that “this mortgage is eligible for HUD mortgage insurance under the Direct Endorsement program” renders the COMPANY or any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity) liable under the False Claims Act for any individual loan that does not contain a material violation of HUD-FHA requirements. However, this Paragraph does not (i) release, bar or otherwise preclude the right of the United States to pursue any civil or administrative claims or remedies it has or may have, or release or preclude under res judicata or collateral estoppel theories any civil or administrative remedies or penalties it may seek or impose, against the COMPANY, any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, for conduct with respect to the insurance of residential mortgage loans that violates any laws, regulations or other HUD-FHA requirements applicable to the insurance of residential mortgage loans by HUD, including, but not limited to, material violations of any applicable HUD-FHA requirements with respect to an individual loan or loans, except if and to the extent such claim, remedy or penalty is based solely on such entity's failure to provide HUD with an accurate annual certification as described above; (ii) release or otherwise bar the United States from introducing evidence of any alleged failure to comply with applicable HUD-FHA requirements, including, but not limited to, sufficient quality control, underwriting or due diligence programs, in any way (including, but not limited to, for the purpose of proving intent) in connection with any claim that there was a material violation(s) of applicable HUD-FHA requirements with respect to an individual loan or loans that would subject the COMPANY or an affiliated entity to liability under the False Claims Act or any other federal statutory or common law administrative or judicial claim; or (iii) permit the COMPANY or its affiliates to offset or otherwise reduce any potential liability for such claims or remedies by any amount paid under the Consent Judgment. The parties agree that the issue of whether and to what extent the United States may use statistical sampling of individual loans or similar techniques for calculating damages or proving material violations of HUD-FHA underwriting requirements with respect to a pool of loans is not addressed by the Consent Judgment and shall be governed by the law of the relevant administrative or judicial forum of any future dispute. Notwithstanding the foregoing, in no instance shall this Release relieve the COMPANY or any affiliated entity from the obligation to remedy, upon identification, defects of title or such other problems caused by the acts or omissions of the COMPANY or an affiliated entity that may preclude FHA from accepting assignment or paying a claim for which FHA lacks statutory authority pursuant to 12 U.S.C. § 1707(a) and § 1710(a)(1)(B), in which case FHA shall reconvey the property back to the COMPANY or affiliated entity to remedy the defect in title or such other problem and the COMPANY or affiliated entity shall convey the property back to FHA once the defect or problem is cured.
(4)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, for loans that closed before 11:59 p.m., Eastern Standard Time, on February 8, 2012 and are guaranteed by the Department of Veterans Affairs (VA), the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims it has or may have based on Covered Origination Conduct that arises under FIRREA, the False Claims Act, or the Program Fraud Civil Remedies Act to the extent that they are based on any failure by the COMPANY or any current or former affiliated entity and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, to conform to all VA regulations necessary to maintain the authority of the COMPANY or any current or former affiliated entity to close VA-guaranteed loans on an automatic basis. Nothing in the foregoing shall be interpreted to release the right of the United States to pursue any civil or administrative claims it has or may have, or to release any civil or administrative remedies or penalties it may seek or impose, against the COMPANY, any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, based on Covered Origination Conduct that violates the laws or regulations applicable to the guaranty of residential mortgage loans by VA with respect to any residential mortgage loan or loans, except if and to the extent such claim, remedy or penalty is based on such entity's failure to provide VA with an accurate general program compliance certification, to implement an effective quality control plan, or to conform to all VA regulations necessary to maintain the authority of the COMPANY or any current or former affiliated entity to close VA-guaranteed loans on an automatic basis.
(5)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, for loans that closed before 11:59 p.m., Eastern Standard Time, on February 8, 2012 and are guaranteed by the Department of Agriculture (USDA), the United States fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claims it has or may have against the COMPANY and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, based on Covered Origination Conduct that arises under FIRREA, the False Claims Act, or the Program Fraud Civil Remedies Act to the extent that they are based on statements made in the COMPANY's or current or former affiliated entity's application for approved lender status in the Single Family Housing Guaranteed Loan Program. Nothing in the foregoing shall be interpreted to release the right of the United States to pursue any civil or administrative claims it has or may have, or to release any civil or administrative remedies or penalties it may seek or impose, against the COMPANY, any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, based on Covered Origination Conduct that violates the laws or regulations applicable to the guaranty of residential mortgage loans by USDA with respect to any residential mortgage loan or loans, except if and to the extent such claim, remedy or penalty is based on such entity's failure to provide USDA with an accurate general program compliance certification, to implement an effective quality control plan, or on statements made in the COMPANY's or current or former affiliated entity's application for approved lender status in the Single Family Housing Guaranteed

Loan Program.
(6)Subject to the exceptions described in this Paragraph 6 and in Paragraph 11 (concerning excluded claims) below, the United States Department of the Treasury (“Treasury”) fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, and will refrain from instituting, directing, or maintaining any civil or administrative claims the Treasury has or may have, and from any civil remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose against the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, based on the Covered Servicing Conduct that has taken place as of 11:59 p.m., Eastern Standard Time, on February 8, 2012; furthermore, as of February 8, 2012, Treasury is withholding Making Home Affordable servicer incentive payments from the COMPANY or any current or former affiliated entity, and, upon the immediately succeeding Making Home Affordable Program incentive payment date, Treasury shall release and remit to the COMPANY and any current or former affiliated entity all outstanding Making Home Affordable Program servicer incentive payments previously withheld by Treasury. Notwithstanding the foregoing, Treasury, in connection with the Making Home Affordable Program, reserves the right to continue to perform compliance reviews on the COMPANY's Making Home Affordable Program activities occurring prior to February 8, 2012, to require non-financial remedies with respect to such activities, and to publicly release servicer assessments with respect thereto. If, as the result of any such compliance review occurring after February 8, 2012, Treasury determines that the COMPANY or any of its affiliated entities have not adequately corrected identified instances of noncompliance that occurred prior to the date specified in the first sentence of this Paragraph and were communicated to COMPANY or any of its affiliated entities by Treasury in a letter dated March 9, 2012, Treasury reserves the right to adjust any Making Home Affordable Program incentive payments made or owed to the COMPANY or any of its affiliated entities with respect to those identified instances of noncompliance. In addition, with respect to instances of noncompliance that occur after February 8, 2012, Treasury reserves the right to exercise all available remedies, both financial and non-financial, under the Making Home Affordable Program Commitment to Purchase Financial Instrument and Servicer Participation Agreement, as amended, between Treasury and COMPANY or any of its affiliated entities (“the SPA”).
(7)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, the Bureau of Consumer Financial Protection (“CFPB”) fully and finally releases the COMPANY and any current or former affiliated entity (to the extent such COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, and will refrain from instituting, directing, or maintaining any civil or administrative claims the CFPB has or may have, and from any civil remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose against the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, or current or former employee of any of the foregoing, individually and collectively, based on Covered Servicing Conduct or Covered Origination Conduct that has taken place prior to July 21, 2011. Notwithstanding the foregoing, the CFPB reserves the right to obtain information related to conduct that occurred prior to July 21, 2011 under its authority granted by Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(8)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below, and conditioned upon the full payment of the Direct Payment Settlement Amount and the satisfaction of

Paragraph I of the Supplemental Consent Judgment and Order, Federal Trade Commission v. Countrywide Home Loans, Case No. 10-4193-JFW-SSX, the Federal Trade Commission fully and finally releases the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, from any civil or administrative claim the Federal Trade Commission has or may have, or civil or administrative remedies or penalties (expressly including punitive or exemplary damages) it may seek or impose, based on the Covered Origination Conduct that has taken place as of 11:59 p.m., Eastern Standard Time, on February 8, 2012, or based on the Covered Servicing Conduct that has taken place as of 11:59 p.m., Eastern Standard Time, on February 8, 2012, provided, however, that nothing in this Paragraph or Release shall be interpreted to release any liability to the Federal Trade Commission relating to the Covered Servicing Conduct or Covered Origination Conduct of any affiliated entity that the COMPANY has acquired on or after November 30, 2011, or, notwithstanding Section C.3.i of this Release, any conduct or claims involving the privacy, security, or confidentiality of consumer information.
(9)Subject to the exceptions in Paragraph 11 (concerning excluded claims) below:
(a)Upon the Effective Date of the Consent Judgment, the Executive Office for United States Trustees (“EOUST”) and the United States Trustees and Acting United States Trustees for Regions 1 through 21 (collectively, with the EOUST, “the United States Trustees”) will consent to and agree to take such steps as may be reasonably necessary to fully and finally withdraw or facilitate the dismissal with prejudice of pending objections and other actions by the United States Trustees, including all related discovery requests, whether formal or informal, and requests for examination under Fed. R. Bankr. P. 2004 (collectively, “the Discovery Requests”) and subpoenas or subpoenas duces tecum (collectively, “the Subpoenas”), directed to or filed against the COMPANY, its affiliates, and employees and officers of the COMPANY and its affiliates, pertaining to the COMPANY's or its affiliates' mortgage-

related claims filed in a bankruptcy case prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct. The United States Trustees further agree not to take any action to obtain discovery from the COMPANY or any affiliated entity pursuant to any court order granting such Discovery Requests or with respect to enforcing related Subpoenas pending as of 11:59 p.m., Eastern Standard Time, on February 8, 2012. Upon the Effective Date of the Consent Judgment, the United States Trustees further agree to take such steps as may be reasonably necessary to fully and finally withdraw or facilitate the dismissal with prejudice of Discovery Requests and Subpoenas directed to or filed against any other party where the discovery was sought for the purpose of obtaining relief against the COMPANY, its affiliates, or employees and officers of the COMPANY or its affiliates, and pertains to the COMPANY's or its affiliates' mortgage-related claims filed in a bankruptcy case prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct, except that nothing in this Paragraph requires the United States Trustee to withdraw or facilitate the dismissal of Discovery Requests and Subpoenas to the extent that relief against another party, other than the COMPANY, its affiliates, or employees and officers of the COMPANY or its affiliates, is the purpose of such discovery.
(b)Upon the Effective Date of the Consent Judgment, the COMPANY and its affiliated entities will consent to and agrees to take such steps as may be reasonably necessary to fully and finally withdraw or facilitate the dismissal with prejudice of pending adversary proceedings, contested matters, appeals, and other actions filed by the COMPANY or its affiliated entities, including all Discovery Requests and Subpoenas directed to or filed against any United States Trustee, relating to objections and other actions by the United States Trustees, including Discovery Requests and Subpoenas, directed to or filed against the COMPANY, its affiliated entities, or employees and officers of the COMPANY or its affiliated entities pertaining to the COMPANY's or its affiliated entities' mortgage-related claims filed in a bankruptcy case prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct. The COMPANY and its affiliated entities further agree not to take any action to obtain discovery from the United States Trustees pursuant to any court order granting such Discovery Requests or with respect to enforcing related Subpoenas pending as of 11:59 p.m., Eastern Standard Time, on February 8, 2012.
(c)The United States Trustees fully and finally release any claims, and will refrain from instituting, directing or maintaining any action or participating in any action by a third party (except that the United States Trustees may participate in an action to the extent ordered by a court provided that the United States Trustees may not seek such a court order formally or informally), against the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, pertaining to the COMPANY's or its affiliated entities' mortgage-related claims filed in a bankruptcy case prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct. The United States Trustees shall refrain from sharing information obtained via the Discovery Requests and Subpoenas outside the federal government (unless required to do so under applicable law or pursuant to a court order) in support of any action, against the COMPANY, or any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, pertaining to the COMPANY's or its affiliates' mortgage-related claims filed in a bankruptcy case prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct. Except as otherwise provided in the Enforcement Terms in Exhibit E of the Consent Judgment, the United States Trustees further agree to refrain from seeking to invalidate the COMPANY's or its affiliates' lien on residential real property, including in an adversary proceeding pursuant to Fed. R. Bank. P. 7001(2) and 11 U.S.C. § 506, or to impose monetary sanctions or other punitive relief against the COMPANY, and any current or former affiliated entity (to the extent the

COMPANY retains liabilities associated with such former affiliated entity), and any of their respective successors or assigns, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, pertaining to the COMPANY's or its affiliated entities' mortgage-related claims filed in a bankruptcy case after 11:59 p.m., Eastern Standard Time, on February 8, 2012 and based on the Covered Bankruptcy Conduct where the Covered Bankruptcy Conduct occurred before 11:59 p.m., Eastern Standard Time, on February 8, 2012.
(d)Notwithstanding the foregoing, nothing in this Paragraph shall be construed to be (1) a waiver of any defenses or claims of the COMPANY, its affiliates, or employees and officers of the COMPANY or its affiliates, against any other party, or a dismissal of any pending adversary proceedings, contested matters, appeals, and other actions filed by the COMPANY, its affiliates, or employees and officers of the COMPANY or its affiliates, against any other party, wherein the United States Trustee is a party or otherwise involved; (2) a waiver of any defenses or claims of the United States Trustee against any other party, or a dismissal of any pending adversary proceedings, contested matters, appeals, and other actions filed by the United States Trustee against any other party wherein the COMPANY, its affiliates, or employees and officers of the COMPANY or its affiliates, is a party or otherwise involved; or (3) a waiver of, or restriction or prohibition on, the United States Trustees' ability, to the extent permitted by law, informally or formally, in individual bankruptcy cases, to seek a cure of material inaccuracies in the COMPANY's or its affiliates' mortgage-related claims filed in a bankruptcy case and based on the Covered Bankruptcy Conduct, but not to impose monetary sanctions or other punitive relief against the COMPANY or its affiliates in addition to such cure; provided, however, that this provision shall not constitute a waiver of, or restriction or prohibition on, the COMPANY's or its affiliates' ability to dispute whether the United States Trustees have authority or ability to seek such a cure.
(10)For the purposes of this Release, the term “affiliated entity” shall mean entities that are directly or indirectly controlled by, or control, or are under common control with, the COMPANY as of or prior to 11:59 p.m., Eastern Standard Time, on February 8, 2012. The term “control” with respect to an entity means the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50 percent or more of the voting interest in such entity.
(11)Notwithstanding any other term of this Release, the following claims of the United States are specifically reserved and are not released:
(a)Any liability arising under Title 26, United States Code (Internal Revenue Code);
(b)Any liability of individuals (including current or former directors, officers, and employees of the COMPANY or any affiliated entity) who have received or receive in the future notification that they are the target of a criminal investigation (as defined in the United States Attorneys' Manual); have been or are indicted or charged; or have entered or in the future enter into a plea agreement, based on the Covered Servicing Conduct, the Covered Origination Conduct, and the Covered Bankruptcy Conduct (collectively, the “Covered Conduct”);
(c)Any criminal liability;
(d)Any liability to the United States for any conduct other than the Covered Conduct, or any liability for any Covered Conduct that is not expressly released herein or in Exhibit I to the Consent Judgment;
(e)Any and all claims whether legal or equitable, in connection with investors or purchasers in or of securities or based on the sale, transfer or assignment of any interest in a loan, mortgage, or security to, into, or for the benefit of a mortgage-backed security, trust, special purpose entity, financial institution, investor, or other entity, including but not limited to in the context of a mortgage securitization or whole loan sale to such entities (“Securitization/Investment Claims”). Securitization/Investment Claims include, but are not limited to, claims based on the following, all in connection with investors or purchasers in or of securities or in connection with a sale, transfer, or assignment of any interest in loan, mortgage or security to, into, or for the benefit of a mortgage-backed security, trust, special purpose entity, financial institution, investor, or other entity:

(i)The United States' capacity as an owner, purchaser, or holder of whole loans, securities, derivatives, or other similar investments, including without limitation, mortgage backed securities, collateralized debt obligations, or structured investment vehicles.
(ii)The creation, formation, solicitation, marketing, assignment, transfer, valuation, appraisal, underwriting, offer, sale, substitution, of or issuance of any interest in such whole loans, mortgages, securities, derivatives, or other similar investments.
(iii)Claims that the COMPANY or an affiliated entity made false or misleading statements or omissions, or engaged in other misconduct in connection with the sale, transfer or assignment of any interest in a loan, mortgage, or security or in connection with investors or purchasers in or of such loans, mortgages, or securities, including but not limited to conduct that affected a federally insured financial institution or violated a legal duty to a mortgage-backed security, trust, special purpose entity, financial institution, or investor (including the United States), or governmental agency and/or that subjects the COMPANY or an affiliated entity to a civil penalty or other remedy under 12 U.S.C. § 1833a.
(iv)Representations, warranties, certifications, statements, or claims made regarding such whole loans, securities, derivatives or other similar investments, including representations, warranties, certifications or claims regarding the eligibility, characteristics, or quality of mortgages or mortgagors;
(v)Activities related to the executing, notarizing, transferring or recording of mortgages; the endorsement or transfer of a loan; and the obtaining, executing, notarizing, transferring or recording of assignments;
(vi)Obtaining, securing, updating, transferring, or providing promissory notes or endorsements of promissory notes through allonges or otherwise;
(vii)Custodial and trustee functions;
(viii)Intentional or fraudulent failure to pay investors sums owed with respect to any security, derivatives, or similar investment;
(ix)Contractual covenants, agreements, obligations and legal duties to a mortgage-backed security, trust, special purpose entity, financial institution, investor, or other entity (including the United States);
(x)Covered Origination Conduct (except to the extent such conduct is released in Paragraphs 3.b, 4 or 5); and
(xi)Covered Servicing Conduct to the extent the COMPANY or any affiliated entity engaged in the Covered Servicing Conduct in question not in its capacity as servicer, subservicer or master servicer, but in its capacity as the originator of a mortgage loan or as seller, depositor, guarantor, sponsor, securitization trustee, securities underwriter, document custodian or any other capacity.
The exclusion set forth above in this Paragraph shall not apply to Securitization/Investment Claims based on the following conduct, and such claims are included in what is being released:
Securitization/Investment Claims based on Covered Servicing Conduct by the COMPANY or any current or former affiliated entity where: (1) such conduct was performed by the COMPANY or any affiliated entity in its capacity as the loan servicer, master servicer or subservicer, whether conducted for its own account or pursuant to a third party servicing agreement or similar agreement, and not in its capacity as loan originator, seller, depositor, guarantor, sponsor, securitization trustee, securities underwriter, or any other capacity; and (2) such conduct was not in connection with (x) the creation, formation, solicitation, marketing, sale, assignment, transfer, offer, sale, substitution, underwriting, or issuance of any interest in securities, derivatives or other similar investments or (y) the sale or transfer of mortgage loans. The claims addressed in this sub-paragraph include, without limitation, Securitization and Investment Claims that the party seeking to enforce a mortgage loan against a borrower and homeowner in respect of that borrower's default did not have a documented enforceable interest in the promissory note and mortgage or deed of trust under applicable state law or is otherwise not a proper party to the foreclosure or bankruptcy action or claims based on such party's attempts to obtain such a documented enforceable interest or become such a proper party.
(f)Any liability arising under Section 8 of the Real Estate Settlement Procedures Act, 12 U.S.C. § 2607, relating to private mortgage insurance, with respect to claims brought by the CFPB;
(g)Except with respect to claims related to the delivery of initial or annual privacy notices, requirements with respect to the communication of non-public personal information to non-affiliated third parties, or other conduct required by Sections 502 through 509 of the Gramm-Leach-Bliley Act (15 U.S.C. §§ 6802-6809), any claims or conduct involving the obligation of a financial institution under Section 501(b) of the Gramm-Leach-Bliley Act (15 U.S.C. s. 6801(b)) and its implementing regulations to maintain administrative, technical, and physical information security safeguards;
(h)Any liability arising under the Fair Housing Act; any provision of the Equal Credit Opportunity Act that is not expressly released in Paragraph 2 of this Release, including any provision prohibiting discriminatory conduct; the Home Mortgage Disclosure Act; or any other statute or law that prohibits discrimination of persons based on race, color, national origin, gender, disability, or any other protected status;
(i)Administrative claims, proceedings, or actions brought by HUD against any current or former director, officer, or employee for suspension, debarment or exclusion from any HUD program;

(j)Any liability arising under the federal environmental laws;
(k)Any liability to or claims brought by (i) the Federal Housing Finance Agency; (ii) any Government Sponsored Enterprise, including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation (except where the Government Sponsored Enterprise seeks to impose such liability or pursue such claims in its capacity as an administrator of the Making Home Affordable Program of Treasury); (iii) the Federal Deposit Insurance Corporation (whether in its capacity as a Corporation, Receiver, or Conservator); (iv) the Government National Mortgage Association (“Ginnie Mae”) arising out of COMPANY's contractual obligations related to serving as Master Subservicer on defaulted Ginnie Mae portfolios, including claims for breach of such obligations; (v) the CFPB with respect to claims within its authority as of the designated transfer date of July 21, 2011 that are not expressly released in Paragraph 7; (vi) the National Credit Union Administration, whether in its capacity as a Federal agency, Liquidating Agent, or Conservator; (vii) the Securities and Exchange Commission; (viii) the Federal Reserve Board and its member institutions; (ix) Maiden Lane LLC, Maiden Lane II LLC, Maiden Lane III LLC, entities that are consolidated for accounting purposes on the financial statements of the Federal Reserve Bank of New York, and the Federal Reserve Bank of New York; (x) the Office of the Comptroller of the Currency; (xi) the USDA (except to the extent claims are released in Paragraph 5); (xii) the VA (except to the extent claims are released in Paragraph 4); (xiii) the Commodity Futures Trading Commission; and (xvi) the Inspectors General of such entities;
(l)Any liability to the United States for the following claims alleged against the COMPANY or any of its current or former subsidiaries, affiliates, officers, directors, employees or agents, including but not limited to Countrywide Financial Corporation, Countrywide Home Loans Servicing, LP, BAC Home Loans Servicing, LP, Banc of America Mortgage Securities, Inc., Landsafe Appraisal Services, Inc., and LaSalle Bank, or any other entity or person:
(i)All claims or allegations based on any conduct in the complaint filed on June 21, 2011 in United States ex rel. [Under Seal] v. [Under Seal], No. 11 Civ. 4207

(S.D.N.Y.), but only to the extent such conduct is alleged to have resulted in a loss or injury to persons or entities other that the Federal Housing Administration or the Department of Housing and Urban Development;
(ii)All claims or allegations based on any conduct alleged in the Second or Third Amended Complaint in United States ex rel. [Under Seal] v. [Under Seal], No. 11 Civ. 4207 (S.D.N.Y.), including any appraisal or valuations of collateral relating to non-FHA mortgage loans and any representations, acts, or omissions related thereto, but only to the extent such conduct is alleged to have resulted in a loss or injury to persons or entities other than the Federal Housing Administration or the Department of Housing and Urban Development and is not Covered Servicing Conduct that is otherwise released in this Agreement. Notwithstanding any other provision of this Agreement, for purposes of this Subparagraph and this Subparagraph alone, the COMPANY agrees that any appraisal or valuation of collateral relating to non-FHA mortgage loans and any representations, acts, or omissions related thereto shall not be deemed to be Covered Servicing Conduct and therefore shall be deemed not to be released;
(iii)All claims or allegations based on any conduct in the complaint filed on February 24, 2012 in United States ex rel. [Under Seal] v. [Under Seal], No. 12 Civ. 1422 (S.D.N.Y.), including any underwriting or quality control relating to non-FHA mortgage loans and any representations, acts, or omissions related thereto, but only to the extent such conduct is alleged to have resulted in a loss or injury to persons or entities other that the Federal Housing Administration or the Department of Housing and Urban Development;
(iv)All claims or allegations based on any conduct alleged in United States ex rel. [Under Seal] v. [Under Seal], Civ. No. 2:11-cv-00535-RLH-RJJ (D. Nev.);
(v)All claims or allegations based on any conduct alleged in United

States ex rel. Szymoniak v. [Under Seal], Civ No. 0:10-cv-01465 (D.S.C.) or in United States ex rel. Szymoniak v. [Under Seal], Civ No. 3:10-cv-575 (W.D.N.C.), except any such claims that are encompassed by the releases described in Paragraphs 2 to 9, above, and not otherwise reserved from these releases in this agreement;
(vi)All claims or allegations based on any conduct alleged in United States of America ex rel. Bibby et al. v. Wells Fargo Bank National Association, Inc. et al., C.A. No. 1:06-CV-0547-AT (N.D. Ga.);
(m)Any action that may be taken by the appropriate Federal Banking Agency (FBA), as defined in 12 U.S.C. § 1813(q), against COMPANY, any of its affiliated entities, and/or any institution-affiliated party of COMPANY, as defined in 12 U.S.C. § 1813(u), pursuant to 12 U.S.C. § 1818, and any action by the FBA to enforce the Consent Order issued against the COMPANY by the FBA on April 13, 2011;
(n)Any liability based upon obligations created by this Consent Judgment;
(o)The parties agree that notwithstanding any other provision of this Release, the United States retains the right to investigate and sue the COMPANY and any affiliated entity under FIRREA for any conduct, statements or omissions that are:
(i)Made or undertaken in connection with either (a) the creation, formation, transfer, sale, conveyance, or securitization of mortgage-backed securities, derivatives, collateralized debt obligations and credit default swaps, or other similar securities or (b) the sale or transfer of mortgage loans;
(ii)Made or undertaken by the COMPANY or an affiliated entity in its capacity as loan originator, seller, depositor, guarantor, sponsor, securitization trustee, securities underwriter, or any capacity other than as loan servicer, master servicer or subservicer, in connection with the origination (including Covered Origination Conduct), underwriting, due diligence, quality control, valuation, appraisal, pledging, substitution, recording, assignment, or securitization of mortgages, whole loans, mortgage-backed securities, derivatives, collateralized debt obligations and credit default swaps, or other similar securities (except to the extent such conduct is released in Paragraphs 2.c, 3.b, 4 or 5 and not excluded from this Release in Subsections (a)-(n) of this Paragraph 11);
(iii)Made to or directed at federal governmental entities (except to the extent such conduct is released in Paragraphs 2.a, 3.a, 3.b, 4 or 5 and not excluded from this Release in Subsections (a)-(n) of this Paragraph 11); or
(iv)Based on (A) the failure by the COMPANY or affiliated entity to pay investors or trustees any sums received by the COMPANY or affiliated entity and owed to the investors and trustees with respect to any security, derivatives, or similar investment; (B) the failure by the COMPANY or affiliated entity to disclose that it failed to pay investors or trustees any sums received by the COMPANY or affiliated entity and owed to investors or trustees with respect to any security, derivatives, or similar investment; (C) the collection by the COMPANY or affiliated entity of money or other consideration from loan sellers with respect to loans that the COMPANY or an affiliated entity had sold to others or packaged into a security for sale to others; or (D) the failure by the COMPANY or affiliated entity to repurchase loans to the extent that it had a contractual obligation to repurchase.
The COMPANY and its affiliated entities agree that they have not been released from any liability under FIRREA for such conduct or statements. To the extent that this reservation of FIRREA claims is inconsistent with any other provision of this Release (not including Paragraph 5 of Exhibit I), the reservation of FIRREA claims shall control. This reservation of FIRREA Claims shall not be construed to otherwise limit any other claim that the United States has against the COMPANY or its affiliated entities, to alter the requirements of FIRREA, or to waive any defense available to the COMPANY or its affiliated entities under existing law.

(12)For avoidance of doubt, this Release shall not preclude a claim by any private individual or entity for harm to that private individual or entity, except for a claim asserted by a private individual or entity under 31 U.S.C. § 3730(b) that is subject to this Release and not excluded by Paragraph 11.
(13)The COMPANY and its affiliated entities waive and shall not assert any defenses they may have to any criminal prosecution or administrative action based on the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Release bars a remedy sought in such criminal prosecution or administrative action. Nothing in this Paragraph or any other provision of this Consent Judgment constitutes an agreement by the United States concerning the characterization of the Federal Settlement Amount for purposes of Title 26, United States Code (Internal Revenue Code).
(14)The COMPANY and any current or former affiliated entity, as well as any current or former director, current or former officer, or current or former employee of any of the foregoing, but only to the extent that the COMPANY and any current or former affiliated entity possesses the ability to release claims on behalf of such individuals or entities, fully and finally releases the United States and its employees from any claims based on the Covered Conduct to the extent, and only to the extent, that such individual or entity is released from claims based on that Covered Conduct under Paragraphs 2 through 9 of this Release and such claim is not excluded under Paragraph 11 of this Release (including, for the avoidance of doubt, claims by the entities listed in Paragraph 11(k)), as well as claims under the Equal Access to Justice Act, 28 U.S.C. § 2412 based on the United States' investigation and prosecution of the foregoing released claims.  Nothing herein is intended to release claims for mortgage insurance or mortgage guaranty payments or claims for payment for goods and services, such as incentive payments under HAMP.

(15)
(a)Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulations, 48 C.F.R. § 31.205-47) incurred by or on behalf of the COMPANY and any current or former affiliated entity (to the extent the COMPANY retains liabilities associated with such former affiliated entity), any successor or assign, as well as any current or former director, current or former officer, and current or former employee of any of the foregoing, individually and collectively, in connection with:

(1)	the matters covered by the Consent Judgment;

(2)	the United States' audits and civil investigations of the matters covered by the Consent Judgment;

(3)
the COMPANY's and its affiliated entities' investigation, defense, and corrective actions undertaken in response to the United States' audit(s) and civil investigation(s) in connection with the matters covered by the Consent Judgment (including attorney's fees);

(4)	the negotiation and performance of the Consent Judgment; and

(5)	the payments made to the United States or others pursuant to the Consent Judgment,

(6)	are unallowable costs for government contracting purposes (“Unallowable Costs”).
(b)Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by the COMPANY and its affiliated entities, and the COMPANY and its affiliated entities shall not charge such Unallowable Costs directly or indirectly to any contract with the United States.
(c)Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 days of the Effective Date of the Consent Judgment, the COMPANY and its affiliated entities shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by the COMPANY or any of its affiliated entities from the United States. The COMPANY and its affiliated entities agree that the United States, at a minimum, shall be entitled to recoup from any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted requests for payment. The United States reserves its rights to audit, examine, or re-examine the COMPANY's or affiliated entities' books and records and to disagree with any calculations submitted by the COMPANY or any of its affiliated entities regarding any Unallowable Costs included in payments previously sought by the COMPANY or its affiliated entities, or the effect of any such Unallowable Costs on the amount of such payments.
(16)The COMPANY and its affiliated entities agree to cooperate fully and truthfully with the United States' investigation of individuals and entities not released in this Release. Upon reasonable notice, the COMPANY shall encourage, and agrees not to impair, the reasonable cooperation of its directors, officers and employees, and shall use its reasonable efforts to make available and encourage the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals.
(17)This Release is intended to be and shall be for the benefit only of the Parties and entities and individuals identified in this Release, and no other party or entity shall have any rights or benefits hereunder.
(18)Each party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Consent Judgment.
(19)Each party and signatory to this Consent Judgment represents that it freely and voluntarily enters into the Consent Judgment without any degree of duress or compulsion.
(20)This Release is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute arising out of matters covered by this Release is the United States District Court for the District of Columbia. For purposes of construing this Release, this Release shall be deemed to have been drafted by all the Parties and shall not, therefore, be construed against any party for that reason in any subsequent dispute.
(21)The Consent Judgment constitutes the complete agreement between the Parties as to the matters addressed herein. The Consent Judgment may not be amended except by written consent of the Parties.
(22)The undersigned represent and warrant that they are fully authorized to execute the Consent Judgment on behalf of the Parties indicated below.
(23)The Consent Judgment may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Consent Judgment.
(24)This Release is binding on, and inures to the benefit of, the COMPANY's and its affiliated entities' successors, heirs, and assigns.
(25)The Parties may disclose this Release, and information about this Release, to the public at their discretion.
(26)Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Release.
(27)Whenever the words “include,” “includes,” or “including” are used in this Release, they shall be deemed to be followed by the words “without limitation.”

EXHIBIT G

State Release
I.    Covered Conduct
For purposes of this Release, the term “Covered Conduct” means residential mortgage loan servicing, residential foreclosure services, and residential mortgage loan origination services. For purposes of this Release, the term “Bank” means Bank of America Corporation, as well as its current and former parent corporations or other forms of legal entities, direct and indirect subsidiaries, brother or sister corporations or other forms of legal entities, divisions or affiliates, and the predecessors, successors, and assigns of any of them, as well as the current and former directors, officers, and employees of any of the foregoing. For purposes of this Section I only, the term “Bank” includes agents (including, without limitation, third-party vendors) of the Bank and the Bank is released from liability for the covered conduct acts of its agents (including, without limitation, third-party vendors). This Release does not release the agents (including, without limitation, third-party vendors) themselves for any of their conduct. For purposes of this Release, the term “residential mortgage loans” means loans secured by one- to four-family residential properties, irrespective of usage, whether in the form of a mortgage, deed of trust, or other security interest creating a lien upon such property or any other property described therein that secures the related mortgage note.
For purposes of this Release, the term “residential mortgage loan servicing” means all actions, errors or omissions of the Bank, arising out of or relating to servicing (including subservicing and master servicing) of residential mortgage loans from and after the closing of such loans, whether for the Bank's account or for the account of others, including, but not limited to, the following: (1) Loan modification and other loss mitigation activities, including, without limitation, extensions, forbearances, payment plans, short sales and deeds in lieu of foreclosure, and evaluation, approval, denial, and implementation of the terms and conditions of any of the foregoing; (2) Communications with borrowers relating to borrower accounts, including, without limitation, account statements and disclosures provided to borrowers; (3) Handling and resolution of inquiries, disputes or complaints by or on behalf of borrowers; (4) Collection activity related to delinquent borrower accounts; (5) Acceptance, rejection, application or posting of payments made by or on behalf of borrowers, including, without limitation, assessment and collection of fees or charges, placement of payments in suspense accounts and credit reporting; (6) Maintenance, placement or payment (or failure to make payment) of any type of insurance or insurance premiums, or claims activity with respect to any such insurance; (7) Payment of taxes, homeowner association dues, or other borrower escrow obligations, and creation and maintenance of escrow accounts; (8) Use, conduct or supervision of vendors, agents and contract employees, whether affiliated or unaffiliated, including, without limitation, subservicers and foreclosure and bankruptcy attorneys, in connection with servicing, loss mitigation, and foreclosure activities; (9) Adequacy of staffing, training, systems, data integrity or security of data that is unrelated to privacy issues, quality control, quality assurance, auditing and processes relating to the servicing of residential mortgage loans, foreclosure, bankruptcy, and property sale and management services; (10) Securing, inspecting, repairing, maintaining, or preserving properties before and after foreclosure or acquisition or transfer of title; (11) Servicing of residential mortgage loans involved in bankruptcy proceedings; (12) Obtaining, executing, notarizing, endorsing, recording, providing, maintaining, registering (including in a registry system), and transferring promissory notes, mortgages, or mortgage assignments or other similar documents, or transferring interests in such documents among and between servicers and owners, and custodial functions or appointment of officers relating to such documents; (13) Decisions on disposition of residential mortgage loans, including, without limitation, whether to pursue foreclosure on properties, whether to assert or abandon liens and other claims and actions taken in respect thereof, and whether to pursue any particular loan modification or other form of loss mitigation; (14) Servicing of residential mortgage loans of borrowers who are covered by federal or state protections due to military status; (15) Licensing or registration of employees, agents, vendors or contractors, or designation of employees as agents of another entity; (16) Quality control, quality assurance, compliance, audit testing, oversight, reporting, or certification or registration requirements related to the foregoing; and (17) Trustee functions related to the servicing of residential mortgage loans.
For purposes of this Release, the term “residential foreclosure services” means all actions, errors or omissions of the Bank arising out of or relating to foreclosures on residential mortgage loans, whether for the Bank's own account or for the account of others, including, but not limited to, the following: (1) Evaluation of accounts for modification or foreclosure referral; (2) Maintenance, assignment, recovery and preparation of documents that have been filed or otherwise used to initiate or pursue foreclosures, and custodial actions related thereto; (3) Drafting, review, execution and notarization of documents (including, but not limited to, affidavits, notices, certificates, substitutions of trustees, and assignments) prepared or filed in connection with foreclosures or sales of acquired properties, or in connection with remediation of improperly filed documents; (4) Commencement, advancement and finality of foreclosures, including, without limitation, any issues relating to standing, fees, or notices; (5) Acquisition of title post-foreclosure or in lieu of foreclosure; (6) Pursuit of pre- and post-foreclosure claims by the Bank, including, without limitation, the seeking of deficiency judgments when permitted by law, acts or omissions regarding lien releases, and evictions and eviction proceedings; (7) Management, maintenance, and disposition of properties in default or properties owned or controlled by the Bank, whether prior to or during the foreclosure process or after foreclosure, and executing, notarizing, or recording any documents related to the sale of acquired properties; and (8) Trustee functions related to the foreclosure of residential mortgage loans.
For purposes of this Release, the term “residential mortgage loan origination services” means all actions, errors or omissions of the Bank arising out of or relating to the origination of, or the assistance in the origination of, residential mortgage loans, or the purchasing of residential mortgage whole loans, including, but not limited to, the following: (1) Advertising, solicitation, disclosure, processing, review, underwriting, closing and funding of borrower residential mortgage loans or lending services, including, without limitation, the charges, terms, pricing, and conditions of such loans or lending services; (2) Approving or denying loan applications; (3) Recommendation, offering or provision of loan products, including, without limitation, whether such products' features or terms and conditions were appropriate for a particular borrower; (4) Valuation of the properties used as collateral for such loans, including, without limitation, use of employees, independent and vendor management appraisers, and alternative valuation methods such as AVMs and BPOs; (5) Use, referral, conduct or supervision of, or payment of fees or other forms of consideration to, vendors, agents or contract employees, whether affiliated or unaffiliated, and whether retained by the Bank, borrower or otherwise, including, without limitation, closing agents, appraisers, real estate agents, mortgage brokers, and providers of real estate settlement services; (6) Drafting and execution of residential mortgage loan documents and disclosures and the provision of such disclosures; (7) Obtaining or recording of collateral documents relating to the origination of residential mortgage loans, including, without limitation, use of trustees or designees on mortgages or deeds of trust; (8) Licensing and registration of employees in connection with origination of residential mortgage loans; (9) Quality control, quality assurance, or compliance audit testing, or oversight related to the origination of residential mortgage loans; and (10) Communications with borrowers related to the origination of residential mortgage loans.
II.    Release of Covered Conduct
By their execution of this Consent Judgment, the Attorneys General and state mortgage regulators (“Regulators”) that are parties to this Consent Judgment release and forever discharge the Bank from the following: any civil or administrative claim, of any kind whatsoever, direct or indirect, that an Attorney General or Regulator, respectively, has or may have or assert, including, without limitation, claims for damages, fines, injunctive relief, remedies, sanctions, or penalties of any kind whatsoever based on, arising out of, or resulting from the Covered Conduct on or before the Effective Date, or any examination (or penalties arising from such an examination) relating to the Covered Conduct on or before the Effective Date, except for claims and the other actions set forth in Section IV, below (collectively, the “Released Claims”).
This Release does not release any claims against any entity other than the Bank as defined in

Section I above.
III.    Covenants by the Bank
1.    The Bank waives and shall not assert any defenses the Bank may have to any criminal prosecution based on the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Release bars a remedy sought in such criminal prosecution.
2.     The Bank agrees to cooperate with an Attorney General's criminal investigation of individuals and entities not released in this Release. For purposes of this covenant, cooperation shall not include any requirement that the Bank waive the attorney-client privilege or any other applicable privileges or protection, included but not limited to the attorney work product doctrine. Upon reasonable notice, the Bank agrees not to impair the reasonable cooperation of its directors, officers and employees, and shall use its reasonable efforts to make available and encourage the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals.
IV.    Claims and Other Actions Exempted from Release
Notwithstanding the foregoing and any other term of this Consent Judgment, the following claims are hereby not released and are specifically reserved:
1.Securities and securitization claims based on the offer, sale, or purchase of securities, or other conduct in connection with investors or purchasers in or of securities, regardless of the factual basis of the claim, including such claims of the state or state entities as an owner, purchaser, or holder of whole loans, securities, derivatives or similar investments, including, without limitation, mortgage backed securities, collateralized debt obligations or structured investment vehicles, and including, but not limited to, such claims based on the following:
(a) the creation, formation, solicitation, marketing, assignment, transfer, offer, sale or substitution of securities, derivatives, or other similar investments, including, without limitation, mortgage backed securities, collateralized debt obligations, collateralized loan obligations, or structured investment vehicles;
(b) representations, warranties, certifications, or claims made regarding such securities or investments, such as representations, warranties, certifications or claims regarding origination, funding, and underwriting activities, and including the eligibility, characteristics, or quality of the mortgages or the mortgagors;
(c) the transfer, sale, conveyance, or assignment of mortgage loans to, and the purchase and acquisition of such mortgage loans by, the entity creating, forming and issuing the securities, derivatives or other similar investments relating to such mortgage loans;
(d) all servicing-, foreclosure-, and origination-related conduct, but solely to the extent that such claims are based on the offer, sale, or purchase of securities, or other conduct in connection with investors or purchasers in or of securities; and
(e) all Covered Conduct, but solely to the extent that such claims are based on the offer, sale, or purchase of securities, or other conduct in connection with investors or purchasers in or of securities.
For avoidance of doubt, securities and securitization claims based on the offer, sale, or purchase of securities, or other conduct in connection with investors or purchasers in or of securities, that are based on any source of law, including, but not limited to, false claims acts or equivalent laws, securities laws, and common law breach of fiduciary duty, are not released.
2.Claims against a trustee or custodian or an agent thereof based on or arising out of the conduct of the trustee, custodian or such agent related to the pooling of residential mortgage loans in trusts, mortgage backed securities, collateralized debt obligations, collateralized loan obligations, or structured investment vehicles, including, but not limited to, the performance of trustee or custodial functions in such conduct.

3.Liability based on the Bank's obligations created by this Consent Judgment.
4.Obligations relating to assurances of voluntary compliance entered into between various states and Wells Fargo, N.A. in 2010, 2011, and 2012 relating to pay option ARMs.
5.Claims raised by the Illinois Attorney General in Illinois v. Wells Fargo & Co., et al., 2009-CH-26434.
6.Claims raised in State of Connecticut v. Acordia, Inc., X10-UNYCV-0704020455-S (currently pending before the Connecticut Supreme Court).
7.Claims raised in State ex rel. Darrell V. McGraw, Jr. v. Acordia of West Virginia, Inc., et al. (civil action no. 05-C-115W - circuit court of Hancock County).
8.Claims raised in State of New York v. JPMorgan Chase Bank, et al., Index No. 2768/2012 (N.Y. Sup. Ct.), and any similar claims - relating to the same types of acts, practices, or conduct set forth in that lawsuit - that may be asserted in the future by the Office of the New York State Attorney General against Citigroup, Inc., Citibank, N.A., CitiMortgage, Inc., Ally Financial, Inc., GMAC Mortgage LLC, Residential Capital, LLC, or their parents, subsidiaries, or affiliates.
9.Claims and remedies raised in State of Delaware v. MERSCORP, Inc. et al. (CA-NO-6987-CS), currently pending in the Court of Chancery for the State of Delaware, and any similar claims - relating to the same types of acts, practices, or conduct set forth in that lawsuit in connection with mortgages registered in the MERS system and loans secured by such mortgages - that may be asserted in the future by the Delaware Department of Justice against Bank of America, N.A., BAC Home Loans Servicing, LP, JPMorgan Chase Bank, N.A., Chase Home Finance LLC, EMC Mortgage Corporation, Wells Fargo Bank, N.A., Citigroup, Inc., Citibank, N.A., CitiMortgage, Inc., Ally Financial, Inc., GMAC Mortgage LLC, Residential Capital, LLC, or their parents, subsidiaries, or affiliates.
10.Claims raised in Commonwealth of Massachusetts v. Bank of America, N.A., et al. (Civ. A. No. 11-4363), currently pending in the Superior Court of Massachusetts, Suffolk County.
11.Claims of any kind that the State of Utah has or may have against any person or entity not released under this Consent Judgment, or any right that State of Utah has or may have to take law enforcement action of any kind against any person or entity not released under this Consent Judgment, including any person or entity who is or may be a co-obligor with a person or entity that is released under this Consent Judgment, all of which claims, rights and actions are expressly reserved by the State of Utah.
12.Claims against Mortgage Electronic Registration Systems, Inc. or MERSCORP, INC.
13.Claims arising out of alleged violations of fair lending laws that relate to discriminatory conduct in lending.
14.Claims of state, county and local pension or other governmental funds as investors (whether those claims would be brought directly by those pension or other governmental funds or by the Office of the Attorney General as attorneys representing the pension or other governmental funds).
15.Tax claims, including, but not limited to, claims relating to real estate transfer taxes.
16.Claims of county and local governments and claims of state regulatory agencies having specific regulatory jurisdiction that is separate and independent from the regulatory and enforcement jurisdiction of the Attorney General, but not including claims of Regulators that are released herein.
17.Criminal enforcement of state criminal laws.
18.Claims of county recorders, city recorders, town recorders or other local government officers or agencies (or, for Hawaii only, where a statewide recording system is applicable and operated by the state, claims by Hawaii; and for Maryland, where the recording system is the joint responsibility of the counties or Baltimore City and the state, claims of the counties or Baltimore City and the state), for fees relating to the recordation or registration process of mortgages or deeds of trust, including assignments, transfers, and conveyances, regardless of whether those claims would be brought directly by such local government officers or agencies or through the Office of the Attorney General as attorneys representing such local government officers or agencies.
19.Claims and defenses asserted by third parties, including individual mortgage loan borrowers on an individual or class basis.

20.Claims seeking injunctive or declaratory relief to clear a cloud on title where the Covered Conduct has resulted in a cloud on title to real property under state law; provided, however, that neither the Attorneys General nor Regulators shall otherwise take actions seeking to invalidate past mortgage assignments or foreclosures in connection with loans serviced and/or owned by the Bank. For the avoidance of doubt, nothing in this paragraph 20 releases, waives or bars any legal or factual argument related to the validity of past mortgage assignments or foreclosures that could be made in support of claims not released herein, including, without limitation, all claims preserved under paragraphs 1 through 23 of Section IV of this Release.
21.Disciplinary proceedings brought by a Regulator against individual employees with respect to mortgage loan origination conduct for misconduct or violations under state law.
22.Authority to resolve consumer complaints brought to the attention of the Bank for resolution outside of the monitoring process, as described in Section H of the Enforcement Terms (Exhibit E).
23.Claims against Bank for reimbursement to mortgage borrowers:
(a) That represent: (i) a fee imposed upon and collected from a mortgage borrower by Bank and retained by Bank which fee is later determined to have been specifically prohibited by applicable state law (an “Unauthorized Fee”), provided that such determination of impermissibility is not predicated, directly or indirectly, on a finding of a violation of any federal law, rule, regulation, agency directive or similar requirement; and (ii) an actual overpayment by a borrower resulting from a clear and demonstrable error in calculation of amounts due from said borrower; and
(b) That are subject to the following: (i) are identified in the course of a mandatory state regulatory compliance examination commenced after the Effective Date by the Iowa Division of Banking, Nevada Division of Mortgage Lending, New Hampshire Banking Department, Ohio Division of Financial Institutions, or Rhode Island Department of Business Regulation, which examination period is specifically limited to Bank's Covered Conduct beginning on January 1, 2011 and ending on January 1, 2012; or (ii)

are part of a state regulatory compliance examination that was open or in process as of the Effective Date; and
(c) That are not duplicative of any prior voluntary or involuntary payment to the affected loan borrower by Bank, whether directly or indirectly, from any State Payment or other source.

EXHIBIT H

USDOJ Servicemembers Civil Relief Act Settlement Provisions:

Bank of America N.A., Countrywide Home Loans, Inc., Countrywide Financial Corporation, Countrywide Home Loans Servicing, L.P., and
BAC Home Loans Servicing, L.P.

In exchange for a full release of the United States'1 potential civil claims2 under the Servicemembers Civil Relief Act (“SCRA”), 50 U.S.C. app. § 501, et seq., arising prior to the date of this agreement against Servicer3 with respect to the servicing of residential mortgages, under (a) Section 521 of the SCRA, as it pertains to mortgage foreclosure, and (b) Section 527 of the SCRA, prohibiting charging more than 6% interest on SCRA-covered mortgaged debt after a valid request by a servicemember to lower the interest rate and receipt of orders, Servicer agrees to the provisions set forth below.

I.
Servicer shall comply with all the “Protections for Military Personnel” provisions in the Settlement Agreement (“Article V”). In addition, Servicer shall undertake additional remedial action and agree to the policy changes set forth below.

II.	Compensation for Servicemembers and Co-Borrowers

a.
Violations of Section 521 of the SCRA related to completed foreclosures on active duty servicemembers: Servicer will engage an independent consultant whose duties shall include a review of all completed foreclosures from January 1, 2006 to the present to evaluate whether the completed foreclosures were in compliance with Section 521 of the SCRA. Servicer shall propose an independent consultant and submit the independent consultant's proposed methodology to DOJ for approval within 30 days after the entry of this agreement. The independent consultant shall begin its review within 30 days after

____________________________
1 The following claims are specifically reserved and not released: Any action that may be taken by the appropriate Federal Banking Agency (FBA), as defined in 12 U.S.C. § 1813(q), against Servicer, any of its affiliated entities, and/or any institution-affiliated party of Servicer, as defined in 12 U.S.C. § 1813(u), pursuant to 12 U.S.C. § 1818, and any action by the FBA to enforce the Consent Order issued against Servicer by the FBA on April 13, 2011.
2 In United States v. BAC Home Loans Servicing, LP (C.D. Cal.), the United States resolved its claims under Section 533 of the SCRA involving BAC Home Loans Servicing, LP, formerly known as Countrywide Home Loans Servicing, LP.
3 For purposes of the agreement in this exhibit, “Servicer” shall mean Bank of America N.A., Countrywide Home Loans, Inc., Countrywide Financial Corporation, Countrywide Home Loans Servicing, L.P., and BAC Home Loans Servicing, L.P., and any current affiliates and Bank of America N.A.'s successors and assignees in the event of a sale of all or substantially all of the mortgage servicing related assets of (1) Bank of America N.A., or (2) any of Bank of America N.A.'s division(s) or major business unit(s) that are engaged in servicing residential mortgages.

receiving the above-referenced approvals by DOJ. The independent consultant shall submit the results of its review to DOJ within 150 days after it receives the data necessary for its analysis from the Department of Defense's Defense Manpower Data Center (“DMDC”), providing relevant periods of military service of borrowers for completed foreclosures from January 1, 2006 to present. Based on the information gathered by the independent consultant, information submitted by Servicer, and DOJ's independent investigation, DOJ shall make the determination reasonably based on the information it has received and its investigative conclusions whether or not a completed foreclosure was in compliance with the SCRA. In the event Servicer disagrees with the DOJ's determination, Servicer shall be afforded 30 days to produce evidence of compliance, which DOJ shall consider in good faith. Where DOJ determines that a foreclosure was not in compliance with the SCRA, Servicer shall compensate the borrowers (i.e., any individual(s) who signed the note with respect to a foreclosed property) by providing:
(1) an amount of $116,785.00 to the servicemember-borrower or an amount consistent with what was provided under the OCC Consent Order Independent Review Process for similar violations of Section 521 of the SCRA, whichever is higher;
(2) any lost equity in the foreclosed property, as calculated by: subtracting:

(a)
any outstanding principal, interest, and other amounts owing by the borrowers (excluding any fees associated with foreclosure) at the time of foreclosure, plus any junior liens and any disbursements made to the servicemember or a third party other than a junior lien holder from the proceeds of the foreclosure sale (exclusive of any fees associated with the foreclosure) from

(b)	Either:

i.	a contemporaneous appraisal reflecting the value of the home at the time of foreclosure;

ii.	a BPO or other desktop determination of property valuation that results in property valuations reasonably consistent[4] with those contained in contemporaneous appraisals; or

iii.	closa retroactive appraisal reflecting the value of the home at the time of foreure; and
(3) interest accrued on this lost equity, calculated from the date of the foreclosure sale until the date payment is issued, at the rate set forth in 28 U.S.C. § 1961.5 While the amount described in subsection (1) shall be paid entirely to the servicemember-borrower on the note securing the mortgage, the amounts described in subsections (2) and (3) shall be distributed among all owners (including non-servicemember owners) on the deed.6 In cases where Servicer has already taken remedial actions with respect to a foreclosure which DOJ determines did not comply with Section 521 of the SCRA, DOJ shall consider such remedial actions and adjust the compensation to be awarded to the subject borrower or mortgagor.7 DOJ will submit lists or electronic links to, the Servicer identifying servicemembers or co-borrowers to be compensated, and Servicer must notify each identified servicemember or co-borrower (using best efforts to locate each person) by letter (using Exhibit 1 or a modified version mutually agreeable to Servicer and DOJ) within 45 days of receiving this list. Any letters returned with forwarding addresses must be promptly mailed to the forwarding address. Servicer shall issue and mail compensation
____________________________
4 Before Servicer may rely on a BPO or desktop determination for purposes of this subsection, Servicer must first obtain DOJ approval that the methodology for the BPO or desktop determination results in property valuations reasonably consistent with a contemporaneous appraisal. DOJ shall not unreasonably withhold such approval.
5 The independent consultant shall calculate the lost equity and interest described herein as part of its review.
6 If information is available regarding percentages of ownership interest in the subject property, the amounts described in subsections (2) and (3) will be distributed in amounts proportionate to the ownership interests. Otherwise, amounts described in subsections (2) and (3) will be distributed equally among owners.
7 In determining the amount of compensation due to any servicemember or co-borrower pursuant to Subsection II.a, DOJ will credit any monetary compensation or other remediation efforts, including returning the home to the borrower, already provided to any servicemember or co-borrower for alleged compliance issues pursuant to Section 521 of the SCRA and arising from the same mortgage. In the event that a servicemember located through the OCC Independent Consultant review process elects to receive the return of his or her home in lieu of a flat fee damages payment pursuant to the OCC Consent Order remediation plan (which payment shall not be less than the amount provided in Section II.a.1 for violations of Section 521 of the SCRA and arising from the same mortgage, the servicemember shall be compensated pursuant to the terms of the OCC Consent Order remediation plan rather than Section II.a of this agreement.

checks no later than 21 days after receipt of a signed release from the servicemember or co-borrower aggrieved person. Every 6 months for a period of two years following entry of this agreement, Servicer shall provide the DOJ with an accounting of all releases received, checks issued (including copies of issued checks), credit entries repaired, and notifications without responses or that were returned as undeliverable.

b.
Violations of Section 527 of the SCRA related to failing to limit interest rates to 6% on SCRA-covered mortgage debt: Servicer shall conduct a review of its compliance with Section 527 of the SCRA as described in the Consent Order entered in United States v. BAC Home Loans Servicing, LP. The independent auditor shall submit the results of its review within 120 days after entry of this agreement. Based on the information gathered by the independent auditor in the sample review, information submitted by the Servicer, and DOJ's independent investigation, DOJ shall make the determination, reasonably based on the information it has received and its investigative conclusions, whether or not potential violations of Section 527 occurred and whether or not the level of compliance revealed by the report necessitates expansion of the analysis by the independent auditor to an exhaustive review including all requests for interest rate protection on mortgage loans from January 1, 2008 to the present. In the event Servicer disagrees with the DOJ's determination of a violation, either with regard to exceptions located during the sample review or exceptions located during an exhaustive review if required, Servicer shall be afforded 30 days to produce evidence of compliance, which DOJ shall consider in good faith. Where DOJ determines that a mortgage loan was not serviced in compliance with Section 527, Servicer shall: (1) refund (with interest, as calculated pursuant to 28 U.S.C. § 1961) all interest and fees charged above 6%; and (2) provide an additional payment of $500 or triple the amount of the refund referenced in subsection (1), whichever amount is larger.[8] The compensation described in subsection (1) shall be distributed equally among

____________________________
8 The independent consultant shall calculate the amounts described herein as part of its review.

all borrowers (including non-servicemember borrowers) on the note secured by the mortgage. The compensation described in subsection (2) shall be paid entirely to the servicemember. In cases where Servicer has already taken remedial actions with respect to a mortgage which DOJ determines did not comply with Section 527 of the SCRA, DOJ shall consider such remedial actions and adjust the compensation to be awarded to the subject servicemember, borrower, or mortgagor.9 DOJ will submit lists or electronic links to the Servicer of identified servicemembers or co-borrowers to be compensated, and Servicer must notify each identified servicemember or co-borrower (using best efforts to locate each person) by letter (using Exhibit 2 or a modified version mutually agreeable to Servicer and DOJ) within 60 days of receiving this list of servicemembers or co-borrowers to be compensated. Any letters returned with forwarding addresses must be promptly mailed to the forwarding address. Servicer shall issue and mail compensation checks no later than 21 days of receipt of a signed release from the servicemember or co-borrower aggrieved person. Every 6 months for a period of two years following entry of this agreement, Servicer shall provide the DOJ with an accounting of all releases received, checks issued (including copies of issued checks), credit entries repaired and notifications without responses or that were returned as undeliverable.

c.
Concurrent with providing financial compensation to the servicemember-borrower, Servicer must request that all three major credit bureaus remove negative entries for the servicemember(s) and any co-borrower(s) attributable specifically to the wrongful foreclosure or interest overcharges and Servicer shall not pursue, and must indemnify the servicemember and his or her co-borrower(s) against any third-party pursuing, any deficiency that was remaining on the servicemember's SCRA-protected mortgage or junior

____________________________
9 In determining whether any compensation is due to any servicemember or co-borrower pursuant to Subsection II.b and, if so, the amount, DOJ will consider the timing of any remedial actions and will credit any monetary compensation already provided to any servicemember or co-borrower for alleged compliance issues pursuant to Section 527 of the SCRA and arising from the same mortgage, and/or provided under the OCC Consent Order Independent Consultant review process for violations of Section 527 of the SCRA and arising from the same mortgage.

lien after a foreclosure was completed in violation of the SCRA.

d.
Servicer shall have 10 days after DOJ's final determination that a foreclosure was not in compliance with the SCRA or a mortgage loan was not serviced in compliance with Section 527, to seek judicial review on the ground that DOJ made a clearly erroneous factual determination.

III.	SCRA Compliance Policies
a.Servicer shall submit SCRA mortgage loan interest rate-related policies to DOJ for review and approval.10 If the Servicer decides to make a material modification to these policies, Servicer will provide the modified policies for review and approval. DOJ will advise Servicer of the results of DOJ's review within 60 days of receipt of a complete submission of all SCRA mortgage loan interest rate-related policies and any subsequent material modifications. In addition to the areas covered under Article V of the Settlement Agreement, these policies must address:

i.
Servicer shall accept servicemembers' requests for reduced mortgage interest rates pursuant to the SCRA via electronic mail, facsimile, U.S. Mail, Federal Express or other overnight/express delivery to facsimile numbers and addresses designated by the Servicer. Within six months after entry of this agreement, Servicer shall also accept servicemembers' requests for reduced mortgage interest rates pursuant to the SCRA via in-person delivery at the Servicer's full-service branch locations, should the Servicer maintain branch locations.

ii.
When a servicemember requests interest rate relief under the SCRA, Servicer shall accept orders as defined in the Settlement Agreement or any other document that the DOD shall deem sufficient as a substitute for official orders.

____________________________
10 Under the consent order entered in United States v. BAC Home Loans Servicing, LP (C.D. Cal.), BAC Home Loans Servicing, LP, formerly known as Countrywide Home Loans Servicing, LP, is required to adopt policies to ensure compliance with the SCRA's Section 533 and 521 foreclosure provisions and to implement a monitoring program to ensure compliance with those provisions.

iii.
Servicer shall seek only orders identifying the beginning date of the applicable period of military service from the requesting servicemember and may not condition providing SCRA benefits on the servicemember submitting orders that include an end date.

iv.
Before concluding that the SCRA permits raising the interest rate on the servicemember's loan higher than six percent, the Servicer shall access the DMDC website to determine the dates, where available, of active duty military service of those servicemembers who request reduced interest rates pursuant to the SCRA. If DMDC indicates that the individual is still on active duty, the Servicer must continue to limit the charges pursuant to Section 527 of the SCRA.

v.
For those servicemembers who request a reduced interest rate pursuant to the SCRA, but are determined not to be eligible for the reduced rate, Servicer shall notify the servicemembers in writing of the reasons for the denial and that they may provide additional documentation or information to establish eligibility for the reduced interest rate.

b.
In the event that DOJ requires a change or modification pursuant to this agreement that is in conflict with a policy required by the appropriate Federal Banking Agency (FBA), as defined in 12 U.S.C. § 1813(q), under the Consent Order issued against the Servicer by the FBA on April 13, 2011, and the FBA will not consent to the change, DOJ shall meet and confer with the FBA to resolve the conflict. Nothing in this agreement prevents DOJ from requiring Servicer to adopt policies that provide additional protections beyond the policies required by the FBA.

IV.	Training and Monitoring Program

a.	Under paragraph 15 of the Consent Order in United States v. BAC Home Loans Servicing, LP, BAC Home Loans Servicing, LP is required to submit its proposed SCRA training program to DOJ, which then has an opportunity to raise objections to the program. Within 45 days after entry of this agreement, Servicer shall provide the new portions of its SCRA training program (relating to provisions in this agreement that were not part of the Consent Order in United States v. BAC Home Loans Servicing, LP) to DOJ for approval. After receiving DOJ's approval, Servicer shall provide and require training on the SCRA and this settlement for employees (including management officials) involved in mortgage servicing, providing customer service to servicemembers, or adjusting interest rates for mortgage loans, within 60 days of DOJ's approval (if already employed in such a position), or within 30 days of his or her hiring, promotion or transfer.11

b.
Servicer shall implement a monitoring program approved by DOJ designed to ensure compliance with this settlement and the SCRA. At a minimum, monitoring will include a quarterly report to be submitted to DOJ[12] within 60 days after the end of each quarter containing an analysis of a sample of judicial default foreclosures and a sample of mortgages where a borrower or mortgagor submitted orders seeking protection under Section 527 of the SCRA to determine compliance with the SCRA and this settlement. If Servicer learns that despite the policies required by Section III a violation of Section 521 or 527 has occurred, Servicer will take corrective action as set forth in Section II of this agreement.

V.	Term of Agreement
This agreement shall retain full force and effect for three and one half years from the date it is entered (the “Term”). Servicer's obligation pursuant to Section III to submit quarterly reports and DOJ's review of the same shall continue for the six months following the Term, after which time Servicer shall have no further obligations under this agreement.
____________________________
11 Employees who have already been trained on their obligations under the SCRA pursuant to the Consent Order in United States v. BAC Home Loans Servicing, LP, Servicer need not be retrained on the same material pursuant to this agreement. The training of those employees may be limited to the new portions of the training stemming from this agreement.
12 All materials required by this Order to be sent to the Department of Justice shall be sent by commercial overnight delivery service addressed as follows: Chief, Housing and Civil Enforcement Section, Civil Rights Division, U.S. Department of Justice, 1800 G Street NW, Washington, D.C. 20006, Attn: DJ 216-16-5.

EXHIBIT H - 1

[SCRA NOTIFICATION LETTER FOR SECTION 521 SERVICEMEMBER]
Name of Servicemember
123 Main Street
City, State Zip code
Re: Loan Number [Insert]
Dear [Servicemember]:
We write to inform you that _________________ (“the Bank”), entered into a settlement on _______________________, with the United States Department of Justice regarding alleged violations of the Servicemembers Civil Relief Act (“SCRA”). This settlement resolves the Department of Justice's allegations that the Bank foreclosed on servicemembers through default court proceedings without filing accurate affidavits notifying the court of the servicemembers' military statuses.
In connection with this settlement, the Department of Justice identified you as a person who may be eligible for financial compensation with respect to your loan [add loan number(s)]. Please read and carefully review the declaration attached to this letter. If it is accurate, please sign and return to us the release and declaration attached to this letter in the enclosed postage paid envelope. After we receive these documents, we will send you a check in the amount of [insert amount]. This amount includes your portion of any equity remaining in your home at the time of the foreclosure and monetary damages. In addition, the Bank will request that all major credit bureaus remove any negative entries on your credit report resulting from the foreclosure. This release and declaration must be returned by _____________.
You should be aware that the money you are eligible to receive may have consequences with respect to your federal, state, or local tax liability, as well as eligibility for any public assistance benefits you may receive. Neither the Bank nor the Department of Justice can advise you on tax liability or any effect on public assistance benefits. You may wish to consult with a qualified individual or organization about any possible tax or other consequences resulting from your receipt of this payment.
If you have any questions concerning the declaration, release or settlement or if anyone seeks to collect a debt arising from your mortgage, please contact [Insert Independent Consultant Name] at [Insert Contact Information including a phone number].

We deeply appreciate your service to our country. We are committed to serving the financial needs of our customers who serve in the military, and we regret any error that may have occurred on your account.
Sincerely,
[Name] [Title]
Enclosures: Release and Declaration

RELEASE
In consideration for the parties' agreement to the terms of the Consent Order entered in_____________, and the Defendant's payment to me of $_____________, pursuant to the Consent Order, I hereby release and forever discharge all claims, arising prior to the entrance of this Order, related to the facts at issue in the litigation referenced above and related to the alleged violations of Section 521 of the Servicemembers Civil Relief Act, that I may have against the Defendant, all related entities, parents, predecessors, successors, subsidiaries, and affiliates, and all of its past and present directors, officers, agents, managers, supervisors, shareholders and employees and their heirs, executors, administrators, successors or assigns.
Executed this _____ day of _____________, 20___.

Signature

Print Name

Address

[SCRA NOTIFICATION LETTER FOR SECTION 521 CO-BORROWER]

Name of Co-borrower
123 Main Street
City, State Zip code
Re: Loan Number [Insert]
Dear [Co-borrower]:
We write to inform you that_________________(“the Bank”), entered into a settlement on__________________, with the United States Department of Justice regarding alleged violations of the Servicemembers Civil Relief Act (“SCRA”). This settlement resolves the Department of Justice's allegations that the Bank foreclosed on servicemembers through default court proceedings without filing accurate affidavits notifying the court of the servicemembers' military statuses.
In connection with this settlement, the Department of Justice identified you as a person who may be eligible for financial compensation with respect to your loan [add loan number(s)]. If you sign and return to us the release attached to this letter in the enclosed postage paid envelope and your co-borrower signs and returns the declaration and release that will be sent separately to your co-borrower, we will send you a check in the amount of [insert amount]. This amount represents your portion of any equity remaining in your home at the time of the foreclosure. In addition, the Bank will request that all major credit bureaus remove any negative entries on your credit report attributable to the foreclosure.
To receive this payment, you must return the attached release within six months of the date of receipt of this letter. The release, if signed, releases any claim to lost equity that you may have under Section 521 of the SCRA; however, it does not release any other claim you may have under the SCRA, including Section 521, or other laws.
You should be aware that the money you are eligible to receive may have consequences with respect to your federal, state, or local tax liability, as well as eligibility for any public assistance benefits you may receive. Neither the Bank nor the Department of Justice can advise you on tax liability or any effect on public assistance benefits. You may wish to consult with a qualified individual or organization about any possible tax or other consequences resulting from your receipt of this payment.
If you have any questions concerning the release or settlement or if anyone seeks to collect a debt arising from your mortgage, please contact [Insert Independent Consultant Name] at [Insert Contact Information including a phone number].

We are committed to serving the financial needs of our customers who serve in the military, and we regret any error that may have occurred on your account.
Sincerely,

[Name]
[Title]
Enclosure: Release

RELEASE
In consideration for the parties' agreement to the terms of the Consent Order entered in ______________, and the Defendant's payment to me of $__________________, pursuant to the Consent Order, I hereby release and forever discharge any claim under Section 521 of the Servicemembers Civil Relief Act for lost equity in the property related to the litigation referenced above and arising prior to the entrance of this Order, that I may have against the Defendant, all related entities, parents, predecessors, successors, subsidiaries, and affiliates, and all of its past and present directors, officers, agents, managers, supervisors, shareholders and employees and their heirs, executors, administrators, successors or assigns.
Executed this _________ day of ________________, 20___.

Signature

Print Name

Address

EXHIBIT H - 2

[SCRA NOTIFICATION LETTER FOR SECTION 527 SERVICEMEMBER]

Name of Servicemember
123 Main Street
City, State Zip code
Re: Loan Number [Insert]
Dear [Servicemember]:
We write to inform you that____________________(“the Bank”), entered into a settlement on ___________________, with the United States Department of Justice regarding alleged violations of the Servicemembers Civil Relief Act (“SCRA”). This settlement resolves the Department of Justice's allegations that the Bank charged servicemembers interest higher than six percent on mortgage loans that the servicemembers originated prior to entering active duty, despite receiving requests for interest rate relief and orders.
In connection with this settlement, the Department of Justice identified you as a person who may be eligible for financial compensation with respect to your loan [add loan number(s)]. Please read and carefully review the declaration attached to this letter. If it is accurate, please sign and return to us the release and declaration attached to this letter in the enclosed postage paid envelope. After we receive these documents, we will send you a check in the amount of [insert amount]. This amount includes any interest charges in excess of six percent and monetary damages. In addition, the Bank will request that all major credit bureaus remove any negative entries on your credit report resulting from the higher interest rate. This release and declaration must be returned by______________________.
You should be aware that the money you are eligible to receive may have consequences with respect to your federal, state, or local tax liability, as well as eligibility for any public assistance benefits you may receive. Neither the Bank nor the Department of Justice can advise you on tax liability or any effect on public assistance benefits. You may wish to consult with a qualified individual or organization about any possible tax or other consequences resulting from your receipt of this payment.
If you have any questions concerning the declaration, release or settlement, please contact [Insert Independent Consultant Name] at [Insert Contact Information including a phone number].
We deeply appreciate your service to our country. We are committed to serving the financial needs of our customers who serve in the military, and we regret any error that may have occurred on your account.

Sincerely,

[Name]
[Title]
Enclosures: Release and Declaration

RELEASE
In consideration for the parties' agreement to the terms of the Consent Order entered in______________, and the Defendant's payment to me of $________________, pursuant to the Consent Order, I hereby release and forever discharge all claims, arising prior to the entrance of this Order, related to the facts at issue in the litigation referenced above and related to the alleged violation of Section 527 of the Servicemembers Civil Relief Act, that I may have against the Defendant, all related entities, parents, predecessors, successors, subsidiaries, and affiliates, and all of its past and present directors, officers, agents, managers, supervisors, shareholders and employees and their heirs, executors, administrators, successors or assigns.
Executed this __________ day of _______________, 20___.

Signature

Print Name

Address

[SCRA NOTIFICATION LETTER FOR SECTION 527 CO-BORROWER]

Name of Co-borrower
123 Main Street
City, State Zip code
Re: Loan Number [Insert]
Dear [Co-borrower]:
We write to inform you that___________________(“the Bank”), entered into a settlement on___________________, with the Department of Justice regarding alleged violations of the Servicemembers Civil Relief Act (“SCRA”). This settlement resolves the Department of Justice's allegations that the Bank charged servicemembers interest higher than six percent on mortgage loans that the servicemembers originated prior to entering active duty, despite receiving requests for interest rate relief and orders.
In connection with this settlement, the Department of Justice identified you as a person who may be eligible for financial compensation with respect to your loan [add loan number(s)]. If you sign and return to us the release attached to this letter in the enclosed postage paid envelope and your co-borrower signs and returns the declaration and release that will be sent separately to your co-borrower, we will send you a check in the amount of [insert amount]. This amount represents your portion of any interest charges in excess of six percent. In addition, the Bank will request that all major credit bureaus remove any negative entries on your credit report attributable to the higher interest rate.
To receive this payment, you must return the attached release within six months of the date of receipt of this letter. The release, if signed, releases any claim to the return of excess interest that you may have under Section 527 of the SCRA; however, it does not release any other claim you may have under the SCRA, including Section 527, or other laws.
You should be aware that the money you are eligible to receive may have consequences with respect to your federal, state, or local tax liability, as well as eligibility for any public assistance benefits you may receive. Neither the Bank nor the Department of Justice can advise you on tax liability or any effect on public assistance benefits. You may wish to consult with a qualified individual or organization about any possible tax or other consequences resulting from your receipt of this payment.
If you have any questions concerning the release or settlement, please contact [Insert Independent Consultant Name] at [Insert Contact Information including a phone number].

We are committed to serving the financial needs of our customers who serve in the military, and we regret any error that may have occurred on your account.
Sincerely,

[Name]
[Title]
Enclosure: Release

RELEASE
In consideration for the parties' agreement to the terms of the Consent Order entered in____________________, and the Defendant's payment to me of $___________________, pursuant to the Consent Order, I hereby release and forever discharge any claim under Section 527 of the Servicemembers Civil Relief Act for the return of excess interest for my loan,     [insert loan number], related to the litigation referenced above and arising prior to the entrance of this Order, that I may have against the Defendant, all related entities, parents, predecessors, successors, subsidiaries, and affiliates, and all of its past and present directors, officers, agents, managers, supervisors, shareholders and employees and their heirs, executors, administrators, successors or assigns.
Executed this ___________ day of __________________, 20___.

Signature

Print Name

Address

EXHIBIT I

BANK OF AMERICA/COUNTRYWIDE SETTLEMENT AGREEMENT

1.	Financial Terms. Total settlement obligation of $3,232,415,075.00 (“BOA/CFC Settlement Amount”), in the manner provided below and subject to the terms and conditions provided herein.

a.
Pursuant to Paragraph 3 of the Consent Judgment, $2,382,415,075.00 (“Initial BOA/CFC Settlement Payment”) shall be paid by electronic funds transfer no later than seven days after the Effective Date of the Consent Judgment, in accordance with written instructions to be provided by the United States Department of Justice (“DOJ”), and shall be distributed in the manner and for the purposes identified in Paragraph 1 of Exhibit B to the Consent Judgment.

b.	BOA/CFC shall also be responsible for their share of attorneys' fees for qui tam relators.

c.
$850,000,000.00 (“Deferred BOA/CFC Settlement Payment”) shall be paid by electronic funds transfer no later than thirty days after the third anniversary of the Effective Date of the Consent Judgment (or, if a request for a Certification of Compliance is pending at that time or if BOA/CFC are exercising their right to cure pursuant to Paragraph 4.c, thirty days after such request is denied and any dispute with respect to such denial is resolved or thirty days after BOA/CFC have failed to cure such deficiency), in accordance with written instructions to be provided by DOJ, to be deposited, subject to 28 U.S.C. § 527 (Note), into the Federal Housing Administration's (“FHA”) Capital Reserve Account in the manner and for the purposes identified in Paragraph 1.a.i of Exhibit B to the Consent Judgment, except that:

i.	As provided in Paragraph 3.a, BOA/CFC shall have no obligation to make the Deferred BOA/CFC Settlement Payment if the Monitor has issued a Certification of Compliance pursuant to Paragraph 4.a; and

ii.
As provided in Paragraph 3.b, BOA/CFC shall have an obligation to make only a partial Deferred BOA/CFC Settlement Payment if the Monitor has issued a Certification of Partial Compliance pursuant to Paragraph 4.b.

2.
Settlement Loan Modification Program. BOA/CFC shall conduct a one-time nationwide modification program to be offered to underwater borrowers with economic hardship on first-lien loans (“Settlement Loan Modification Program”).

a.
BOA/CFC shall solicit, in accordance with the Settlement Loan Modification Program Solicitation Requirements, all Potentially Eligible Borrowers with mortgages meeting conditions (i) through (v) in the definition of Eligible Mortgage in Paragraph 7.d.

b.
As of the Effective Date of the Consent Judgment, BOA/CFC shall defer any foreclosure sale on a Potentially Eligible Borrower with a mortgage meeting conditions (i) through (v) in the definition of Eligible Mortgage in Paragraph 7.d until the Settlement Loan Modification Program Solicitation Requirements have been completed with respect to that borrower.

c.
Borrowers with mortgages meeting conditions (i) through (v) in the definition of Eligible Mortgage in Paragraph 7.d who are not Potentially Eligible Borrowers may apply for a Settlement Loan Modification. However, BOA/CFC are not required to solicit such borrowers.

d.
Unless otherwise required by law, BOA/CFC shall require only the Required Documentation, consistent with the FHA's verification of income standards, in connection with an application for a Settlement Loan Modification.

e.
Subject to Paragraph 2.f, and notwithstanding whether BOA/CFC have satisfied their minimum requirement under Part 1 of the Consumer Relief Requirements, BOA/CFC shall provide a Settlement Loan Modification to any borrower (other than a borrower who chooses not to provide written consent under Paragraph 2.h) who holds an Eligible Mortgage and who satisfies the conditions for the offer set forth in Paragraphs 7.g-h and accepts the offer (unless such borrower is not a Potentially Eligible Borrower and BOA/CFC no longer own the mortgage servicing rights for the relevant loan).

f.
Borrowers who qualify for and accept a Settlement Loan Modification shall get a trial offer. If the borrower remains current for ninety days following commencement of the trial, the loan modification shall, on written acceptance by the borrower, become permanent and BOA/CFC shall return the loan to normal servicing. BOA/CFC shall promptly, after successful completion of the trial, send the borrower documentation of the modification for acceptance of the modification by the borrower.

g.	The Settlement Loan Modification Program shall use the United States Department of the Treasury's (“Treasury”) Net Present Value Model, including any amendments thereto.

h.
With respect to any borrower who has ever been eligible to be referred to foreclosure consistent with the requirements of the Home Affordable Modification Program (“HAMP”) and, with written consent (it being understood that, so long as the borrower states he or she consents to be evaluated under the Settlement Loan Modification Program in lieu of HAMP and such statement is reflected by BOA/CFC in their servicing system or mortgage file, such written consent will be obtained only from borrowers who enter into a final modification agreement under the Settlement Loan Modification Program), any other borrower who is eligible for HAMP, BOA/CFC may, in lieu of any evaluation of such borrower under HAMP TIER 1 or TIER 2, evaluate such borrower under the Settlement Loan Modification Program.  With respect to any borrower potentially eligible for both HAMP and the Settlement Loan Modification Program, (i) BOA/CFC agree to provide internal Quality Assurance (“QA”) coverage to the loans subject to the terms of this Agreement and potentially eligible for HAMP (which include HAMP TIER 1 and, once effective, HAMP TIER 2) (the “HAMP Eligible Loans”), substantially similar to QA coverage for loans eligible for the Making

Home Affordable (“MHA”) program; (ii) BOA/CFC agree to allow Treasury and its compliance agent for the MHA program the right to review the nature and scope of testing, results of the testing, and the execution of remediation plans derived from the testing on the HAMP Eligible Loans; (iii) BOA/CFC agree to implement any reasonable recommendations from Treasury and its compliance agent to improve the QA testing of the HAMP Eligible Loans; and (iv) BOA/CFC shall provide a monthly report to Treasury detailing (A) the aggregate number of borrowers who have accepted a modification under the Settlement Loan Modification Program, both on a monthly basis and a cumulative basis (excluding those identified in response to clause (B)); (B) the aggregate number of borrowers who consented to be evaluated for a modification under the Settlement Loan Modification Program in lieu of a HAMP TIER 1 or TIER 2 modification and accepted a modification under the Settlement Loan Modification Program, both on a monthly basis and a cumulative basis; and (C) the cumulative number of completed Settlement Loan Modification Program modifications from (A) and (B) that are still outstanding and current (defined as not more than 59 days past due) as of such month.  Notwithstanding the foregoing, any borrower whose consent is required to be evaluated for the Settlement Loan Modification Program in lieu of evaluation of such borrower under HAMP TIER 1 or TIER 2 may, if such borrower is denied a Settlement Loan Modification, thereafter request to be evaluated for HAMP TIER 1 or TIER 2.

i.	Settlement Loan Modifications shall be treated as Qualified Loss Mitigation Plan modifications.

j.
Notwithstanding any provision in this Agreement to the contrary, credit for obligations with respect to the Deferred BOA/CFC Settlement Payment shall be provided for first-lien principal forgiven and shall be calculated in accordance with Exhibit D to the Consent Judgment. Credit shall be provided for first-lien principal forgiven, whether under the Settlement Loan Modification Program or otherwise. BOA/CFC shall begin to receive credit against the Deferred BOA/CFC Settlement Payment once they exceed their minimum requirement under Part 1 of the Consumer Relief Requirements (i.e., 30% of total consumer relief funds, subject to a reduction of 2.5% as a result of excess refinancing program credits); provided, however, that BOA/CFC shall retain, in their sole discretion, the right to apply first-lien principal forgiven in excess of their minimum requirement under Part 1 of the Consumer Relief Requirements to other aspects of the Consumer Relief Requirements.

3.	Satisfaction of Obligations.

a.	If the Monitor issues a Certification of Compliance pursuant to Paragraph 4.a, BOA/CFC shall be deemed to have satisfied their obligation under Paragraph 1.c.

b.
If the Monitor issues a Certification of Partial Compliance pursuant to Paragraph 4.b, BOA/CFC shall be deemed to have partially satisfied their obligation under Paragraph 1.c. If the Monitor issues a Certification of Partial Compliance pursuant to Paragraph 4.b, the amount owed under Paragraph 1.c shall be reduced by the amount that BOA/CFC exceeded their minimum requirement under Part 1 of the Consumer Relief Requirements.

4.
Compliance. BOA/CFC may request that the Monitor issue a Certification of Compliance or Certification of Partial Compliance at any time before thirty days after the third anniversary of the Effective Date of the Consent Judgment. In connection with such request, BOA/CFC may inform the Monitor that BOA/CFC have complied with the conditions required for the issuance of the applicable Certification of Compliance or Certification of Partial Compliance, as set forth in Paragraphs 4.a-b. The Monitor shall act expeditiously to determine if such a Certification of Compliance or Certification of Partial Compliance is warranted and may take steps necessary to verify that the conditions required for the issuance of the applicable Certification of Compliance or Certification of Partial Compliance have been satisfied, using methods consistent with Exhibit E to the Consent Judgment (Enforcement Terms). The Monitor and BOA/CFC shall work together in good faith to resolve any disagreements or discrepancies with respect to a Certification of Compliance or Certification of Partial Compliance. In the event that a dispute cannot be resolved, the Monitor or BOA/CFC may petition the Court for resolution in accordance with Section G of Exhibit E to the Consent Judgment (Enforcement Terms).

a.
The Monitor shall issue a Certification of Compliance if BOA/CFC (i) materially complied with the Settlement Loan Modification Program Solicitation Requirements; (ii) provided a Settlement Loan Modification to materially all Potentially Eligible Borrowers (excluding borrowers who chose not to provide written consent under Paragraph 2.h) with an Eligible Mortgage who satisfied the conditions for the offer set forth in Paragraphs 7.g-h and accepted the offer; and (iii) the total amount of first-lien principal forgiven exceeds BOA/CFC's minimum requirement under Part 1 of the Consumer Relief Requirements by at least $850,000,000.00. At BOA/CFC's request, the Monitor may make determination (i) prior to, and independently of, making determinations (ii) and (iii).

b.
If BOA/CFC exceed their minimum requirement under Part 1 of the Consumer Relief Requirements by an amount less than the Deferred BOA/CFC Settlement Payment, the Monitor shall issue a Certification of Partial Compliance. Such Certification of Partial Compliance shall specify the exact amount by which BOA/CFC exceeded their minimum requirement under Part 1 of the Consumer Relief Requirements.

c.
The Monitor shall provide BOA/CFC notice and an opportunity to cure if he or she determines (i) during the three years after the Effective Date of the Consent Judgment, that BOA/CFC are not in material compliance with the Settlement Loan Modification Program Solicitation Requirements, or (ii) that BOA/CFC have not provided a Settlement Loan Modification to materially all Potentially Eligible Borrowers (excluding borrowers who chose not to provide written consent under Paragraph 2.h) with an Eligible Mortgage who satisfied the conditions for the offer set forth in Paragraphs 7.g-h and accepted the resulting offer.

5.	Releases.

a.
Subject to the exceptions in Paragraph 11.a-k, and m-n (concerning excluded claims) of Exhibit F to this Consent Judgment, and notwithstanding anything to the contrary in Paragraphs 2.c, 3.b, and 11.o of Exhibit F to this Consent Judgment, effective upon payment of the Initial BOA/CFC Settlement Payment, the United States fully and finally releases Bank of America Corporation and any current or former Affiliated Entities (to the extent Bank of America Corporation or any current Affiliated Entity retains liability associated with such former Affiliated Entity), and the predecessors, successors, and assigns of any of them, as well as any current directors, officers, and employees and any former directors, officers, and employees of any of the foregoing (subject to Paragraphs 5.d and 5.e), individually and collectively, from any civil or administrative claims or causes of action whatsoever that the United States has or may have, and from any monetary or non-monetary remedies or penalties (including, without limitation, multiple, punitive or exemplary damages), whether civil or administrative, that the United States may seek to impose, based on Covered Origination Conduct (as defined in Exhibit F to this Consent Judgment) that has taken place as of 11:59 p.m., Eastern Standard Time on February 8, 2012, with respect to any FHA-insured mortgage loan that is secured by a one- to four-family residential property either that was insured by FHA on or before April 30, 2009, or for which the terms and conditions of the mortgage loan were approved by an FHA direct endorsement underwriter on or before April 30, 2009, under the Financial Institutions Reform, Recovery, and Enforcement Act, the False Claims Act, the Program Fraud Civil Remedies Act, the Civil Monetary Penalties Law, the Racketeer Influenced and Corrupt Organizations Act, the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Truth in Lending Act, the Interstate Land Sales Full Disclosure Act, 15 U.S.C. § 1691(d) (“Reason for Adverse Action”) or § 1691(e) (“Appraisals”), sections 502 through 509 (15 U.S.C. §§ 6802-6809) of the Gramm-Leach Bliley Act except for section 505 (15 U.S.C. § 6805) as it applies to section 501(b) (15 U.S.C. § 6801(b)), or that the United States Department of Housing and Urban Development (“HUD”) has actual and present authority to assert and compromise, or that the Civil Division of the United States Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. § 0.45; provided, however, that, except to the extent that such claim is otherwise released under the Consent Judgment, HUD-FHA does not release any administrative claims (or any judicial enforcement of such claims) for assessments equal to the amount of the claim under the Program Fraud Civil Remedies Act, or any rights to request for indemnification (i.e., for single damages, but not for double damages, treble damages, or penalties) administratively pursuant to the governing statute and regulations, including amendments thereto, with respect to any loan for which a claim for FHA insurance benefits had not been submitted for payment as of 11:59 p.m., Eastern Standard Time, December 31, 2011.

b.	The release in Paragraph 5.a shall not apply to any mortgage loan acquired by Bank of America Corporation or any Affiliated Entity after February 8, 2012.

c.
The United States agrees and covenants that, upon payment of the Initial BOA/CFC Settlement Payment, HUD-FHA shall withdraw the Notices of Violation issued by HUD's Mortgagee Review Board on October 22, 2010, and November 2, 2010.

d.
The release in Paragraph 5.a shall not apply to former officers, directors, or employees of Bank of America Corporation or of any Affiliated Entity with respect to claims or causes of action or remedies that the United States may have or may seek to impose under the False Claims Act or the Financial Institutions Reform, Recovery, and Enforcement Act.

e.
Notwithstanding any other term of this Agreement, administrative claims, proceedings or actions brought by HUD against any current or former director, officer, or employee for suspension, debarment, or exclusion from any HUD program are specifically reserved and are not released.

6.
Servicing Standards. In the event of a conflict between the requirements of the servicing standards in Exhibit A to the Consent Judgment and the servicing provisions in Paragraph 5 of the Settlement Agreement entered into by and among the Bank of New York Mellon and BOA/CFC on June 28, 2011, BOA/CFC's obligations shall be governed by the servicing standards in Exhibit A to the Consent Judgment and Section IX.A of the servicing standards in Exhibit A to the Consent Judgment shall not apply.

7.	Definitions.

a.
Affiliated Entity. Affiliated Entity means entities that are directly or indirectly controlled by, or control, or are under common control with, Bank of America Corporation as of or prior to 11:59 PM Eastern Standard Time on February 8, 2012. The term “control” with respect to an entity means the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50 percent or more of the voting interest in such entity.

b.	BOA/CFC. BOA/CFC means Bank of America Corporation, Bank of America, N.A., Countrywide Financial Corporation, and Countrywide Home Loans, Inc.

c.	Consumer Relief Requirements. Consumer Relief Requirements are the requirements imposed on BOA/CFC to provide a minimum amount of relief pursuant to Exhibit D to the Consent Judgment.

d.	Eligible Mortgage. An Eligible Mortgage is a mortgage that meets the following criteria:

i.	The mortgage is a first-lien mortgage.

ii.	The borrower was sixty days or more delinquent on his or her mortgage payments as of January 31, 2012.

iii.	The property securing the mortgage has not been sold in a foreclosure sale and is not subject to a judgment of foreclosure.

iv.
The mortgage is serviced by BOA/CFC (as of the Start Date as defined in Exhibit D to the Consent Judgment (Consumer Relief Requirements)) and is either part of a Countrywide securitization (and for which BOA/CFC have the delegated authority to modify principal) or is in the held-for-investment portfolio of Bank of America Corporation or any of its Affiliated Entities.

v.
The mortgage is permitted to be modified by BOA/CFC following the Settlement Loan Modification Program under applicable law and investor, guarantor, insurer or other credit support counterparty directive or contract

(as in effect on February 9, 2012); for the purposes of this provision only, a modification is considered to be permitted if it would not subject BOA/CFC to adverse action under such law, directive or contract, such as indemnity, mandatory buy-in, compromise of insurance coverage, fines or penalties.

vi.	The borrower has a debt-to-income ratio (“DTI”) of 25% or greater.

e.	PMMS. PMMS is the Primary Mortgage Market Survey promulgated by the Federal Home Loan Mortgage Corporation, or any successor thereto.

f.	Potentially Eligible Borrower. A Potentially Eligible Borrower is a borrower who meets the following criteria:

i.	The borrower presently holds the mortgage and was the owner-occupant of the residential property securing the mortgage at the time of origination.

ii.	The borrower has not previously defaulted on a modification that afforded terms equal to or more favorable than those in the HAMP guidelines.

iii.	The loan-to-value ratio (“LTV”) of the property securing the borrower's mortgage exceeds 100% at the current market price of the property.

iv.	The borrower is one whom BOA/CFC are not prohibited or prevented by law or by contract either from soliciting or from providing principal modification.

g.	Required Documentation. Required Documentation shall consist of the following documents:

i.	Credit Report.

ii.	Salaried/Hourly Wages - Most recent pay stub.

iii.	Self-Employed - Verbal financial information followed by completed P&L template certified by customer.

iv.
Alimony and Child Support - Copy of legal agreement specifying amount to be received (customer shall certify twelve-month continuance if not included in legal agreement) and most recent bank statement, deposit slip or canceled check as evidence.

v.	Other Taxable and Non-Taxable Benefits (Social Security / Disability / Pension / Public Assistance) - Award Letter OR most recent bank statement AND, if non-taxable, also need 4506-T.

vi.	Rental Income - Signed letter from customer detailing details of rental income AND most recent bank statement, deposit slip or canceled check as evidence.

vii.	Unemployment Benefits -

1.
Pursuant to the requirements of FHA HAMP, unemployment benefits can be included as income with a benefit letter supporting twelve-month continuance, AND either two most recent bank statements, deposit slips or canceled checks as evidence, OR 4506T.

viii.	Other Income (investment / part-time employment / etc.) - All sources of income shall be documented.

ix.	Non-Borrower Income - With respect to non-borrower income, BOA/CFC shall apply the above rules depending upon type of income being used for qualifying non-borrower.

h.	Settlement Loan Modification. A Settlement Loan Modification is a modification made according to the following priority:

i.	All delinquent interest payments and late fees will be capitalized.

ii.	Principal will be forgiven in the amount necessary to achieve a DTI of 25%, subject to the provision that the LTV need not be reduced below 100%.

iii.
If, following the principal reduction step, DTI is above 31%, the interest rate will be reduced to the extent necessary to achieve a DTI of 31%, but in no event will the interest rate be reduced below 2% (beginning at year five, any reduced interest rate will be adjusted upward, so as to increase the net present value (“NPV”) of modifications). HAMP step rate requirements will be utilized, as summarized below:

1.	Modified rate no lower than 2% is in effect for five years.

2.	At the end of five years, the rate steps up at (up to) 1% per year, until the PMMS rate in effect at the time of the modification is reached (rounded to the nearest eighth).

3.	Once the PMMS rate is reached, then the rate is fixed for the remainder of the loan term.

iv.	If, following the interest rate reduction step, DTI is above 31%, provide payment relief through forbearance until the end of the term of the loan in the amount necessary to achieve a DTI of 31%.

v.	Consistent with HAMP, the combined impact of forgiveness and forbearance will go no lower than a floor of 70% LTV.

vi.
In all instances, the adjustments must be limited so as to provide a positive NPV, with the calculation based on the Treasury NPV model outcome. If, following the priority above, the modification produces a negative NPV, the steps in the priority will be adjusted (in reverse order) to produce successive 1% increases in DTI (but in no event higher than 42%), and the NPV model will be re-run after each 1% payment adjustment. Modifications will be offered at the lowest DTI solution that is NPV-positive. There will be no modification if payments greater than 42% DTI are required to make the modification NPV-positive. BOA/CFC will be able to receive no more than 15% of their overall credit for First-Lien Mortgage Modifications under Exhibit D to the Consent Judgment from loans for which the modification is altered under this Paragraph 7.h.vi because the modification would otherwise have produced a negative NPV.

vii.	Subject to Paragraphs 7.h.i-vi, and the provision that LTV need not be reduced below 100%, there is no percentage limit on the reduction of unpaid principal balances.

i.	Settlement Loan Modification Program Solicitation Requirements. The Settlement Loan Modification Program Solicitation Requirements shall meet at least the following requirements:

i.
If no Right Party Contact, as defined in Chapter II of the MHA Handbook, is established with the borrower since delinquency, BOA/CFC shall make a minimum of four telephone calls over a period of at least thirty days, at different times of the day.

ii.
If no Right Party Contact is established with the borrower since delinquency, BOA/CFC shall send two proactive solicitations with a thirty-day response period, one via certified mail and the other via regular mail.

iii.	Any contact with borrowers, whether by telephone, mail or otherwise, shall advise borrowers that they may be eligible for the Settlement Loan Modification Program.

iv.
If Right Party Contact is established over the phone and the borrower expresses interest in the Settlement Loan Modification Program, BOA/CFC shall send one reactive package with a fifteen-day response period.

v.	If the borrower does not respond by submitting the Required Documentation, BOA/CFC shall send another reactive package with a fifteen-day response period.

vi.
If Right Party Contact is established but the borrower submits an incomplete set of the Required Documentation, BOA/CFC shall exhaust any remaining reasonable effort calls to complete the Required Documentation before declining these loans.

vii.	BOA/CFC shall consider input from state attorneys general or non-governmental organizations regarding best practices for borrower solicitation.

j.	United States. United States means the United States of America, its agencies, and departments.